UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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ARCH CAPITAL GROUP LTD.
(Name of Registrant as Specified In Its Charter)
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Arch

Arch Capital Group Ltd.

2024 PROXY STATEMENT

Notice of Annual General Meeting of Shareholders: **Thursday, May 9, 2024**

Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08, Bermuda

T: (441) 278-9250

archgroup.com

March 28, 2024

DEAR FELLOW SHAREHOLDER:
You are cordially invited to join Arch Capital Group Ltd.’s Board of Directors and senior leadership at the 2024 Annual General Meeting of Shareholders (the “Annual Meeting”), which will be held on Thursday, May 9, 2024 at 12:00 p.m. local Bermuda time (11:00 a.m. Eastern Daylight Time). The Annual Meeting will be held virtually via a live webcast. The Annual Meeting can be accessed directly at virtualshareholdermeeting.com/ACGL2024. To log in to the Annual Meeting as a shareholder, a control number will be required. For registered shareholders, the control number can be found on your proxy card, Voting Instruction Form or Notice to shareholders. Any questions for the Annual Meeting must be submitted in advance at shareholderinfo@archgroup.com by 11:59 p.m. Eastern Daylight Time on May 6, 2024.
The attached Notice of the Annual Meeting and Proxy Statement provide important information about the meeting and will serve as your guide to the business to be conducted at the meeting. Your vote is very important to us. We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy. The Board of Directors recommends that you vote “FOR” each of the proposals as listed on the attached Notice.
You may submit your proxy either over the telephone or the internet. In addition, if you have requested or received a paper copy of the proxy materials, you can vote by marking, signing, dating and returning the proxy card or voter instruction form sent to you in the envelope accompanying the proxy materials.
Thank you for your continued support.
Sincerely,
Marc Grandisson
Chief Executive Officer

NOTICE OF 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS

When:    Thursday, May 9, 2024 at 12:00 p.m. local Bermuda time (11:00 a.m. Eastern Daylight Time)

Where:     virtualshareholdermeeting.com/ACGL2024
We are pleased to invite you to the Arch Capital Group Ltd. Annual Meeting which will be held virtually.
Items of Business:
1.Elect two Class II Directors to serve for a term of three years and until their respective successors are duly elected and qualified or their earlier resignation or removal (Item 1);
2.Advisory vote to approve named executive officer (“NEO”) compensation (Item 2);
3.Appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024 (Item 3);
4.Elect certain individuals as Designated Company Directors of certain of our non-U.S. subsidiaries, as required by our bye-laws (Item 4); and
5.Conduct other business if properly raised before the meeting or any adjournment thereof.
You are eligible to vote if you were a shareholder of record at the close of business on March 13, 2024.

Conyers Corporate Services (Bermuda) Limited Secretary
Hamilton, Bermuda
March 28, 2024
Voting Information
Ensure that your shares are represented at the 2024 Annual Meeting by voting in one of several ways:

Go to the website listed on your proxy card or Notice to vote VIA THE INTERNET.
Call the telephone number specified on your proxy card or on your Voting Instruction Form to vote BY TELEPHONE.
If you received paper copies of your proxy materials, mark, sign, date and return your proxy card in the postage-paid envelope provided to vote BY MAIL.
Scan the QR Code on your proxy card, Notice or Voting Instruction Form to vote with your MOBILE DEVICE.
Attend the virtual meeting to vote (see “Annual Meeting Attendance” in “Annex A—General Information”).

Important Notice Regarding Annual Meeting

To log in to the Annual Meeting as a shareholder, a control number will be required. For registered shareholders, the control number can be found on your proxy card, Voting Instruction Form or Notice to shareholders.

Any questions for the Annual Meeting must be submitted in advance at shareholderinfo@archgroup.com by 11:59 p.m. Eastern Daylight Time on May 6, 2024.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
This Proxy Statement and 2023 Annual Report are available at proxyvote.com. On or about March 28, 2024, we expect to mail to our shareholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our Proxy Statement and 2023 Annual Report. The Notice of Internet Availability also will instruct you on how to access and submit your proxy through the internet, by phone or with your mobile device.

3	| 2024 PROXY STATEMENT

2024 PROXY STATEMENT |	4

Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 (“PSLRA”) provides a “safe harbor” for forward-looking statements. This document includes forward-looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this document are forward-looking statements. Forward-looking statements, for purposes of the PSLRA or otherwise, can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” and similar statements of a future or forward-looking nature or their negative or variations or similar terminology. Forward-looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. Important factors that could cause actual events or results to differ materially from those indicated in such statements are discussed in our periodic reports filed with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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PROXY SUMMARY
This summary highlights information contained in the Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. As used in this report, “we,” “us,” “our,” “Arch” or the “Company” refer to the consolidated operations of Arch Capital Group Ltd. (“Arch Capital”) and its subsidiaries. For more complete information regarding the Company’s 2023 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (“2023 Annual Report”).

ROADMAP OF VOTING MATTERS
Shareholders are being asked to vote on the following matters at the 2024 Annual Meeting:

Our Board’s Recommendation
ITEM 1 - Election of Directors (page 12)
The Arch Capital Board of Directors (the “Board”) and the Nominating and Governance Committee of the Board believe that the two Director nominees possess the necessary qualifications and experience to provide quality advice and counsel to the Company’s management and effectively oversee the business and the long-term interests of shareholders.	FOR Each Director Nominee
ITEM 2 - Advisory Vote to Approve Named Executive Officer Compensation (page 33)
The Company seeks a non-binding advisory vote to approve the compensation of its named executive officers as described in the Compensation Discussion and Analysis beginning on page 33 and the Executive Compensation Tables beginning on page 57. The Board values shareholders’ opinions, and the Compensation and Human Capital Committee of the Board will take into account the outcome of the advisory vote when considering future executive compensation decisions.
FOR
ITEM 3 - Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm (page 76)
The Audit Committee of the Board and the Board believe that the retention of PricewaterhouseCoopers LLP to serve as the Independent Auditors for the fiscal year ending December 31, 2024, is in the best interests of the Company and its shareholders. As required by Bermuda law, shareholders are being asked to appoint the Audit Committee’s selection of the Independent Auditors.
FOR
ITEM 4 - Election of Designated Company Directors of Certain Non-U.S. Subsidiaries (page 77)
The Board and management believe that the named Designated Company Director nominees possess the necessary qualifications and experience to provide oversight for the Company’s non-U.S. subsidiaries.	FOR Each Director Nominee

2024 PROXY STATEMENT |	6

DIRECTOR NOMINEES	See page 18
The Board is comprised of 12 members, divided into three classes, serving staggered three-year terms. The Board intends to present for action at the Annual Meeting the election of the following Class II directors for a term of three years and until their respective successors are duly elected and qualified or their earlier resignation or removal:

				Committee Membership (1)
Name	Age	Director Since	Primary Occupation	A	CHC	E	FIR	NG	UW
Laurie S. Goodman	68	May 2018	Institute Fellow at the Urban Institute and Founder of its Housing Finance Policy Center	■				■	■
John M. Pasquesi	64	October 2001	Managing Member of Otter Capital LLC			■	■		■
(1)A = Audit Committee; CHC = Compensation and Human Capital Committee; E = Executive Committee; FIR = Finance, Investment and Risk Committee; NG = Nominating and Governance Committee; UW = Underwriting Oversight Committee

SHAREHOLDER ENGAGEMENT	See page 42
We remain committed to listening to our shareholders as we continually review and evaluate our compensation programs, governance, sustainability and other matters. Through proactive outreach efforts led by our Investor Relations team and business leaders, we engage with our shareholders to seek their input, to remain well-informed about their perspectives and to help increase their understanding of our business. Over the past year, both members of our Board and members of senior management engaged in discussions with shareholders representing a significant number of our issued and outstanding common shares. These discussions examined a broad spectrum of matters critical to our business, including our corporate governance, sustainability practices, environmental, social and governance (“ESG”) strategy and executive compensation program. Feedback from these interactions has generally been positive, with shareholders expressing satisfaction with our progress on these matters.

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KEY EXECUTIVE COMPENSATION POLICIES AND PRACTICES	See page 43
Our compensation framework includes these key policies and practices:

What We Do
▪Structure the majority of pay as performance-based, which is tied to rigorous financial, strategic and relative shareholder return performance goals.
▪Align executive compensation with shareholder returns.
▪Apply caps on both the annual and long-term incentive plans.
▪Apply stock ownership and holding guidelines.
▪Discourage inappropriate risk-taking that is inconsistent with the long-term success of the Company.
▪Require minimum vesting periods for equity awards.
▪Include clawback provisions for all incentive-based compensation for executive officers.
▪Include double-trigger change in control provisions in equity awards that are assumed by an acquirer.
▪Prohibit hedging of our shares.
▪Limit shares that can be pledged.

▪Set the exercise price of our stock options and stock appreciation rights (“SARs”) at the closing share price on the grant date.
▪Engage an independent compensation consultant that reports directly to the Compensation and Human Capital Committee.
▪Utilize a peer group approved by our Board to aid in the determination of compensation and to assess our performance relative to similar companies.
▪Engage with our shareholders.

What We Don’t Do
▪No repricing or reducing the exercise price of stock options or SARs.
▪No exchanging out-of-the money stock options or SARs for cash or other property.
▪No tax gross-ups provided to executive officers.
▪No excise tax gross-up payments in connection with change in control payments.

2024 PROXY STATEMENT |	8

SUSTAINABILITY PRACTICES
ESG considerations are integral to our business operations and daily decision-making. We believe that future success is built on how we interact with customers and society and how we collaborate to protect and promote the sustainability of the world around us today. We are proud of our reputation as a company that places ethics and integrity above all else and our consistent efforts to support and give back to the communities where we live and work. Our commitment to collaborating for a sustainable future is demonstrated in our ESG disclosures that include heightened transparency around our strategy and risk mitigation efforts.
Our Approach
Our business revolves around providing thoughtful services and insurance coverages to support our clients through a major loss and improve their resiliency. Our solutions are grounded in long-term thinking and are backed by a well-established history of delivering reliable risk management expertise to our markets. We take a measured, long-term approach to ESG and strive to find solutions that suit our business and allow us to meet our purpose to “Enable Possibility.”
ESG principles and processes are embedded across Arch as we engage with stakeholders and continue to build a market-leading business. This includes supporting a diverse, engaged workforce that lives our Values and managing our environmental impact. We support our clients with insurance products and investment solutions to help address climate change, and we provide a range of customer-oriented solutions.
There are five key impact areas that support and drive our ESG strategy. By organizing our strategy around these areas, we seek to encompass Arch’s collaborative ESG successes and sustainability progress across our operations.

ESG Integration Across Our Organization:

OUR BUSINESS	OUR OPERATIONS	OUR INVESTING	OUR PEOPLE	OUR COMMUNITIES
We offer services and insurance coverages that support our clients through major loss and improve their resiliency; we integrate ESG factors into our underwriting to reduce risk and capture opportunities for stakeholder benefit.

We actively manage ESG risks and embed compliance, transparency, cybersecurity and resilience across our operations, protecting our people and customers who entrust us with their personal information and business interests.
		We believe incorporating certain nonfinancial ESG factors into investment selection and risk management can potentially enhance long-term investment returns.	We are committed to investing in the personal and professional success of our employees and creating long-term sustainable growth for our organization.	Striving to make a meaningful impact by investing in our communities is ingrained in Arch’s core Values, woven into the fabric of our corporate culture.

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Highlights from Our Five Impact Areas
In 2023, we continued our ESG focus, empowering teams to collaboratively drive progress. We integrate sustainability-driven thinking and decision-making into the fabric of our Company and thereby reinforce the role of sustainability across our five core impact areas. These impact areas and accompanying disclosures align with our internal and external stakeholders’ priorities for annual reporting on ESG topics most relevant to Arch and the insurance industry. Highlights of our sustainability strategy are below:

Our Business		Our Operations		Our Investing		Our People		Our Communities
■	Strategic approach to enterprise risk management, including integration of climate risk.	■	Enhancing our data privacy and protection programs.	■	Implementing our Responsible Investing Policy.	■	Advancing our diversity and inclusion (“D&I”) efforts and cultivating a workplace environment with thoughtful collaboration and respect.	■	Corporate giving of $5.9 million to organizations that support our giving focus areas.
■	Underwriting initiatives to improve resiliency and transition to a lower-carbon economy.	■	Conducting business ethically.	■	Continuing to focus on ESG factors in decision-making and including responsible investments in our portfolio.	■	Supporting a culture of lifelong learning, emphasizing leadership development and maintaining operational excellence.	■	The Arch Group Foundation reflects our belief in the transformative power of giving; granting $1.1 million in 2023.
■	Underwriting socially sustainable insurance products.	■	Measuring and committing to mitigate our Scope 1 and 2 greenhouse gas emissions in line with our 2030 goal for net zero.	■	Aligning with asset managers who are UN PRI signatories, supporting our commitment to considering ESG risks and opportunities in investment decisions.	■	Protecting our employees’ health and well-being.	■	Promoting a culture of community engagement, we continue to support regional volunteerism through our volunteer time-off program.
Oversight of Corporate Strategy and Sustainability Practices
Our Board regularly reviews and is responsible for our long-term business strategy and works with our management team to define our strategic objectives. The Board is also responsible for monitoring our progress against these objectives. As a part of this strategic integration, we give consideration to the risks and opportunities that impact and/or enhance Arch’s long-term sustainability. Within our Board structure, the committees (i.e., Audit, Compensation and Human Capital, Finance, Investment and Risk, Nominating and Governance and Underwriting Oversight), focus on key sustainability risks based on the respective committee’s expertise. Each committee reports to the Board regarding its areas of responsibility. The Nominating and Governance Committee has oversight of our ESG program and receives quarterly reports on ESG topics and activities. The reports detail the Company’s progress on substantive sustainability initiatives as well as the increasing number of sustainability rating agencies that evaluate our ESG performance. See also the “Nominating and Governance Committee” section of this report.
Our Sustainability Reporting
We publish three annual sustainability reports which detail our sustainability goals, practices and achievements. To learn more about our sustainability practices, please see our annual Sustainability Report(s), Sustainability Accounting Standards Board Report(s) and Task Force for Climate-related Financial Disclosure document(s) (collectively, “Sustainability Materials”), at: archgroup.com/sustainability-governance/documents/. None of the information in our Sustainability Materials is incorporated herein by reference.

2024 PROXY STATEMENT |	10

GENERAL INFORMATION    See page A-1
Please see “Annex A—General Information” for important information about the proxy materials, voting, the 2024 Annual Meeting, Company documents, communications and the deadlines to submit shareholder proposals and director nominees for the 2025 annual general meeting.

LEARN MORE ABOUT OUR COMPANY
You can learn more about the Company by visiting:

■	Our website—archgroup.com	■	Proxy website—proxyvote.com, which includes this Proxy Statement and our 2023 Annual Report.

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GOVERNANCE
ITEM 1—ELECTION OF DIRECTORS
Our Board is composed of 12 members, divided into three classes, serving staggered three-year terms. The Board intends to present for action at the Annual Meeting the election of Laurie S. Goodman and John M. Pasquesi to serve as Class II Directors for a term of three years and until their respective successors are duly elected and qualified or their earlier resignation or removal. Such nominees were recommended by the Nominating and Governance Committee for approval by the Board. Unless authority to vote for these nominees is withheld, the enclosed proxy will be voted for these nominees, except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that any of these nominees is unable or declines to serve.

After approximately 14 years of service on the Board, Eric W. Doppstadt, a current Class II Director will not stand for re-election following the completion of his current term. In addition, after 10 years of service on the Board, Louis J. Paglia, a current Class I Director, will resign from the Board effective as of the Annual Meeting.
Board
Leadership Structure
The Board reviews the Company’s leadership structure from time to time. The Board has determined that a split in the role of Chair of the Board and chief executive officer (“CEO”) is appropriate and in the best interests of the Company’s shareholders. The Board has also determined that the role of independent lead director is not currently necessary as our Chair of the Board, Mr. Pasquesi, is a non-management/independent director.
Several factors contribute to our strong and independent Board. All directors, with the exception of Messrs. Grandisson and Vollaro, are independent as defined under the applicable listing standards of The Nasdaq Stock Market LLC (“Nasdaq”), and the Audit, Compensation and Human Capital and Nominating and Governance Committees of our Board are composed entirely of independent directors. The Company’s independent directors bring experience, oversight and expertise from many industries, including the insurance industry. In addition to feedback provided during the course of Board meetings, the independent directors regularly meet in executive session without management present and have regular access to our management team.

Board Structure
Our Board has reviewed its classified board structure and continues to believe that this structure provides stability and continuity in the Board’s membership and the direction it provides to the Company’s management. This approach promotes a long-term perspective to our strategy and has proved beneficial to our management in establishing the Company’s short- and long-term priorities. We believe that a classified election process remains in the best interests of our shareholders.
Board Independence and Composition
Our Board has concluded that the following 10 non-employee directors, including our Chair, are independent in accordance with the director independence standards set forth in Rule 5600 of the rules of Nasdaq: John L. Bunce, Jr., Eric W. Doppstadt, Francis Ebong, Laurie S. Goodman, Moira Kilcoyne, Eileen Mallesch, Louis J. Paglia, John M. Pasquesi, Brian S. Posner and Eugene S. Sunshine. In making these independence determinations, the Board reviewed the relationships with the directors set forth under the caption “Certain Relationships and Related Person Transactions,” including ordinary course transactions not meeting the disclosure threshold with insurers, reinsurers and producers in which a director or a fund affiliated with any of our directors maintained at least a 10% ownership interest. Specifically, the Board’s independence determinations included reviewing our contribution made to a non-profit organization where Ms. Goodman serves as a fellow (but not as an executive officer). Payment to this non-profit organization constituted less than the greater of $200,000 or 1% of that organization’s annual consolidated gross revenues during its last completed fiscal year.

2024 PROXY STATEMENT |	12

The Company does not set specific term limits on director service and believes that a mix of director tenures strengthens the Board’s effectiveness. Longer tenured directors possess experience and institutional knowledge, while newer directors bring fresh perspectives. Of our 12 directors, four have five or fewer years of service; three have between six and 10 years of service; and five have more than 10 years of service. The average director tenure is approximately 10.5 years.

Independence	Tenure	Age

5
4
3
Average
Tenure
10.5 years
5 or fewer years
6 to 10 years
More than 10 years

The diversity of our directors in terms of gender identity and demographic background is demonstrated in the following chart:

Board Diversity Matrix (as of March 28, 2024)
Total Number of Directors: 12
	Female	Male		Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	8		0	1
Part II: Demographic Background
African American or Black	0	1		0	0
Alaskan Native or Native American	0	0		0	0
Asian	0	0		0	0
Hispanic or Latinx	0	0		0	0
Native Hawaiian or Pacific Islander	0	0		0	0
White	3	6		0	0
Two or More Races or Ethnicities	0	0		0	0
LGBTQ+			0
Did Not Disclose Demographic Background			2

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Skills and Experience
The Nominating and Governance Committee is responsible for identifying individuals qualified to become directors and recommending to the Board the director nominees for consideration at each annual general meeting of shareholders. In general, the Committee will look for new members, possessing superior business judgment and integrity who have distinguished themselves in their chosen fields of endeavor and who have knowledge and experience in the areas of insurance, reinsurance or other aspects of our business, operations or activities, as well as knowledge of the business environments in the jurisdictions in which we currently operate or intend to operate in the future. The Company endeavors to maintain a board representing a diverse spectrum of expertise, background, perspective, race, gender and experience.
Our Corporate Governance Guidelines provide that the Nominating and Governance Committee’s assessment of new Board candidates will include consideration of the members’ qualifications as independent, as well as consideration of other affiliations, diversity, skills and experience in the context of the needs of the Board.
Board Refreshment. The Board is committed to effective refreshment that is reflective of the Company’s evolving strategy and to having a diversity of perspectives, skills and experiences on our Board that align with our strategy. With succession planning and bench strength in mind, the Board first identifies desired skill sets to enhance the effectiveness of our Board and from time to time may retain a search firm to help identify and evaluate possible candidates through a comprehensive recruitment process.
In its ongoing efforts to refresh Board composition, our Nominating and Governance Committee evaluates a broad pool of director candidates based upon the desired skills, qualities and attributes. For example, following this work in 2020, the Board added one director, Ms. Kilcoyne, with more than 30 years of experience in the technology industry and extensive financial services experience, and in 2021, the Board added two directors: Mr. Ebong, with an extensive background in technology and innovation, and Ms. Mallesch, with more than 30 years of finance and risk experience.
Over-boarding. Our Corporate Governance Guidelines and Code of Business Conduct require directors to advise the Board through the Chair of the Board or the Chair of the Nominating and Governance Committee in advance of accepting an invitation to serve on another company board whether public or private, in order to ensure that our directors have the ability to commit the time required to fully discharge their responsibilities to our Board. A proposed director position is reviewed to ensure that the new role will not interfere with the director’s ability to discharge his or her duties to the Company. To help ensure this, the Board has implemented a practice prohibiting directors from serving on more than three other public company boards.
Role in Risk Oversight
Our Board, as a whole and also at the committee level, has an active role in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s business and operations, including underwriting, investments, capital management, liquidity, financial reporting and compliance, as well as the risks associated with these activities.
As outlined below, Committees of the Board help oversee the business and operations of the Company:

Audit Committee	Oversees management of financial reporting, compliance and operational risks.
Compensation and Human Capital Committee	Oversees the management of risks relating to the Company’s compensation plans and arrangements, retention of personnel and succession planning with regard to members of our executive management team.
Executive Committee	Oversees and directs the business and affairs of the Company in intervals between meetings of the Board.
Finance, Investment and Risk Committee	Oversees risks relating to the financial, investment and other risk affairs of the Company.
Nominating and Governance Committee	Oversees risks associated with the composition of the Board, corporate governance, ESG matters and succession planning relating to our CEO.
Underwriting Oversight Committee	Oversees risks relating to our underwriting activities, including with respect to accumulations and aggregations of exposures in our insurance, reinsurance and mortgage businesses.

2024 PROXY STATEMENT |	14

Cybersecurity Risk Oversight
We prioritize the management of cybersecurity risk and the protection of information across our enterprise. The Audit Committee of the Board oversees the Board’s responsibilities relating to the operational (including information technology (“IT”) business continuity and data security) risk affairs of the Company. Our Chief Information Officer and Chief Operations Officer, with input from our Chief Information Security Officer, provide a quarterly report of such risks to the Audit Committee.

Code of Business Conduct, Committee Charters and Corporate Governance Guidelines
We have adopted a Code of Business Conduct, which describes our ethical principles, and the charters of responsibilities for all of our standing Board committees, including Audit, Compensation and Human Capital, Executive, Finance, Investment and Risk, Nominating and Governance, and Underwriting Oversight Committees. We have also adopted Corporate Governance Guidelines that cover issues such as executive sessions of our Board, director qualification and independence requirements, director responsibilities, access to management, evaluation and communications with the Board in order to help maintain effective corporate governance of the Company. The full text of our Code of Business Conduct, each Committee Charter and our Corporate Governance Guidelines are available on the Company’s website, archgroup.com. None of the material on our website is incorporated herein by reference.

Meetings
The Board held six meetings during 2023. Each director attended 75% or more of all meetings of the Board and any committees on which the director served during fiscal year 2023. Directors are encouraged, but not required, to attend our annual general meeting of shareholders. All of our then-current directors attended the 2023 annual general meeting.
Communications with the Board
Shareholders may communicate with the Board or any of the directors by sending written communications addressed to the Board or any of the directors, to:

Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08, Bermuda
Attention: Secretary
E-Mail: shareholderinfo@archgroup.com

Shareholder communications will be compiled as appropriate by the Secretary for review by the Board.

15	| 2024 PROXY STATEMENT

Committees of the Board

Director	Audit	Compensation and Human Capital	Executive	Finance, Investment and Risk	Nominating and Governance	Underwriting Oversight
John L. Bunce, Jr.			■	■	Chair
Eric W. Doppstadt		■		■	■
Francis Ebong	■	■			■
Laurie S. Goodman	■				■	■
Marc Grandisson			■
Moira Kilcoyne	■	Chair			■
Eileen Mallesch	Chair					■
Louis J. Paglia		■				Chair
John M. Pasquesi			Chair	■		■
Brian S. Posner		■		Chair
Eugene S. Sunshine	■	■			■
John D. Vollaro				■		■

Audit Committee
The Audit Committee of the Board assists the Board in monitoring (1) the integrity of our financial statements, (2) the qualifications and independence of the independent registered public accounting firm, (3) the performance of our internal audit function and independent registered public accounting firm and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee is involved in the selection of the audit engagement partner and also oversees the Board’s responsibilities relating to the operational (including IT, business continuity and data security) risk affairs of the Company.
All of our Audit Committee members are considered independent under the listing standards of Nasdaq governing the qualifications of the members of audit committees and the independence requirements under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that three of the five members of the Audit Committee, Mss. Goodman and Mallesch and Mr. Sunshine, qualify as an “audit committee financial expert” under the rules of the SEC. The Audit Committee held five meetings during 2023.
Compensation and Human Capital Committee
The Compensation and Human Capital Committee of the Board approves the compensation of our senior executives and has overall responsibility for approving, evaluating and making recommendations to the Board regarding our officer compensation plans, policies and programs. As part of its responsibilities, the Compensation and Human Capital Committee also oversees the succession planning process for our senior executive team. In addition, the Compensation and Human Capital Committee reviews periodic updates from management on initiatives and progress in the area of human capital management. All of our Compensation and Human Capital Committee members are considered independent under the listing standards of Nasdaq governing the qualifications of the members of compensation committees. In addition, no executive officer of the Company served on any board of directors or compensation committee of any entity (other than Arch Capital) with which any member of our Board serves as an executive officer. The Compensation and Human Capital Committee held (i) four meetings in 2023 and (ii) three meetings in 2024 relating to 2023 compensation decisions, in addition to several informational meetings.

2024 PROXY STATEMENT |	16

Executive Committee
The Executive Committee of the Board may generally exercise all the powers and authority of the Board in the management of our business and affairs when the Board is not in session unless the Board otherwise determines. The Executive Committee held two meetings during 2023.
Finance, Investment and Risk Committee
The Finance, Investment and Risk Committee of the Board oversees the Board’s responsibilities relating to the financial, investment and other risk affairs of the Company and recommends to the Board financial policies, risk tolerances, strategic investments and overall investment policy, including review of manager selection, financial and risk benchmarks and investment performance. The Finance, Investment and Risk Committee held four meetings during 2023.
Nominating and Governance Committee
The Nominating and Governance Committee of the Board is responsible for identifying individuals qualified to become directors and recommending to the Board the director nominees for consideration at each annual general meeting of shareholders. The Nominating and Governance Committee also advises the Board on succession planning for our CEO as well as corporate governance matters, and the Company’s ESG initiatives. All of our Nominating and Governance Committee members are considered independent under the listing standards of Nasdaq. The Nominating and Governance Committee held five meetings during 2023, in addition to several informational meetings.
Nominations Process. When the Board determines to seek a new member, whether to fill a vacancy or otherwise, the Nominating and Governance Committee will consider recommendations from Board members, management and others. Please refer to “Skills and Experience” for a description of the skills, expertise and other attributes desired in new members. For a discussion of the specific experiences, qualifications, attributes or skills that led the Nominating and Governance Committee to conclude that each director should serve on our Board, see the biographical information section beginning on page 18. For a more detailed discussion of our Board composition, including our Board refreshment process, see “Board Independence and Composition.”
Any shareholder who wishes to make a proposal to be included in our Proxy Statement and form of proxy relating to the 2025 annual general meeting, or to make a proposal or nominate a director at the 2025 annual general meeting, should follow the procedures as described under the caption “Shareholder Proposals for the 2025 Annual General Meeting.”
Board Self-Evaluations. The Nominating and Governance Committee develops the process for the Board’s self-evaluation and oversees, in combination with the Chair of the Board, the conduct of these evaluations. Our Corporate Governance Guidelines provide that the Board will conduct annual self-evaluations to determine whether the Board and its committees are functioning effectively. Following the annual general meeting each year, the Nominating and Governance Committee oversees individual director evaluations, including self-evaluations and peer reviews, for each director who will be up for election at the next annual general meeting to help inform the annual director nomination process. The Nominating and Governance Committee has retained a third-party governance organization to facilitate the Board and committee evaluation process and intends to use, at least every three years, an independent third party to conduct these evaluations. The Board believes that self-evaluations of the Board are important elements of corporate governance and essential to ensure a well-functioning Board.
ESG. The Nominating and Governance Committee oversees the establishment, management and processes related to ESG activities. The Nominating and Governance Committee receives quarterly reports on ESG topics and activities. The reports detail the Company’s progress on substantive sustainability initiatives as well as the increasing number of sustainability rating agencies that evaluate our ESG performance. Please refer to “Our Sustainability Practices” for a review of our ESG program.
Underwriting Oversight Committee
The Underwriting Oversight Committee of the Board assists the Board by reviewing the underwriting activities of our insurance, reinsurance and mortgage businesses. The Underwriting Oversight Committee held four meetings in 2023. In addition, the members of the Underwriting Oversight Committee regularly participate in the underwriting and business review meetings held in our insurance, reinsurance and mortgage operations throughout the year.

17	| 2024 PROXY STATEMENT

Nominees

Laurie S. Goodman

■	68 years old	Ms. Goodman is an institute fellow at the Urban Institute and Founder of its Housing Finance Policy Center. Before joining the Urban Institute in 2013, Ms. Goodman spent 30 years at several Wall Street firms. From 2008 to 2013, she was Senior Managing Director at Amherst Securities Group, LP. From 1993 to 2008, Ms. Goodman was head of global fixed income research and Manager of U.S. securitized products research at UBS and predecessor firms. Before that, she was a senior fixed income analyst, a mortgage portfolio manager and a senior economist at the Federal Reserve Bank of New York. Ms. Goodman serves on the board of directors of a real estate investment trust, MFA Financial, and is an adviser to The Amherst Group, LLC. She previously served on the board of directors of Home Point Capital Inc. and was a member of the Federal Reserve Bank of New York’s Financial Advisory Roundtable, the Bipartisan Policy Center’s Housing Commission, Fannie Mae’s Affordable Housing Advisory Council as well as the Consumer Financial Protection Bureau’s Consumer Advisory Board. Ms. Goodman has a B.A. in Mathematics from the University of Pennsylvania and an A.M. and Ph.D. in Economics from Stanford University.

Ms. Goodman’s qualifications for service on our Board include her extensive analytics and strategy experience, her housing finance expertise and her service on boards of directors of other companies.
■	Director since May 2018
■	Class II Director of Arch Capital
■	Audit Committee
■	Nominating and Governance Committee
■	Underwriting Oversight Committee

John M. Pasquesi

■	64 years old	Mr. Pasquesi has been Chair of the Board of Arch Capital since September 2019 and a director of Arch Capital since October 2001. From November 2017 to September 2019, he was Lead Director. Mr. Pasquesi is the Managing Member of Otter Capital LLC, a private equity investment firm he founded in January 2001. He holds an A.B. from Dartmouth College and an M.B.A. from Stanford Graduate School of Business.

Mr. Pasquesi’s qualifications for service on our Board include his investment skills, extensive experience in evaluating and overseeing companies in a wide range of industries, including the insurance industry, and service on boards of directors of other companies.
■	Director since October 2001
■	Class II Director of Arch Capital
■	Executive Committee
■	Finance, Investment and Risk Committee
■	Underwriting Oversight Committee

Required Vote
A majority of the votes cast will be required to elect the above nominees as Class II Directors of Arch Capital.
Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

2024 PROXY STATEMENT |	18

Appointed Directors, Continuing Directors and Senior Management
The following individuals are our appointed and continuing directors:

John L. Bunce, Jr.

■	65 years old
Mr. Bunce is a Managing Director and Founder of Greyhawk Capital Management, LLC and Managing Director and Founder of Steel Box, LLC. Both Greyhawk and Steel Box are investment organizations. Mr. Bunce has served as a director of numerous public and private companies and he continues to serve on several private company boards and as an Overseer of the Hoover Institution. He holds an A.B. from Stanford University and an M.B.A. from Harvard Business School.
Mr. Bunce’s qualifications for service on our Board include his corporate finance background, investment skills, extensive experience in evaluating and overseeing companies in a wide range of industries and service on boards of directors of other companies.

■	Director since November 2001
■	Class III Director of Arch Capital
■	Term expires 2025
■	Executive Committee
■	Finance, Investment and Risk Committee
■	Nominating and Governance Committee

Francis Ebong

■	43 years old	Mr. Ebong is a Managing Director, Turtle Capital, LLC. He most recently served as Managing Director, Program Management at X, Alphabet’s in-house research and development division, where he was tasked with launching technologies to improve the lives of billions of people. He has an extensive background in technology and innovation, including serving as the Director of Global Operations and Partnerships at Facebook from 2015 to 2017, where he led a global team responsible for launches including FB Live, Marketplace and Messenger. Prior to Facebook, Mr. Ebong was the Head of Operations at Postmates and has experience working at Apple and Deloitte. Mr. Ebong is a veteran of the U.S. Navy and has a degree from the U.S. Naval Academy and an M.B.A. from the George Washington School of Business.

Mr. Ebong’s qualifications for service on our Board include his extensive operational experience and his technology management skills.
■	Director since August 2021
■	Class I Director of Arch Capital
■	Term expires 2026
■	Audit Committee
■	Compensation and Human Capital Committee
■	Nominating and Governance Committee

Marc Grandisson

■	56 years old
Mr. Grandisson is the Chief Executive Officer of Arch Capital as well as a member of our Board, both positions he has served in since March 2018. From March 2018 to December 2020, he was also President of Arch Capital, and from January 2016 to March 2018, he was President and Chief Operating Officer of Arch Capital. Prior to that role, he was Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group from 2005 to 2015 and the Chairman and Chief Executive Officer of Arch Worldwide Mortgage Group from February 2014 to December 2015. He joined Arch Reinsurance Ltd. (“Arch Re Bermuda”) in October 2001 as Chief Actuary. He subsequently held various leadership roles, including Chief Underwriting Officer and Actuary, President and Chief Operating Officer, eventually being named President and Chief Executive Officer at Arch Re Bermuda. Prior to joining Arch, he held various positions with the Berkshire Hathaway Group, F&G Re, Inc. and Tillinghast/Towers Perrin. He holds a B.Sc. in Actuarial Science from Université Laval in Canada and an M.B.A. from The Wharton School of the University of Pennsylvania. He is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries.
Mr. Grandisson’s qualifications for service on our Board include his financial background, extensive executive management and operating experience in the insurance industry and his in-depth knowledge of our operations.

■	With Arch since October 2001
■	Chief Executive Officer of Arch Capital
■	Director since March 2018
■	Class III Director of Arch Capital
■	Term expires 2025
■	Executive Committee

19	| 2024 PROXY STATEMENT

Moira Kilcoyne

■	62 years old
Ms. Kilcoyne is a technology industry veteran with extensive financial services experience. From 2013 to 2016, she served as Managing Director, Co-Chief Information Officer of Morgan Stanley where she co-headed the company’s global technology and data business and she also sat on the firm’s Management Committee. Prior to becoming Managing Director, Co-Chief Information Officer, Ms. Kilcoyne held a number of senior technology roles within Morgan Stanley. She currently serves on the board of directors of Quilter plc and is a member of the Board of Governors of FINRA. Prior board roles have included Citrix Systems, Inc. and as a Trustee of Manhattan College. Ms. Kilcoyne has a B.S. in Mathematics from Manhattan College.
Ms. Kilcoyne’s qualifications for service on our Board include her more than 30 years of experience in the technology industry, her extensive financial services experience and service on boards of directors of other companies.

■	Director since January 2020
■	Class III Director of Arch Capital
■	Term expires 2025
■	Audit Committee
■	Compensation and Human Capital Committee
■	Nominating and Governance Committee

Eileen Mallesch

■	68 years old	Ms. Mallesch has more than 30 years of finance and risk experience, including serving as Senior Vice President and Chief Financial Officer for Nationwide’s Property and Casualty segment from 2005 to 2009. Prior to that, she was Chief Financial Officer, Senior Vice President at Genworth (2003 to 2005) and General Electric’s (2000 to 2003) Group Insurance and Life Insurance businesses. Ms. Mallesch has broad finance and business strategy expertise in the insurance, telecommunications and consumer products industries. Her significant board experience includes current positions on the boards of Brighthouse Financial and Fifth Third Bancorp. She previously served on the boards of Bob Evans, Libbey Inc., and State Auto Financial. Ms. Mallesch has a B.S. in Accounting from the City University of New York and is a CPA.

Ms. Mallesch’s qualifications for service on our Board include her extensive senior management and operating experience in the insurance industry and her service on boards of directors of other companies.
■	Director since August 2021
■	Class I Director of Arch Capital
■	Term expires 2026
■	Audit Committee
■	Underwriting Oversight Committee

Brian S. Posner

■	62 years old	Mr. Posner has been a private investor since March 2008 and is the President of Point Rider Group LLC and Point Rider Group (UK) Ltd., both being consulting and advisory services firms focused on financial, technology, bio-pharmaceutical and other services-related companies. From 2005 to March 2008, Mr. Posner served as the President, Chief Executive Officer and Co-Chief Investment Officer of ClearBridge Advisors, LLC, an asset management company and a wholly owned subsidiary of Legg Mason (since acquired by Franklin Resources). Prior to that, in 2000, Mr. Posner co-founded Hygrove Partners LLC, a private investment fund and served as the Managing Member for five years. He served as a portfolio manager and an analyst at Fidelity Investments from 1987 to 1996 and, from 1997 to 1999, at Warburg Pincus Asset Management/Credit Suisse Asset Management where he also served as Co-Chief Investment Officer and director of research. Mr. Posner is a Charter Trustee of Northwestern University and serves on the Advisory Board at Northwestern’s Center for the Study of Diversity and Democracy. He previously served on the board of directors of Biogen Inc. and as Chair of the AQR Funds, among others. He holds a B.A. from Northwestern University and an M.B.A. from the University of Chicago Booth School of Business.

Mr. Posner’s qualifications for service on our Board include his strong financial background, investment skills and extensive experience as a leading institutional investment manager and advisor, as well as his general expertise in matters pertaining to the financial services industry.
■	Director since November 2010
■	Class I Director of Arch Capital
■	Term expires 2026
■	Compensation and Human Capital Committee
■	Finance, Investment and Risk Committee

2024 PROXY STATEMENT |	20

Eugene S. Sunshine

■	74 years old	Mr. Sunshine retired at the end of August 2014 as the Senior Vice President for Business and Finance at Northwestern University, the university’s chief financial and administrative officer. Before joining Northwestern in 1997, he was Senior Vice President for Administration at The Johns Hopkins University. Prior to Johns Hopkins, Mr. Sunshine held positions as New York State Deputy Commissioner for Tax Policy and New York State Treasurer as well as Director of Energy Conservation for the New York State Energy Office. Mr. Sunshine is a former member of the boards of Chicago Board Options Exchange, Kaufman Hall and Associates, Keypath Education, Bloomberg L.P., National Mentors Holdings, Nuveen Investments and Kaufman Hall & Associates. He holds a B.A. from Northwestern University and a Master of Public Administration degree from Syracuse University’s School of Citizenship and Public Affairs.

Mr. Sunshine’s qualifications for service on our Board include his strong financial background and extensive executive management and operating experience.
■	Director since July 2014
■	Class III Director of Arch Capital
■	Term expires 2025
■	Audit Committee
■	Compensation and Human Capital Committee
■	Nominating and Governance Committee

John D. Vollaro

■	79 years old	Mr. Vollaro has been a Senior Advisor of Arch Capital since April 2009 and has served as a director of Arch Capital since November 2009. He was Executive Vice President and Chief Financial Officer of Arch Capital from January 2002 to March 2009 and Treasurer of Arch Capital from May 2002 to March 2009. Prior to joining us, Mr. Vollaro acted as an independent consultant in the insurance industry since March 2000. Prior to March 2000, Mr. Vollaro was President and Chief Operating Officer of W.R. Berkley Corporation from January 1996 and a director from September 1995 until March 2000. Mr. Vollaro was Chief Executive Officer of Signet Star Holdings, Inc., a joint venture between W.R. Berkley Corporation and General Re Corporation, from July 1993 to December 1995. Mr. Vollaro served as Executive Vice President of W.R. Berkley Corporation from 1991 until 1993, Chief Financial Officer and Treasurer of W.R. Berkley Corporation from 1983 to 1993 and Senior Vice President of W.R. Berkley Corporation from 1983 to 1991.

Mr. Vollaro’s qualifications for service on our Board include his strong financial background, extensive executive management and operating experience in the insurance industry and his in-depth knowledge of our operations.
■	With Arch since 2002
■	Director since November 2009
■	Class I Director of Arch Capital
■	Term expires 2026
■	Finance, Investment and Risk Committee
■	Underwriting Oversight Committee

21	| 2024 PROXY STATEMENT

The following individuals are members of senior management, including our executive officers, who do not serve as directors of Arch Capital:

François Morin

■	56 years old
Mr. Morin is Executive Vice President, Chief Financial Officer and Treasurer of Arch Capital, a position he has held since May 2018. Prior to such position, Mr. Morin served as Senior Vice President, Chief Risk Officer and Chief Actuary of Arch Capital, a position he held since May 2015. He joined Arch Capital in October 2011 as Chief Actuary and Deputy Chief Risk Officer. From January 1990 through September 2011, Mr. Morin served in various roles for Towers Watson & Co. and its predecessor firm, Towers Perrin Forster & Crosby, including its actuarial division, Tillinghast. He holds a B.Sc. in Actuarial Science from Université Laval in Canada. He is a Fellow of the Casualty Actuarial Society, a Chartered Financial Analyst, a Chartered Enterprise Risk Analyst and a Member of the American Academy of Actuaries.

■	With Arch since October 2011
■	Executive Vice President, Chief Financial Officer and Treasurer, Arch Capital

Nicolas Papadopoulo

■	61 years old
Mr. Papadopoulo is President and Chief Underwriting Officer of Arch Capital and CEO of Arch Worldwide Insurance Group, a position he has held since January 2021. From September 2017 to December 2020, Mr. Papadopoulo was Chairman and Chief Executive Officer of Arch Worldwide Insurance Group and Chief Underwriting Officer for Property and Casualty Operations. From July 2014 to September 2017, Mr. Papadopoulo was Chairman and Chief Executive Officer of Arch Reinsurance Group at Arch Capital. He joined Arch Re Bermuda in December 2001 where he held a variety of underwriting roles. Prior to joining Arch, he held various positions at Sorema N.A. Reinsurance Group, a U.S. subsidiary of Groupama and he was also an insurance examiner with the Ministry of Finance, Insurance Department, in France. Mr. Papadopoulo graduated from École Polytechnique in France and École Nationale de la Statistique et de l’Administration Economique in France with a master’s degree in statistics. He is also a Member of the International Actuarial Association and a Fellow at the French Actuarial Society.

■	With Arch since December 2001
■	President and Chief Underwriting Officer, Arch Capital and CEO, Arch Worldwide Insurance Group

Maamoun Rajeh

■	53 years old	Mr. Rajeh has served as Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group since October 2017. From July 2014 to September 2017, he was Chairman and Chief Executive Officer of Arch Re Bermuda. He joined Arch Re Bermuda in 2001 as an underwriter, ultimately becoming Chief Underwriting Officer in November 2005. Most recently, he was President and Chief Executive Officer of Arch Reinsurance Europe Underwriting Designated Activity Company (“Arch Re Europe”) from October 2012 to July 2014. From 1999 to 2001, Mr. Rajeh served as Assistant Vice President at HartRe, a subsidiary of The Hartford Financial Services Group, Inc. Mr. Rajeh also served in several business analysis positions at the United States Fidelity and Guarantee Company between 1992 and 1996 and as an underwriter at F&G Re from 1996 to 1999. He has a B.S. from The Wharton School of Business of the University of Pennsylvania and he is a Chartered Property Casualty Underwriter.
■	With Arch since December 2001
■	Chairman and Chief Executive Officer, Arch Worldwide Reinsurance Group

2024 PROXY STATEMENT |	22

David E. Gansberg

■	51 years old	Mr. Gansberg was named Chief Executive Officer of Arch Capital’s Global Mortgage Group on March 1, 2019. From February 2013 through February 2019, he was the President and Chief Executive Officer of Arch Mortgage Insurance Company. From July 2007 to February 2013, Mr. Gansberg was Executive Vice President and a director at Arch Re (U.S.). Prior to that, he held various underwriting, operational and strategic roles at Arch Re Bermuda and Arch Capital Services LLC, where he joined in December 2001. Prior to joining Arch, Mr. Gansberg held various positions with ACE Bermuda and Cigna Property and Casualty. He holds a B.S. in Actuarial Mathematics from the University of Michigan.

■	With Arch since December 2001
■	Chief Executive Officer, Global Mortgage Group, Arch Capital

Jennifer Centrone

■	51 years old	Ms. Centrone is the Executive Vice President, Chief Human Resources Officer of Arch Capital Services LLC, where she is responsible for leading the organization’s talent and culture strategies. Prior to joining Arch, Ms. Centrone was Senior Vice President, Human Resources at Voya Financial from August 2015 to May 2019, where she was responsible for leading key talent, organizational and transformational strategies. Before Voya Financial, Ms. Centrone held senior human resources roles at both The Hartford Financial Services Group, Inc. and Accenture. She holds a B.A. in English Writing and Literature from Fairfield University.
■	With Arch since June 2019
■	Executive Vice President, Chief Human Resources Officer of Arch Capital Services LLC

Chris Hovey

■	57 years old
Mr. Hovey is Chief Operations Officer of Arch Capital Services LLC. From July 2018 to January 2020, Mr. Hovey served as Executive Vice President and Chief Information Officer at Arch Capital Services LLC. Prior to that, he held the role of Chief Operating Officer of Arch Mortgage Insurance Company. Before joining Arch, Mr. Hovey acted as Chief Operating Officer for PMI Mortgage Insurance Co. (“PMI”) since 2011. He also served as Senior Vice President of servicing operations and loss management for PMI, which he originally joined in 2002. Mr. Hovey holds a B.A. from San Francisco State University and an M.B.A. from Saint Mary’s College in Moraga, California.

■	With Arch since January 2014
■	Chief Operations Officer of Arch Capital Services LLC

Louis T. Petrillo

■	58 years old
Mr. Petrillo has been President and General Counsel of Arch Capital Services LLC since April 2002. From May 2000 to April 2002, he was Senior Vice President, General Counsel and Secretary of Arch Capital. From 1996 until May 2000, Mr. Petrillo was Vice President and Associate General Counsel of Arch Capital’s reinsurance subsidiary. Prior to that time, Mr. Petrillo practiced law at the New York firm of Willkie Farr & Gallagher LLP. He holds a B.A. from Tufts University and a law degree from Columbia University.

■	With Arch since January 1996
■	President and General Counsel of Arch Capital Services LLC

23	| 2024 PROXY STATEMENT

Jay Rajendra

■	43 years old
Mr. Rajendra is the Chief Strategy and Innovation Officer at Arch Capital. He is responsible for pursuing new business models and technologies while leading Arch’s analytics capabilities to improve profitability and growth. Mr. Rajendra joined Arch in 2016 in the role of Chief Analytics Officer for Arch Capital, a position he held until January 2020. Prior to joining Arch, Mr. Rajendra was Head of Business Solutions for XL Catlin’s Strategic Analytics team. Before XL, Mr. Rajendra was a Senior Consultant at Towers Watson in both North America and Europe, where he advised large international (re)insurers and start-ups on pricing, strategy and mergers and acquisitions (“M&A”). He is a Fellow of the Institute of Actuaries, Fellow of the Casualty Actuarial Society and Member of the American Academy of Actuaries. He holds a combined Bachelors and Masters in Mathematics from Oxford University and an M.B.A. from Massachusetts Institute of Technology.

■	With Arch since August 2016
■	Chief Strategy and Innovation Officer at Arch Capital

Christine Todd

■	57 years old
Ms. Todd is Senior Vice President, Chief Investment Officer at Arch Capital and President of Arch Investment Management Ltd. (“AIM”) and has responsibility for setting the firm’s investment strategy and managing the day-to-day operations of the investment portfolio. Prior to joining Arch, Ms. Todd was Head of Fixed Income, U.S., for Amundi US from February 2019 to May 2021. She has also held executive roles at Neighborly Investments; Standish Mellon Asset Management Company LLC; and Gannett, Welsh & Kotler. She is a Chartered Financial Analyst and holds a B.A. from Georgetown University and an M.B.A. from Boston University.

■	With Arch since June 2021
■	Senior Vice President, Chief Investment Officer of Arch Capital

Succession Planning
We have a robust talent and succession planning process. On an annual basis, management prepares a talent and succession plan for our CEO and for each member of our executive management team, focusing on high performing and high potential talent, diverse talent and the succession plan for each position. On an annual basis, our Board receives a comprehensive succession plan for the CEO and for each member of our executive management team. Our Board has delegated primary oversight responsibility for succession planning for our CEO to our Nominating and Governance Committee, and for our other members of our executive management team to the Compensation and Human Capital Committee. Our Board continues to regularly evaluate its succession planning to ensure that we are well-positioned to execute our corporate strategy.

2024 PROXY STATEMENT |	24

Director Compensation
The Compensation and Human Capital Committee is responsible for reviewing and making recommendations to the Board regarding all matters pertaining to compensation paid to directors for Board, committee and committee chair services.
In making non-employee director compensation recommendations, the Compensation and Human Capital Committee takes various factors into consideration, including, but not limited to, input received from the Compensation and Human Capital Committee’s independent consultant, the responsibilities of directors generally, as well as committee chairs, and the form and amount of compensation paid to directors by comparable companies. The Board reviews the recommendations of the Compensation and Human Capital Committee and determines the form and amount of director compensation.
The following table provides information concerning the compensation of our directors for the year ended December 31, 2023. Directors who also serve as employees of the Company do not receive payment for service as directors. In addition to the arrangements described below, all non-employee directors are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board or committees. For a complete understanding of the table, refer to the footnotes and the narrative disclosures that follow the table. Please also refer to the “2023 Summary Compensation Table” for Mr. Grandisson’s compensation.

Name	Committee Chair	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	All Other Compensation ($)(3)		Total ($)
John L. Bunce, Jr.	NC	150,007		124,985	—		274,992
Eric W. Doppstadt		125,007		124,985	—		249,992
Francis Ebong		154,596		124,985	24,618		304,199
Laurie S. Goodman		150,007		124,985	25,000		299,992
Moira Kilcoyne	CC**	154,596		124,985	—		279,581
Eileen Mallesch	AC	179,596		124,985	—		304,581
Louis J. Paglia	UC	175,007		124,985	25,000		324,992
John M. Pasquesi *	EC	260,007		124,985	25,000		409,992
Brian S. Posner	FC	175,007		124,985	2,500		302,492
Eugene S. Sunshine		150,007		124,985	25,000		299,992
John D. Vollaro		500,000	(4)	—	64,313	(5)	564,313
Thomas R. Watjen	**	150,007		124,985	—		274,992

AC = Audit Committee Chair, CC = Compensation and Human Capital Committee Chair, EC = Executive Committee Chair, FC = Finance, Investment and Risk Committee Chair, NC = Nominating and Governance Committee Chair, UC = Underwriting Oversight Committee Chair
* Chair of the Board
** Mr. Watjen served as the Compensation and Human Capital Committee Chair until he was succeeded by Ms. Kilcoyne on December 31, 2023.

25	| 2024 PROXY STATEMENT

(1)    Each non-employee member of our Board is entitled to receive an annual cash retainer fee in the amount of $125,000. Each such director may elect to receive the retainer fee in the form of common shares instead of cash. If so elected, the number of shares distributed to the non-employee director will be equal to 100% of the amount of the annual retainer fee otherwise payable divided by the fair market value of our common shares on the date of grant. This column includes the annual retainer (whether paid in cash or, at the election of the director, in common shares) and the fees for service as Chair of the Board, committee chair and Audit Committee member. For the 2022-2023 annual period, Ms. Mallesch received a pro-rated Audit Committee Chair retainer when she assumed the role on February 27, 2023, from Mr. Posner, who remained a member of the Audit Committee through December 31, 2023. On February 27, 2023, Mr. Posner assumed the Finance, Investment and Risk Committee Chair from Mr. Doppstadt. Also, Ms. Kilcoyne and Mr. Ebong joined the Audit Committee on February 27, 2023 and received a prorated 2022-2023 Audit Committee member fee. In addition, Mss. Goodman and Mallesch and Messrs. Doppstadt, Ebong, Paglia, Posner and Watjen received their annual retainer fees in the form of cash and Ms. Kilcoyne and Messrs. Bunce and Sunshine received their annual retainers in the form of 1,714 common shares. Additionally, Mr. Pasquesi elected to receive his annual retainer and Chair of the Board fee in shares in the form of 1,714 common shares for each fee.
The following table sets forth the fees payable to our chairs and Audit Committee members:

Committee Chair/Member	Annual Fee ($)
Audit Committee Chair	50,000
Audit Committee Member	25,000
Chair of the Board	125,000
Compensation and Human Capital Committee Chair	25,000
Executive Committee Chair	10,000
Finance, Investment and Risk Committee Chair	25,000
Nominating and Governance Committee Chair	25,000
Underwriting Oversight Committee Chair	50,000
(2)Each year, the non-employee directors are granted a number of restricted shares equal to $125,000 divided by the closing price on the date of grant (i.e., the first day of the annual period of compensation for the non-employee directors), and such shares vest on the one-year anniversary of grant date. The grant date fair value indicated in the table has been calculated in accordance with FASB ASC Topic 718 Compensation—Stock Compensation, using assumptions set forth in the notes accompanying our financial statements. See note 22, “Share-Based Compensation,” on pages 164-167 of the notes accompanying our consolidated financial statements included in our 2023 Annual Report. On May 4, 2023, each non-employee director received 1,714 common shares, which will vest on May 4, 2024.
The aggregate number of share awards outstanding (i.e., unvested) as of December 31, 2023, for each of the non-employee directors was 1,714 common shares, except for Mr. Watjen whose outstanding share awards were forfeited upon his resignation from the Board on December 31, 2023.
(3)The amounts in the “All Other Compensation” column for Ms. Goodman, and Messrs. Ebong, Paglia, Pasquesi, Posner and Sunshine consist of matching gifts made under the Company’s matching gift program. Under the matching gift program in 2023, the Company matched eligible contributions to qualified charitable organizations on a dollar-for-dollar basis, up to a maximum of $25,000 per calendar year. During 2023, the Company made an aggregate of approximately $127,118 in matching contributions on behalf of the directors noted in the table above.
(4)    Mr. Vollaro is a Senior Advisor and an employee of the Company. Mr. Vollaro’s employment agreement provides that he receives an annual base salary of $250,000 and a bonus determined by the Compensation and Human Capital Committee and the Board for his role as Senior Advisor of the Company. For 2023, Mr. Vollaro received a cash bonus of $250,000. In addition, Mr. Vollaro is a member of the Finance, Investment and Risk Committee and Underwriting Oversight Committee of the Board. A description of Mr. Vollaro’s employment agreement is included below.
(5)    The amount for Mr. Vollaro includes $39,840 in contributions to our defined contribution plan. In addition, the total amount includes payment for club dues and tax preparation services, none of which exceeded the greater of $25,000 or 10% of the total amount of these benefits for Mr. Vollaro.

2024 PROXY STATEMENT |	26

Employment Agreement with John Vollaro
Our employment agreement with John Vollaro provides for his employment as Senior Advisor of Arch Capital to continue until terminated by either party by providing at least six months’ prior written notice. His base salary is $250,000 per annum, and the target rate for his annual cash bonus is 100% of his annual base salary. Mr. Vollaro is eligible to receive share-based awards at the discretion of the Board and is also entitled to participate in employee benefit programs and other fringe benefits customarily provided to similarly situated senior executives. The Company will reimburse him for his reasonable expenses incurred traveling between Bermuda and the United States.
If Mr. Vollaro’s employment is terminated by us without cause, he will be entitled to receive the base salary and target annual bonus which would have been paid to him under his employment agreement for the period through six months after the date of termination of employment (the “Severance Amount”). The Severance Amount would be payable over 12 months. The agreement further provides that if Mr. Vollaro’s employment is terminated by reason of his death or permanent disability, he (or his estate) will be entitled to receive an amount equal to the
Severance Amount, in each case, (i) offset by any proceeds received from any insurance coverages provided by the Company and (ii) such amount, will be paid to him (or his estate) promptly upon death or permanent disability, as applicable. Mr. Vollaro’s medical insurance coverage benefits will continue for up to 12 months after the date of termination in the event that his employment ends due to permanent disability, or he is terminated other than for cause. Mr. Vollaro has agreed that, during the employment period and for a period of two years after termination of employment for cause or as a result of his resignation, he will not compete with the businesses of Arch Capital or any of its subsidiaries as such businesses exist or are in process or being planned as of the date of termination. If we terminate Mr. Vollaro’s employment without cause, the term of his noncompetition period will extend for one year following termination. Mr. Vollaro also agreed that he will not, for a period of two years following his date of termination, induce or attempt to induce any of our employees to leave his or her position with us or induce any customer to cease doing business with us.

Matters Relating to Director Share Ownership
In an effort to further align the interests of the non-employee directors with the interests of shareholders, the Company has adopted:
Share Ownership Guidelines: Share ownership guidelines require the directors to retain common shares having a value of at least three times the annual cash retainer fee payable to the director. Starting in 2024, the share ownership guidelines are increasing from three to five times the annual cash retainer fee payable to the director. Each non-employee director has five years to comply with the guidelines, and stock options, SARs and unvested restricted shares/units do not count toward the requirement.
Share Holding Requirements: Until our non-employee directors meet their target ownership levels, they must retain an amount equal to 50% of the net profit shares received from Arch Capital’s equity awards. Net profit shares are the shares remaining after payment of taxes owed on vesting of restricted stock or on vesting and payout under restricted stock units. Under the director share holding requirements, net profit shares would also include shares remaining after payment of the exercise price of an option and taxes owed on exercise of options or SARs or on vesting and payout under performance shares, although our non-employee directors do not currently hold or receive Arch Capital performance shares, options or SARs.
No Hedging Permitted: As part of our Code of Business Conduct, our officers, directors and other employees are not permitted to engage in hedging activities with respect to Arch Capital’s common shares or any other publicly- traded equity or debt securities issued by Arch Capital or any of its subsidiaries. Specifically, they may not engage in short sales, purchase or sale of financial instruments or derivatives, including puts and calls, that hedge or offset any change in the market value of such securities. In addition, our officers, directors and other employees may not otherwise engage in transactions that are designed to, or have, the same effect.
Certain Relationships and Related Person Transactions
Generally, transactions with related persons are subject to review by the disinterested members of our Board. Our Board has adopted written procedures regarding the review of transactions involving companies affiliated with a company in which a non-employee director or executive officer of Arch Capital has a material interest (each a “portfolio company”), on the one hand, and Arch Capital or one of its subsidiaries, on the other hand. Under the

27	| 2024 PROXY STATEMENT

procedures, these transactions must be reviewed and approved by the management of Arch Capital or the operating subsidiary entering into the transaction (as applicable), and the terms of such transaction should be arm’s-length or on terms that are otherwise fair to Arch Capital and its subsidiaries. In addition, except for a few defined de minimis exceptions, these transactions also require the approval of Arch Capital under its holding company oversight guidelines. In reviewing these proposed transactions, the effects, if any, on the independence of the relevant directors are considered under the governing Nasdaq and SEC standards. Any applicable regulatory, tax and ratings agency matters are also considered. Under these procedures, the Board is regularly provided with an update of related party transactions.
In January 2017, the Company and Kelso & Co. (“Kelso”), sponsored Premia Reinsurance Ltd., a newly formed multi-line Bermuda reinsurance company (“Premia Re”). Premia Re’s strategy is to reinsure or acquire companies or reserve portfolios in the non-life property and casualty insurance and reinsurance run-off market. The initial capitalization of Premia Re’s parent, Premia Holdings Ltd. (“Premia”), consisted of $400 million in common equity and $110 million in unsecured senior debt. Arch Re Bermuda and certain Arch co-investors, including senior management of Premia, invested $100 million and acquired 25% of Premia’s common equity as well as warrants to purchase additional common equity. Two of the co-investors included Nicolas Papadopoulo, President and Chief Underwriting Officer of Arch Capital and CEO of Arch Worldwide Insurance Group, who invested $2.5 million for a 0.625% stake, and Maamoun Rajeh, Chairman and CEO of Arch Worldwide Reinsurance Group, who invested $0.5 million for a 0.125% stake. Affiliates of Kelso, along with co-investors of Kelso, invested $300 million and acquired the balance of Premia’s common equity as well as warrants to purchase additional common equity. Subsidiaries of Arch Capital are providing certain administrative and support services to Premia pursuant to services agreements. Arch Re Bermuda has appointed two directors to serve on the seven-person board of directors of Premia Re. Arch Re Bermuda is providing a 25% quota share reinsurance treaty on certain business written by Premia Re. During 2023, Arch Re Bermuda entered into certain reinsurance transactions with Premia which generated net premiums written and earned of $80 million and $81 million, respectively, compared to $121 million and $120 million of net premiums written and earned, respectively in 2022. At December 31, 2023, Arch Re Bermuda recorded funds held in assets from Premia of $158 million, compared to $119 million at December 31, 2022.
In December 2023, we made a $125,000 contribution to the Urban Institute, a non-profit research organization that employs one of our directors in a non-executive role, Laurie S. Goodman.
In January 2023, we entered into various transactions related to private investments supporting the retrocession requirements of certain companies in the Company’s reinsurance segment (collectively, the “2023 Reinsurance Transactions”). One of the investors in the 2023 Reinsurance Transactions is a fund managed by Artisan Partners Limited Partnership (“APLP”). Certain investment management clients of APLP, including the fund referenced in the previous sentence, held an approximately 6.7% stock ownership interest in Arch Capital as of December 31, 2023. See “Security Ownership of Certain Beneficial Owners and Management—Common Shares” for further detail. Pursuant to the transaction, the fund has committed to providing $100 million in retrocession protection for Arch’s benefit via an insurance-linked securities structure with respect to certain risks underwritten during the relevant policy period in exchange for net ceded premiums.
Based on a Schedule 13G/A filed in February 2024, BlackRock Inc. (“BlackRock”) owned approximately 7.3% of the outstanding common shares of Arch Capital as of December 31, 2023. BlackRock, through its subsidiaries, provides various investment management, investment trade support and risk analysis services to Arch Capital and its subsidiaries. During 2023, the Company incurred $7.1 million of fees, in the aggregate, under these services arrangements with BlackRock.
Based on a Schedule 13G/A filed in February 2024, The Vanguard Group (“Vanguard”) owned approximately 10.9% of the outstanding common shares of Arch Capital as of December 31, 2023. In 2023, Vanguard provided investment management services to Company-sponsored pension plans. Fees payable in connection with investing in Vanguard funds are paid by the plans. No fees were paid by the Company.
Chiara Nannini, a director of certain of our non-U.S. subsidiaries, is a director of the law firm of Conyers Dill & Pearman Limited (“Conyers”), which provides legal services to the Company and its subsidiaries.
From time to time, in the ordinary course of our business, we may enter into transactions, including insurance and reinsurance transactions and brokerage or other arrangements for the production of business, with entities in which companies or funds affiliated with beneficial owners of more than 5% of our issued and outstanding voting shares or directors of Arch Capital may have an ownership or other interest.

2024 PROXY STATEMENT |	28

SHARE OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
Common Shares
The following table sets forth information available to us as of March 13, 2024 with respect to the ownership of our voting shares by (1) each person known to us to be the beneficial owner of more than 5% of any class of our issued and outstanding voting shares, (2) each director and NEO of Arch Capital and (3) all of the directors and executive officers of Arch Capital as a group. Except as otherwise indicated, each person named below has sole investment and voting power with respect to the securities shown.

	Common Shares
Name and Address of Beneficial Owner	(A) Number of Common Shares Beneficially Owned (1)	(B) Rule 13d-3 Percentage Ownership (1)
The Vanguard Group (2) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	40,754,642	10.9%
BlackRock, Inc. (3) 50 Hudson Yards New York, New York 10001	27,327,595	7.3%
Artisan Partners Holdings LP (4) 875 East Wisconsin Avenue, Suite 800 Milwaukee, Wisconsin 53202	24,894,249	6.6%
Baron Capital Group, Inc. (5) 767 Fifth Avenue New York, New York 10153	21,292,042	5.7%
Marc Grandisson (6)	3,926,104	1.0%
John L. Bunce, Jr. (7)	1,554,048	*
Eric W. Doppstadt (8)	77,779	*
Francis Ebong (9)	6,534	*
Laurie S. Goodman (10)	32,483	*
Moira Kilcoyne (11)	26,823	*
Eileen Mallesch (12)	8,712	*
Louis J. Paglia (13)	54,056	*
John M. Pasquesi (14)	5,212,827	1.4%
Brian S. Posner (15)	117,085	*
Eugene S. Sunshine (16)	33,075	*
John D. Vollaro (17)	427,429	*
David E. Gansberg (18)	502,946	*
François Morin (19)	629,764	*
Nicolas Papadopoulo (20)	1,244,614	*
Maamoun Rajeh (21)	738,549	*
All directors and executive officers (18 persons) (22)	15,079,006	4.0%
* Denotes beneficial ownership of less than 1%

29	| 2024 PROXY STATEMENT

(1)Pursuant to Rule 13d-3 promulgated under the Exchange Act, amounts shown include common shares that may be acquired by a person within 60 days of March 13, 2024. Therefore, column (B) has been computed based on (a) 375,145,392 common shares actually issued and outstanding as of March 13, 2024; and (b) solely with respect to the person whose Rule 13d-3 Percentage Ownership of common shares is being computed, common shares that may be acquired within 60 days of March 13, 2024, upon the exercise of options held only by such person. All references to “options” in the above table and the related footnotes include SARs, as applicable.
(2)Based on a Schedule 13G/A filed with the SEC on February 13, 2024, by Vanguard. In the Schedule 13G/A it is reported that Vanguard has shared dispositive power with respect to 1,557,574 common shares, shared voting power with respect to 465,402 common shares and sole dispositive power with respect to 39,197,068 common shares.
(3)Based on a Schedule 13G/A filed with the SEC on February 1, 2024, by BlackRock. In the Schedule 13G/A it is reported that BlackRock has sole voting power with respect to 24,554,161 common shares and sole dispositive power with respect to 27,327,595 common shares.
(4)Based on a Schedule 13G/A filed with the SEC on February 12, 2024, jointly by APLP, Artisan Investments GP LLC (“Artisan Investments”), Artisan Partners Holdings LP (“Artisan Holdings”), Artisan Partners Asset Management Inc. (“APAM”) and Artisan Partners Funds, Inc. (“Artisan Funds”). APLP is an investment advisor and Artisan Funds is an investment company. Artisan Holdings is the sole limited partner of APLP and the sole member of Artisan Investments. Artisan Investments is the general partner of APLP and APAM is the general partner of Artisan Holdings. The Schedule 13G/A reported that the common shares have been acquired on behalf of discretionary clients of APLP, which holds 24,894,249 common shares, including 17,459,639 common shares on behalf of Artisan Funds. In addition, the Schedule 13G/A reported that (a) APLP, Artisan Investments, Artisan Holdings and APAM each has shared voting with respect to 24,097,765 common shares and shared dispositive power with respect to 24,894,249 common shares; and (b) Artisan Funds has shared voting and dispositive power with respect to 17,459,639 common shares.
(5)Based upon a Schedule 13G/A filed with the SEC on February 14, 2024, jointly by Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), Baron Capital Management, Inc. (“BCM”) and Ronald Baron (collectively, the “Baron Group”). In the Schedule 13G/A, the Baron Group reported that BAMCO and BCM are subsidiaries of BCG, and Ronald Baron owns a controlling interest in BCG. In addition, the Schedule 13G/A reported that (a) BCG has shared voting power with respect to 20,905,042 common shares and shared dispositive power with respect to 21,292,042 common shares; (b) BAMCO has shared voting power with respect to 19,701,673 common shares and shared dispositive power with respect to 20,088,673 common shares; (c) BCM has shared voting and shared dispositive power with respect to 1,203,369 common shares; and (d) Ronald Baron has shared voting power with respect to 20,905,042 common shares and shared dispositive power with respect to 21,292,042 common shares.
(6)Amounts in columns (A) and (B) reflect, on March 13, 2024, (a) 275,784 common shares owned directly by Mr. Grandisson (including 36,572 restricted shares, which were subject to vesting based solely on continued employment); (b) 1,937,157 common shares owned by a company for which Mr. Grandisson is the sole owner; (c) stock options and SARs with respect to 1,393,413 common shares that were exercisable on that date or within 60 days thereof; and (d) 319,750 performance restricted shares which were subject to forfeiture and reacquisition in the event that performance criteria were not met. Amounts do not include stock options and SARs with respect to 138,982 common shares that were not exercisable within 60 days of March 13, 2024.
(7)Amounts in columns (A) and (B) reflect 1,554,048 common shares owned directly by Mr. Bunce.
(8)Amounts in columns (A) and (B) reflect 77,779 common shares owned directly by Mr. Doppstadt.
(9)Amounts in columns (A) and (B) reflect 6,534 common shares owned directly by Mr. Ebong.
(10)Amounts in columns (A) and (B) reflect 32,483 common shares owned directly by Ms. Goodman.
(11)Amounts in columns (A) and (B) reflect 26,823 common shares owned directly by Ms. Kilcoyne.
(12)Amounts in columns (A) and (B) reflect 8,712 common shares owned directly by Ms. Mallesch.
(13)Amounts in columns (A) and (B) reflect 54,056 common shares owned directly by Mr. Paglia.
(14)Amounts in columns (A) and (B) reflect (a) 1,221,693 common shares owned by Otter Capital LLC, for which Mr. Pasquesi serves as the Managing Member; (b) 3,809,473 common shares owned indirectly by revocable trusts for which Mr. Pasquesi and his spouse are the trustees; (c) 179,947 common shares owned indirectly by a family limited partnership; and (d) 1,714 common shares owned directly by Mr. Pasquesi. In addition, certain common shares held by the trusts and by the family limited partnership are subject to a security agreement. As of the record date, none of Mr. Pasquesi’s common shares are being used to secure any outstanding loans pursuant to such security agreement.
(15)Amounts in columns (A) and (B) reflect 117,085 common shares owned directly by Mr. Posner.
(16)Amounts in columns (A) and (B) reflect 33,075 common shares owned directly by Mr. Sunshine.
(17)Amounts in columns (A) and (B) reflect 427,429 common shares owned by trusts for which Mr. Vollaro or his spouse serve as trustees.
(18)Amounts in columns (A) and (B) reflect, on March 13, 2024, (a) 238,035 common shares owned directly by Mr. Gansberg (including 11,336 restricted shares, which were subject to vesting based solely on continued

2024 PROXY STATEMENT |	30

employment); (b) stock options and SARs with respect to 170,655 common shares that were exercisable on that date or within 60 days thereof; and (c) 94,256 performance restricted shares which were subject to forfeiture and reacquisition in the event that performance criteria were not met. Amounts do not include stock options and SARs with respect to 42,682 common shares that were not exercisable within 60 days of March 13, 2024.
(19)Amounts in columns (A) and (B) reflect, on March 13, 2024, (a) 221,779 common shares owned directly by Mr. Morin (including 9,434 restricted shares, which were subject to vesting based solely on continued employment); (b) stock options and SARs with respect to 326,111 common shares that were exercisable on that date or within 60 days thereof; and (c) 81,874 performance restricted shares which were subject to forfeiture and reacquisition in the event that performance criteria were not met. Amounts do not include stock options and SARs with respect to 35,773 common shares that were not exercisable within 60 days of March 13, 2024.
(20)Amounts in columns (A) and (B) reflect, on March 13, 2024, (a) 651,931 common shares owned directly by Mr. Papadopoulo (including 16,857 restricted shares, which were subject to vesting based solely on continued employment); (b) stock options and SARs with respect to 447,345 common shares that were exercisable on that date or within 60 days thereof; and (c) 145,338 performance restricted shares which were subject to forfeiture and reacquisition in the event that performance criteria were not met. Amounts do not include stock options and SARs with respect to 63,872 common shares that were not exercisable within 60 days of March 13, 2024.
(21)Amounts in columns (A) and (B) reflect, on March 13, 2024, (a) 336,170 common shares owned directly by Mr. Rajeh (including 11,336 restricted shares, which were subject to vesting based solely on continued employment); (b) stock options and SARs with respect to 308,123 common shares that were exercisable on that date or within 60 days thereof; and (c) 94,256 performance restricted shares which were subject to forfeiture and reacquisition in the event that performance criteria were not met. Amounts do not include stock options and SARs with respect to 42,682 common shares that were not exercisable within 60 days of March 13, 2024.
(22)In addition to securities beneficially owned by the directors and the NEOs reflected in the table, includes an aggregate of 486,178 common shares which are beneficially owned on March 13, 2024 by executive officers who are not directors of Arch Capital, including restricted shares which were subject to vesting based solely on continued employment, common shares issuable upon exercise of stock options and SARs that were exercisable on that date or within 60 days thereof and performance restricted shares which were subject to forfeiture and reacquisition in the event that performance criteria were not met.

31	| 2024 PROXY STATEMENT

Preferred Shares
The following table sets forth information available to us as of March 13, 2024, with respect to the ownership of our non-cumulative preferred shares by (1) each director and NEO of Arch Capital who owns such shares and (2) all of the directors and executive officers of Arch Capital as a group. Except as otherwise indicated, each person named below has sole investment and voting power with respect to the securities shown. Our preferred shares are not convertible into common shares, and the holders of the preferred shares do not have any voting rights (except under certain limited circumstances). For a description of the terms of our preferred shares, please see note 21, “Shareholders’ Equity,” on pages 163-164 of the notes accompanying our consolidated financial statements included in our 2023 Annual Report.

	Preferred Shares
Name of Beneficial Owner	Number of Series F Preferred Shares Beneficially Owned	Percentage of Class Owned
Brian S. Posner	3,000	*
All directors and executive officers (18 persons)	3,000	*

	Number of Series G Preferred Shares Beneficially Owned	Percentage of Class Owned
Brian S. Posner	4,000	*
All directors and executive officers (18 persons)	4,000	*
* Denotes beneficial ownership of less than 1%

2024 PROXY STATEMENT |	32

COMPENSATION
ITEM 2—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
As required by Regulation 14A under the Exchange Act, we are pleased to ask our shareholders to approve, on an advisory basis, the compensation of the NEOs as described in the “Compensation Discussion and Analysis” and the “Executive Compensation Tables.”
In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis and Compensation Tables sections. We have designed our compensation programs with the intention of linking compensation and the Company’s business performance and talent retention strategies as well as the long-term interests of our shareholders. We have a “pay-for-performance” philosophy that forms the foundation of all decisions regarding compensation of our NEOs.
We are requesting shareholder approval of the compensation of our NEOs as disclosed pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the “Executive Compensation Tables” and any related material disclosed in this Proxy Statement. This vote is not intended to address any one specific item of compensation, but instead, the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.
Your vote is advisory and therefore it will not be binding on the Company, the Compensation and Human Capital Committee of the Board or the Board. However, the Board and the Compensation and Human Capital Committee value the views of our shareholders and the Compensation and Human Capital Committee will take into account the outcome of the advisory vote when considering executive compensation. We have determined to include a shareholder vote on the compensation of NEOs (commonly known as a “say on pay” vote) in our Proxy Statement annually until the next required vote on the frequency of say on pay votes, which will be in 2029. The next say on pay vote accordingly will be held at the 2025 annual general meeting.
Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.
Compensation Discussion and Analysis
The Compensation Discussion and Analysis section explains our compensation philosophy, summarizes our compensation programs and reviews compensation decisions for the NEOs whose compensation information is presented in the tables following this discussion in accordance with SEC rules. NEOs for 2023 were:

Name	Title
Marc Grandisson	Chief Executive Officer and Class III Director, Arch Capital
François Morin	Executive Vice President, Chief Financial Officer and Treasurer, Arch Capital
Nicolas Papadopoulo	President and Chief Underwriting Officer, Arch Capital and CEO, Arch Worldwide Insurance Group
Maamoun Rajeh	Chairman and Chief Executive Officer, Arch Worldwide Reinsurance Group
David E. Gansberg	Chief Executive Officer, Global Mortgage Group, Arch Capital

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Strong Link Between Pay and Performance
Our executive compensation programs are designed to link pay and performance and to align the interests of our executives with those of our shareholders by tying significant portions of their compensation to the Company’s financial performance and stock price performance. We utilize a formulaic approach in our annual incentive plan design for our senior executive team, including our NEOs, and the majority of our long-term incentive awards for senior executives (including NEOs) are granted in the form of performance shares.

CEO Target Mix of Pay	Other NEOs Target Mix of Pay

As illustrated above for our CEO, 75% of target compensation was performance-based and 65% consists of long-term incentives.	As illustrated above for our other NEOs, 71% of target compensation was performance-based and 53% consists of long-term incentives.

2024 PROXY STATEMENT |	34

2023 Performance at a Glance
1 Excludes the effects of stock options, restricted and performance stock units outstanding.
2 See “Annex B—Non-GAAP Financial Measures.”
3 A lower GAAP combined ratio, a measure of underwriting performance, indicates a higher underwriting margin.

2023 was a year of exceptional performance across our diversified platform that resulted in new records in both underwriting income and premium growth. The Company generated $4.4 billion of net income available to Arch common shareholders (“Net Income”) and $3.2 billion of after-tax operating income—a 207% and 74% increase, respectively, from our 2022 results. See “Annex B—Non-GAAP Financial Measures” for additional information on our non-GAAP measures.
We continued our topline growth trajectory of the past several years with a 20.1% increase in gross premiums written (“GPW”) and 21.6% increase in net premiums written (“NPW”) from 2022.
Building on momentum of prior years and capitalizing on hard market conditions, our insurance and reinsurance property and casualty (“P&C”) businesses delivered significant growth. In 2023, the P&C units wrote

35	| 2024 PROXY STATEMENT

$12.4 billion of net premiums, besting the prior record set in 2022. Our Mortgage segment continued to provide meaningful underwriting income, delivering over $1.0 billion for the second consecutive year amid challenging mortgage market conditions.
Fueled by the growth of our P&C units, investable assets increased to $34.6 billion at the end of 2023, a 23% increase from the $28.1 billion at the end of 2022. The “float” generated from the increased premiums helped us produce over $1.0 billion of net investment income for the first time in our history, a 106% increase from 2022 on a per-share basis.
Underwriting quality remained excellent with our combined ratio of 79.3% for 2023, an improvement of 230 basis points from 2022 and ranking in the 78th percentile of our Performance Peer Group (refer to “How We Make Compensation Decisions”). Our performance on the four key measures we track for compensation purposes was solid, with: (1) operating return on average common equity at the 88th percentile, (2) total shareholder return (“TSR”) at the 67th percentile, (3) net income return on average common equity at the 94th percentile and (4) growth in tangible book value per share at the 89th percentile. Refer to “Long-Term Performance” discussion for additional information on our performance results and see “Annex B—Non-GAAP Financial Measures” for additional information on our non-GAAP measures.
Achievements in 2023
In 2023 we drove meaningful growth and profit by executing successfully in each of our three business segments.
Insurance NPW increased to approximately $5.9 billion, up from $5.0 billion in 2022 with growth coming from a diverse mix of coverages including Property, Energy, Marine and Aviation, Construction and National Accounts, and Programs. Underwriting income of $450 million doubled the segment’s result from 2022 while the combined ratio of 91.7% represented a 330 basis point improvement from the prior year.
Reinsurance NPW of $6.6 billion was a 33% increase from 2022 with broad-based growth reflecting improved market conditions. $1.1 billion in underwriting income was a segment record. The combined ratio for Reinsurance was 81.4% for the year, a substantial improvement from the 92.2% combined ratio in 2022.
Our Mortgage segment navigated a significant industry-wide reduction in mortgage originations to generate $1.1 billion in underwriting income, demonstrating the power of the platform even in a soft market. Insurance in Force, a key driver of mortgage earnings, was $509.3 billion for the year—essentially flat with 2022. Credit quality remained excellent and the percentage of insured mortgage loans in default (U.S.) stood at 1.74% at the end of 2023, down slightly from December 2022.
Our shareholders were rewarded for their trust in Arch with an 18.3% share price increase for the year.
Long-Term Performance
We believe the Company’s performance is best measured over the long term. The following charts highlight certain of our key metrics for evaluating financial performance, which are considered in our compensation decisions. In evaluating the performance of the Company in connection with our compensation programs, we focus primarily on two main benchmarks: growth in book and tangible book value per share, which creates long-term shareholder value, and Annualized Net Income Return on Equity (“ROE”) and Annualized Operating Return on Average Common Equity (“Operating ROE”), which drive book value growth and are key indicators of the efficient use of capital.
Book Value and Tangible Book Value per Common Share
Book Value per Common Share (“BVPS”): Since our recapitalization in 2001, we have delivered strong results to our shareholders as our BVPS has grown by 2,212% from $2.03 at December 31, 2001, to $46.94 at December 31, 2023. Shareholders who invested in our recapitalization and continue to hold their common shares have seen the book value of their stock increase by 15.3% per year on a compounded basis and the price of their shares increased 3,245% to $74.27 from $2.22, an increase by 17.1% per year on a compounded basis.
Tangible Book Value per Common Share (“TBVPS”): Growth in this measure, which excludes goodwill and intangible assets, is indicative of our underlying results and is a strong indicator of growth in shareholder value for a P&C insurer and reinsurer and a common financial performance measure for companies in our industry. As such, Arch Capital focuses the long-term component of its executive compensation program on building TBVPS over time.
Our growth in BVPS and TBVPS is aligned with the trading performance of our common shares (refer to “Common Share Performance”).

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Growth in Book Value and Tangible Book Value[1] per Common Share

$50.00
$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
15.3% BVPS Growth Rate[2]
15.2% TBVPS Growth Rate[2]
Book Value Per Share
Tangible Book Value Per Share

1 See “Annex B—Non-GAAP Financial Measures.”
2 Annualized growth rate from December 31, 2001 to December 31, 2023.
Excludes the effects of stock options, restricted and performance stock units outstanding.

37	| 2024 PROXY STATEMENT

Return on Equity
Our ROE for 2023 reflected strong underwriting performance and growth in investment income, reflecting higher yields available on fixed income securities. Historically low interest rates, competitive market conditions in the property casualty industry and significant U.S. and global catastrophe losses, in particular in 2017, 2018, 2020, 2021 and 2022, have put pressure on ROEs over the last decade when compared to our return objectives.

Net Income ROE and Operating Income ROE[1]
1 See “Annex B—Non-GAAP Financial Measures.”

2024 PROXY STATEMENT |	38

Common Share Performance
The chart below summarizes Arch Capital’s cumulative total shareholder return from December 31, 2001 to December 31, 2023, compared with the S&P 500 Composite Stock Index (“S&P 500 Index”) and the S&P 500 Property and Casualty Insurance Index (“S&P 500 P&C Index”), assuming reinvestment of dividends.
During this period, the price of Arch Capital’s common shares appreciated at a compound annual rate of 16.0%, compared with a compound annual rate of return of 8.8% for the S&P 500 Index and 9.4% for the S&P 500 P&C Index. The share price performance presented below is not necessarily indicative of future results.

Total Shareholder Return
At December 31, 2023, the closing price of our common shares was $74.27, up 18.3% in 2023 and up 14.1% on a compounded annualized basis over the past 10 years. While stock valuations tend to fluctuate based on market conditions, our primary metric of value creation is book value growth over time.
In addition, at December 31, 2023, our common share price represented approximately 158% of our year-end 2023 BVPS, which remained healthy relative to our peers, when taking into account our business mix. For the industry, price-to-book value is viewed as an important indicator of company performance by analysts and the investment community.

Executive Compensation Philosophy
We are a leading, Bermuda-based specialty insurer and reinsurer with a global presence. Our job as an insurer is to understand and price risk and in doing so, to generate superior risk-adjusted returns from the insurance and reinsurance coverages we write. Accordingly, it is critical that we recruit, retain and motivate the best talent in the global marketplace. Over time, and in light of our business strategy, we have sought to develop a compensation philosophy that both supports and is consistent with our risk-management practices and that helps to ensure that our compensation programs align our executives and employees with the long-term interests of our shareholders. Our compensation philosophy seeks to reinforce and reward long-term value creation by motivating our NEOs through pay practices based substantially on the overall success of the Company. To achieve these goals, our executive compensation programs have been designed to incentivize our leaders to create long-term value for our shareholders. We use the combination of fixed and variable compensation in the executive compensation program. The variable compensation is performance-

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based, and consists of short-term annual cash incentive bonuses and long-term incentive share-based awards, while the fixed component of the compensation is designed to reflect the significant levels of our NEOs’ experience, duties and scope of responsibility in leading the Company’s underwriting and operating activities.
The design of our compensation program is guided by four core principles:
▪Link Pay with Performance: The majority of our pay for executives is at-risk and performance-based with metrics aligned to the Company’s short-term and long-term financial results and business strategy. Pay should have a clear connection to each executive’s individual contribution to increasing value for our shareholders.
▪Attract, Retain and Align: We maintain programs that will attract and retain critical talent, drive future growth and create strong shareholder alignment within our executive population.
▪Support Culture: We support the Arch Capital culture of teamwork, underwriting discipline and commitment to the highest ethical standards through pay and governance policies and practices that align with shareholder interests.
▪Provide Market Competitive Pay: For each executive position, we consider external benchmark market data for base salary, annual target bonus levels and annualized long-term incentive target grants. Based upon the considerable range of unique facts and circumstances pertaining to our executive talent, we may adjust pay opportunities as appropriate to take into consideration various factors such as consistent high performance and value delivery to the Company, retention, succession, successful tenure and other factors.

How We Make Compensation Decisions
Compensation and Human Capital Committee Process
The Compensation and Human Capital Committee reviews the performance of, and approves the compensation paid to, the CEO and the other NEOs.
▪The CEO of Arch Capital assists in the performance reviews of the NEOs other than himself and makes recommendations to the Compensation and Human Capital Committee on their base salary, annual incentive and long-term share-based compensation. The Compensation and Human Capital Committee reviews, discusses and modifies these compensation recommendations in connection with its approval of the compensation for the NEOs.
▪The Compensation and Human Capital Committee meets in executive sessions (without management present) as necessary, particularly when making determinations about base salary, annual incentive and long-term equity compensation, or administering any aspect of the compensation program for the CEO of Arch Capital. Determinations about compensation matters in respect of the CEO of Arch Capital, the chief financial officer (“CFO”) of Arch Capital, the general counsel of Arch Capital Services LLC, and other senior executives designated by the Compensation and Human Capital Committee are subject to ratification by the Board.

▪To establish levels of base salary, annual incentives, long-term incentives and benefits, the Compensation and Human Capital Committee reviews extensive historical competitive data, including information compiled from annual reports on Form 10-K, proxy statements and other publicly available information for a representative sample of publicly-traded insurers and reinsurers that we believe compete directly with us for executive talent (the “Compensation Peer Group”). Generally, peer companies are of similar size and have similar numbers of employees, product offerings and geographic scope as Arch Capital.

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Risk Management and Compensation Policies
In line with the Company’s requirements for managing risks associated with the Company’s compensation programs, the Compensation and Human Capital Committee seeks to ensure our executive compensation program does not encourage executives to take excessive risks that are inconsistent with the long-term success of the Company.
We emphasize long-term results both in our short-term and long-term incentive programs. Under our short-term incentive program, each underwriting year is measured individually and the results are calculated over a 10-year development period. Our long-term incentive program includes a substantial component of performance-based compensation, which is earned based on achieved performance against preselected performance goals over a three-year performance period.
Our compensation philosophy and governance features are also complemented by the following policies: (i) a clawback policy, (ii) a no hedging policy and (iii) share ownership guidelines and share holding requirements that are designed to align our compensation with long-term shareholder interests. See “Additional Compensation Policies and Practices” for further detail.
We believe our approach to the evaluation of performance and the design of our compensation programs assist in mitigating excessive risk-taking that could harm our Company and believe there is no excessive risk inherent in our programs.
Role of Compensation Consultant
Our Compensation and Human Capital Committee has sole authority to select, retain and terminate any consultants or advisors used to provide independent advice to the Compensation and Human Capital Committee and evaluate executive compensation, including sole authority to approve the fees and any other retention terms for any such consultant or advisor. The Compensation and Human Capital Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent executive compensation consultant to assist in establishing compensation policies and programs. During 2023, Meridian:
▪reviewed and advised the Compensation and Human Capital Committee on matters concerning compensation of the CEO and our other NEOs;
▪reported on all aspects of short-term and long-term compensation program design, including incentive mix;
▪assessed the companies in the Compensation Peer Group for continued appropriateness;
▪reported on emerging trends and developments in executive compensation and corporate governance;
▪prepared formal presentations for the Compensation and Human Capital Committee regarding executive compensation;
▪reviewed compensation benchmarking analysis for each of the Company’s senior executives; and
▪reviewed and advised on director compensation.
Meridian did not provide any other services to the Company and no other fees were paid to Meridian except fees related to their services to the Compensation and Human Capital Committee. The Compensation and Human Capital Committee believes that Meridian is independent and no conflict of interest exists.

Competitors for Setting Pay and Comparing Performance
For purposes of making compensation decisions and for evaluating our financial performance relative to peers, we used compensation and financial data derived from the Compensation Peer Group listed below. We annually review the companies in our Compensation Peer Group with Meridian. Prior to the Compensation and Human Capital Committee making 2023 compensation decisions, the Compensation and Human Capital Committee conducted a formal review of the Compensation Peer Group, with assistance from Meridian, resulting in a recommendation to keep the same Compensation Peer Group as in effect for the prior year, which was approved by the Compensation and Human Capital Committee.

The table below describes the multi-step filtering exercise used in the Compensation Peer Group selection process:

Compensation Peer Group Selection Process
Step 1: Industry Filters	Select industries relative to Arch Capital’s business operations.
Step 2: Size Filters	Filter companies based on revenue and asset size.
Step 3: Additional Subjective Filters	Review business descriptions and additional financial measures.

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The table below describes the four primary functions for the Compensation Peer Group:

Purpose of the Compensation Peer Group
Pay Comparisons	Determine competitive pay levels and identify differences from general industry market data.
Assess ability to attract, retain, engage and motivate top talent.
Compensation Structure	Provide benchmarks for compensation structure (pay mix, performance metrics, leverage, vehicles, etc.).
Use as a foundation or reference when making design changes to the compensation program.
Performance Comparisons	Assess performance relative to companies facing similar business challenges.
Use as an input to setting incentive plan goals.
Financial Performance	Company performance is measured in absolute terms, as well as versus prior year results, and in relative terms in comparison with the performance of peer companies in our Compensation Peer Group on the same financial metrics.
The Compensation Peer Group used for 2023 compensation decisions was comprised of the following 17 companies:

2023 Compensation Peer Group
American Financial Group, Inc.
Arthur J. Gallagher & Co.
Assurant, Inc.
AXIS Capital Holdings Limited
Cincinnati Financial Corporation
CNA Financial Corporation
Everest Group, Ltd.
First American Financial Corporation
The Hanover Insurance Group, Inc.
The Hartford Financial Services Group
Markel Corporation
Old Republic International Corporation
RenaissanceRe Holdings Ltd.
Selective Insurance Group, Inc.
The Travelers Companies, Inc.
W.R. Berkley Corporation
Willis Towers Watson Public Limited Company
The Compensation and Human Capital Committee utilizes a separate peer group to measure relative TSR performance in our performance share awards (the “Performance Peer Group”). There is significant overlap between the two peer groups, with 14 companies included in both groups, but there are differences that reflect the different purposes of the compensation and performance peer groups. The Compensation Peer Group is used primarily to benchmark our compensation against companies that we compete with for talent, while the Performance Peer Group is more focused on companies that participate in similar lines of business in order to more closely measure our relative TSR performance. In establishing the Performance Peer Group for 2023, the Compensation and Human Capital Committee started with the Compensation Peer Group, added Essent Group Ltd., Fairfax Financial Holdings Limited, MGIC Investment Corporation and Radian Group, Inc. and removed Arthur J. Gallagher & Co., First American Financial Corporation and Willis Towers Watson Public Limited Company, resulting in the 18 companies listed below under “Elements of Compensation—Long Term Incentive Plan.”

Shareholder Engagement and Results of Say-on-Pay Votes
At our 2023 annual general meeting of shareholders, approximately 93.9% of the votes cast approved the Company’s executive compensation programs and the resulting compensation described in the 2023 Proxy Statement. Based on this high level of support, the Compensation and Human Capital Committee determined that shareholders support our compensation practices and will continue to work to ensure that our NEOs’ interests are aligned with our shareholders’ interests to support long-term value creation.
In addition, we continue to engage our largest institutional shareholders in discussions regarding our executive compensation program and other governance matters, including our ESG program, as outlined above (see “Proxy Summary”). We remain committed to listening to feedback from shareholders when designing, reviewing and evaluating our compensation programs and policies.

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Elements of Compensation Program
We have three primary elements of total direct compensation for our executive compensation program: base salary, short-term cash incentive and long-term incentive share-based awards, all of which are described below. We also provide standard retirement and benefit plans and limited perquisites customarily provided to expatriates residing in Bermuda.
Base Salary
Base salary is fixed cash compensation and integral to any employment arrangement. Base salary is reviewed annually and adjusted when appropriate. Increases are not automatic or guaranteed. The Compensation and Human Capital Committee sets each NEO’s base salary based on market data for the individual’s position and geographic location as well as experience, duties and scope of responsibility. From time to time, base salaries may be adjusted to reflect promotions, increases in responsibilities and competitive considerations.
Short-Term Annual Cash Incentive
For each executive participant, target annual cash incentive award levels are established, stated as a percentage of base salary. These levels are influenced by external market data and adjusted as appropriate to take into consideration various factors such as consistent high performance and value delivery to the Company, internal equity, retention and succession.
Short-term annual cash incentive award levels are designed to provide formulaic payouts to our senior executives and serve as a critical tool for rewarding the achievement of annual corporate and individual goals. Amounts are earned based on the attainment of quantitative and qualitative strategic accomplishments for the relevant year.
The table below sets forth the established target bonus award levels for our NEOs as of December 31, 2023:

2023 NEO Target Short-Term Incentive Opportunity
Name	Base Salary	Target (%)	Target Bonus
Marc Grandisson	$1,225,000	200%	$2,450,000
François Morin	$750,000	140%	$1,050,000
Nicolas Papadopoulo	$850,000	165%	$1,402,500
Maamoun Rajeh	$780,000	140%	$1,092,000
David E. Gansberg	$780,000	140%	$1,092,000

Overview
At the beginning of each annual performance period, the Compensation and Human Capital Committee approves the financial performance metrics and reviews the strategic goals that will be considered when determining the ultimate amount of the performance-based annual cash incentive awarded upon completion of the calendar year, including establishing specific targets, thresholds and maximums for each financial performance metric. Performance below the threshold would result in no payout related to the financial metrics. For 2023, financial performance metrics were given a weighting of 70% and strategic goals were given a weighting of 30%.
The financial metrics are measured based on the financial performance achieved by each of the segments (i.e., Insurance, Reinsurance and Mortgage (collectively the “underwriting units”) and the investment unit) under our existing incentive compensation formula plans. Such plans typically base payouts on the achievement of ROE targets, reflecting the rate of return we earn on our capital, which supports our goal of growth in TBVPS and aligns our executives’ compensation with shareholder returns. At the beginning of each underwriting year, the segment-level ROE scale, which establishes the threshold, target and maximum performance levels under the formula plans, is approved by the Compensation and Human Capital Committee. The threshold, target and maximum payout percentages as well as the 2023 underwriting year ROE scale are set forth in the following table:

Level of Performance[1]	ROE Scale	Payout Factor
Threshold	7.50%	27.0%
Target	13.74%	100.0%
Maximum	20.61%	200.0%
1 The threshold and maximum levels have been a consistent percentage of the target level over time. However, starting in 2020, the Compensation and Human Capital Committee determined that no amounts will be payable for a plan year unless the ROE for the plan year equals at least 7.5%.
Under the formula plans, for underwriting units, payouts are determined based on the unit’s performance during the current calendar year across all open underwriting years (typically the last 10 years), evaluated against the applicable ROE scale and target developed for each such underwriting year and applied over its respective development period (again, typically 10 years). For the investment unit, awards are derived from the unit’s performance as measured by our investment returns compared to the applicable benchmark index over the past one, three and five years.

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Strategic goals are designed to incentivize participants to achieve corporate objectives that cannot be measured by financial metrics and are approved by the Compensation and Human Capital Committee at the beginning of each year. Performance against strategic goals is evaluated by the Compensation and Human Capital Committee at the conclusion of the calendar year. The strategic goals for each of our NEOs for 2023 are discussed below under “2023 Compensation Decisions for NEOs.”
Performance Criteria
The following performance criteria and weights apply for corporate and unit executives.
▪Corporate executives include our CEO and CFO who have a broad set of responsibilities across the entire group and no specific underwriting unit profit and loss responsibilities.
▪Unit executives have profit and loss responsibilities for a specific underwriting unit and in 2023, included Messrs. Papadopoulo, Rajeh and Gansberg.
Corporate executives’ 70% financial performance metric weighting is based on overall group performance, while the Reinsurance and Mortgage executives’ 70% financial metric weighting is based 50% on the results of the formula plan for their respective unit and 20% on overall group performance, in order to further incentivize them to support overall group objectives. For the President’s role, the 70% financial performance metric weighting is based 50% on overall group performance and 20% on Insurance segment performance.
The chart below summarizes the performance criteria structure:

Performance Criteria	Measurement		Weights for Corporate Executives	Weights for Unit Executives	Range of Payout Percentages
Financial Metrics— Group Level	The incentive compensation payout multiple at the group level is based on each of the underwriting units’ incentive compensation formula plan multiples and is determined as follows:		70%	20% for Reinsurance and Mortgage Executives 50% for President role	0–200%
	1	Convert the payout levels for each unit to an ROE-equivalent, which is inferred[1] using the current underwriting year’s ROE scale.
	2	Derive a group-wide ROE supporting the incentive compensation formula plans using the unit-specific inferred ROEs, weighted by the capital allocated (or deployed) to each underwriting unit.
	3	Compare the group-wide ROE to the target level ROE for the current year in order to assess the relative performance of the group.
	4	Compute the group-level payout multiple using the applicable scale.
Financial Metrics— Segment Level	The incentive compensation payout level for each unit executive measured under this category is equal to his respective unit’s incentive compensation formula plan multiple (total bonus payout dollars for the unit for the current year expressed as a percentage of the aggregate target bonus pool for the unit for the current year), as described in “Overview” above.		0%	50% for Reinsurance and Mortgage Executives 20% for President role	0–200%
Strategic Goals[2]	Based on each executive’s year-end performance evaluation measuring the achievement of strategic objectives.		30%	30%	0–250%
Total			100%	100%	0–200%
1    An ROE equivalent for a given unit is inferred by determining the ROE that would be required under the current underwriting year’s ROE scale to produce a payout multiple equal to the unit’s actual incentive compensation formula plan payout.
2    For the strategic criteria, payout percentages over 200% may only be used if the overall financial criteria payout percentage is 100% (i.e., target level of performance) or higher. The overall maximum bonus payment cannot exceed 200% of the target amount.

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2023 Year ROE Scale/Financial Goals/Payout Scale
The two tables below show the (i) 2023 year ROE scale and (ii) payout scale at the threshold, target and maximum levels for each level of financial goal achievement. Each year, in connection with setting the current year’s threshold, target and maximum ROE measures, the Compensation and Human Capital Committee reviews prevailing financial and economic conditions and uncertainties, the current interest rate environment and peer analysis. The Compensation and Human Capital Committee endeavors to set target ROE measures that are rigorous and responsive to the continued challenging environment in the insurance, reinsurance and mortgage industry and that deliver a pay-for-performance culture. For 2023, the Compensation and Human Capital Committee set the ROE target at 13.74%.

Range of Payouts as % of Target - Financial Goals - Group Level	Threshold	Target	Maximum
Payout as a % of Target[1]	20%	100%	200%
Level of Goal Achievement Required	85%	100%	115%

Range of Payouts as % of Target - Financial Goals - Segment Level	Threshold	Target	Maximum
Payout as a % of Target[1]	20%	100%	200%
Level of Goal Achievement Required	50%	100%	150%
1    Payout for performance achievement between stated levels is interpolated on a straight-line basis.

The table below shows the payout percentages at each performance rating for strategic performance criteria:

Strategic Performance Rating	Payout[1]
Exceptional Achievements	250%
Exceeds Expectations	150%
Meets Expectations	100%
Needs Development	50%
Unsatisfactory	0%
1    For the strategic criteria (30% weighting), payout modifiers over 200% may only be used if the overall financial goals (70% weighting) achieve the target level of performance or higher. Also, maximum payout as a percentage of target is capped at 200%.
See “2023 Compensation Decisions for NEOs” for details of annual short-term cash incentives paid to the NEOs and discussion of the strategic goals.

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Long-Term Incentive Plan
Overview
The Company grants long-term equity-based incentive awards to link the compensation of our NEOs directly to corporate performance over the long term and align the interests of executives to our shareholders. A majority of the economic value is granted in performance-based vehicles. The mix of such long-term awards is approximately (i) 80% performance-based, consisting of 55% performance shares and 25% stock options and (ii) 20% time-based restricted shares. The performance shares are subject to both service-based conditions and performance-based vesting conditions and directly link pay with performance and create shareholder alignment. The stock options also align executives’ interests with those of shareholders and focus on driving stock price. Time-based restricted shares promote direct retention and shareholder alignment.
These awards make up a significant component of total direct compensation, and we believe that the combination of awards supports our pay-for-performance philosophy by encouraging long-term performance and shareholder value creation.
Long-term incentive award grants are generally made annually at the beginning of each year, and the performance shares have three-year overlapping performance periods. In addition, during the year, additional equity awards may be granted for critical retention situations, newly hired employees and special recognition. The summary below describes the vesting conditions and other relevant data relating to the annual long-term equity program.

Performance Shares 55% of Economic Value		Stock Options 25% of Economic Value		Restricted Shares 20% of Economic Value

Performance Period: 3 years.
Underlying Value: Denoted in shares of Arch Capital.
Metrics: Tangible Book Value per share growth over the 3-year performance period, with a TSR modifier of +/- 25%, relative to the TSR of our Performance Peer Group as discussed within “How We Make Compensation Decisions—Selected Competitors” and as shown below.
Opportunities: Pre-established threshold, target and maximum opportunities (e.g., 50%, 100%, 200%). Below threshold performance results in 0% shares earned.
Payout: Earned shares vest in March following the end of the performance period, with the number of vested shares dependent upon the level of goal achievement.
+
Vesting: 3-year ratable commencing on the first anniversary of the grant date.
Underlying Value: Denoted in non-qualified stock options evaluated using the Black-Scholes methodology.
Exercise Price: Equal to the closing share price on the grant date.
Life: 10-year maximum term.
Black-Scholes Methodology: The grant date fair value is calculated in accordance with the Black-Scholes model. The expected life assumption for options is based on the Company’s historical exercise experience of six years (of a 10-year maximum term). Expected volatility is based on the Company’s daily historical trading data of its common shares.
			+	Vesting: 3-year ratable commencing on the first anniversary of the grant date. Underlying Value: Denoted in shares of Arch Capital. Payout: In shares. Dividends: Accrue and are paid out upon vesting.

2024 PROXY STATEMENT |	46

The financial metric against which we measure Company performance under our performance shares is based on growth in TBVPS. We selected this metric because higher and more consistent TBVPS growth over time is an indication of effective and prudent use of capital and is shown to deliver value over time. We also believe that performance in relation to our Performance Peer Group is important in evaluating our long-term performance. Accordingly, we have incorporated a relative TSR modifier into the design for several reasons, most significantly its likely correlation to long-term growth in TBVPS and direct correlation with our shareholders’ returns over the performance period.

2023 Performance Peer Group
American Financial Group, Inc.
Assurant, Inc.
AXIS Capital Holdings Limited
Cincinnati Financial Corporation
CNA Financial Corporation
Essent Group Ltd.
Everest Group, Ltd.
Fairfax Financial Holdings Limited
The Hanover Insurance Group, Inc.
The Hartford Financial Services Group
Markel Corporation
MGIC Investment Corporation
Old Republic International Corporation
Radian Group Inc.
RenaissanceRe Holdings Ltd.
Selective Insurance Group, Inc.
The Travelers Companies, Inc.
W.R. Berkley Corporation

2023 Long-Term Incentive Awards
The Compensation and Human Capital Committee endeavors to set rigorous goals for the performance share awards. The awards granted in 2023 will pay out at target if our TBVPS grows at an 11% annual rate over the three-year period. As noted above, the resulting vesting level is secondarily modified by the relative TSR modifier. Earned awards can increase from 1% to 25% if TSR is greater than the 65th percentile of the Performance Peer Group, or decrease from 1% to 25% if TSR is less than the 35th percentile of the Performance Peer Group. Awards are not modified if TSR performance is between the 35th and 65th percentiles. The maximum number of shares that can be earned is 200% of target.
The table below sets forth the threshold, target and maximum performance levels for TBVPS:

Level of Performance	Growth in TBVPS	Shares Earned as a % of Target
Threshold	6%	50%
Target	11%	100%
Maximum	16%	200%
The Compensation and Human Capital Committee sets award targets for long-term incentive compensation for our NEOs based, in part, on Compensation Peer Group analysis and extensive review of competitive benchmarking data. For 2023, the Compensation and Human Capital Committee increased the long-term incentive grant for the NEOs by approximately 15% above the target award value in recognition of the Company’s outstanding performance in 2022. The target value of the award and the actual grant value stated as a percentage of base salary, are summarized in the table below:

Name	2023 Target Grant Value (% of Base Salary)	2023 Actual Grant Value (% of Base Salary)
Marc Grandisson	450%	515%
François Morin	200%	230%
Nicolas Papadopoulo	300%	345%
Maamoun Rajeh	200%	230%
David E. Gansberg	200%	230%

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2023 Compensation Decisions for Named Executive Officers
2023 Short-Term Cash Incentive Plan Payout
The group financial performance metrics represent the weighted average results under the plan formula for the insurance, reinsurance, mortgage and investment units determined for 2023. The level of goal achievement for the group during 2023 for open underwriting years was 127.3%, exceeding the maximum Level of Goal Achievement Required of 115% as indicated in “Elements of Compensation Program—2023 Year ROE Scale/Financial Goals/Payout Scale,” which resulted in a payout factor of 200.0% of target for the group financial goal portion of bonuses.
The level of goal achievement for the individual units under the financial goal portion of the Short-Term Cash Incentive Plan for the open underwriting years was 128.7%, 140.9% and 144.1% for the Insurance, Reinsurance and Mortgage segments, respectively, resulting in payout factors of 157.3%, 181.7% and 188.3% of target, respectively.
The strategic performance results, which make up 30% of the calculation, are highlighted in the following pages covering each individual NEOs’ compensation.

2021 Performance Shares Plan Payout
As stated above, the Company uses performance shares as part of its Long‐Term Incentive (“LTI”) Compensation Plan. Under the terms of the LTI Plan, the final number of shares ultimately earned by the eligible executives is a function of the absolute growth in the TBVPS of the Company’s common shares over a three-year performance period, supplemented by a TSR modifier.
The starting TBVPS for the 2021 grants was $28.63. At the end of 2023, the TBVPS grew to $44.99, a 16.26% annualized increase over the performance period, resulting in a payout percentage of 200%, based on TBVPS growth.
Based on Arch Capital’s TSR over the three‐year performance period of 122.9%, which placed it in the 100th percentile of our Performance Peer Group, the resulting TSR multiplier was 125.0%.

Annual Change in TBVPS	Payout Percentage	TSR Percentile	Shares Modifier
<6%	0%	≤20%	75%
6%	50%	35%	100%
11%	100%	65%	100%
≥16%	200%	≥80%	125%
Based on the two calculations above, the indicated final payout was 200.0% for the performance shares granted in 2021 that vested on March 4, 2024, which was the maximum payout.

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Chief Executive Officer
Marc Grandisson Chief Executive Officer
Strategic Goals
In early 2023, the Compensation and Human Capital Committee reviewed and approved Mr. Grandisson’s 2023 strategic objectives. During the year, the Compensation and Human Capital Committee reviewed updates on the progress toward achievement of the objectives and final determinations were made in February 2024. The resulting determination by the Compensation and Human Capital Committee was that he had performed with respect to his pre-established strategic objectives at a level translating to a 200% payout factor. Highlights are summarized below:
Mr. Grandisson’s strategic goals were based on Company performance, including in relation to the Performance Peer Group, progress on key strategic initiatives and succession planning. Under Mr. Grandisson’s leadership, the Company’s financial results were outstanding as highlighted in “2023 Performance at a Glance” section. Book value per common share was up 43.9%, annualized net income return on average common equity and annualized after-tax operating return on average common equity were 29.7% and 21.6%, respectively, compared to 11.6% and 14.8%, respectively, in 2022. The Company’s stock price was up 18.3% in 2023. In addition, the Company was once again named a “Most Honorable Company” placing in the top-three overall in every category by Institutional Investor. The Company was also named Best Places to Work by U.S. News and World Report. The Compensation and Human Capital Committee evaluated Mr. Grandisson’s oversight in developing the Company’s global strategy focusing on revenue growth, operating efficiencies, innovation and increased profitability. The Committee also evaluated Mr. Grandisson’s oversight of succession planning and maximizing Executive Leadership Team effectiveness, while also continuing to inspire the Senior Leadership Team (“SLT”) of the Company’s top ~150 leaders. The Committee also reviewed Mr. Grandisson’s oversight of key strategic initiatives in the areas of analytics, M&A, employee engagement, D&I, and ESG programs and policies, as well as continued progress on global IT transformation and Arch Management System, both of which are multi-year initiatives to upgrade and refresh core processes and systems that will generate productivity, efficiency and consumer centric solutions.

Compensation Decisions
■ Base Salary, Short- and Long-Term Incentive Target
Mr. Grandisson did not have any change to base salary or short- and long-term incentive targets in 2023.
For 2024 compensation decisions, the Compensation and Human Capital Committee reviewed and benchmarked Mr. Grandisson’s compensation against the Company’s Compensation Peer Group. Based on that review, in order to maintain market competitiveness at our target positioning as described in “How We Make Compensation Decisions,” Mr. Grandisson’s base salary was increased to $1,300,000 from $1,225,000 in January 2024 and his long-term incentive target was increased to 560% of base salary from 450% of base salary. His short-term incentive remains at 200% of base salary.

■ Short-Term Cash Incentive	The Compensation and Human Capital Committee reviewed Mr. Grandisson’s performance against his strategic goals, which resulted in a payout factor of 200% on the portion of his bonus that was based on strategic performance.
	2023 STI Metric			Payout Factor	x Weighting	= Adjusted Weighting	x Target Bonus	= Bonus Payout (Max 2x)
	Financial Performance—Group			200%	70%	140%	$2,450,000	$3,430,000
	Strategic Performance			200%	30%	60%		1,470,000
	TOTAL				100%	200%		$4,900,000
■ Long-Term Incentive
On February 24, 2023, the Compensation and Human Capital Committee approved the annual award summarized in the table below. The amount includes a 15% increase to the grant target in recognition of the Company’s outstanding performance in 2022. The performance shares are reflected at target since performance will be measured over the forward-looking three-year period, which will ultimately determine the number of shares earned.

		Performance Shares		Stock Options		Time-Based Restricted Shares
	Grant Date	Number of Shares	Value[1]	Number of Options	Value[1]	Number of Shares	Value[1]	Total
	Feb. 24, 2023	50,193	$3,471,850	67,242	$1,578,304	18,252	$1,262,491	$6,312,645

■ 2021 Perfor-mance Share Cycle Vesting
The starting TBVPS for the 2021 grants was $28.63. At the end of 2023, TBVPS grew to $44.99, a 16.26% annualized increase over the performance period, resulting in a payout percentage of 200%, based on TBVPS growth. Based on Arch Capital’s TSR over the three-year performance period of 122.9%, which placed it in the 100th percentile of our Performance Peer Group, the resulting TSR multiplier was 125.0%, and the overall payout factor was calculated at 200.0%, which was the maximum payout.

	2021 Grant (Target)	Approved Payout Factor		Total Vested	Adjustment to Target Shares Awarded		Value of Adjustment to Target Shares at 12/31/2023[2]
	69,095	200.0%		138,190	69,095		$5,131,686

[1] The total long-term incentive value provided in the summary above for performance share awards differs from the grant date fair value reported in the “2023 Summary Compensation” and “2023 Grants of Plan-Based Awards” Tables. The values in the summary above were based on the closing price of our shares on the grant date and the target number of shares. The values in the “2023 Summary Compensation” and “2023 Grants of Plan-Based Awards” Tables were computed at the grant date in accordance with ASC Topic 718. Stock options are valued on the grant date based on the Black-Scholes option pricing methodology (refer to “Elements of Compensation Program—Long-Term Incentive Plan”) and restricted shares are valued based on the closing price of our common shares on the grant date.
[2] The Value of Adjustment to Target Shares is calculated utilizing the December 31, 2023 closing stock price of Arch Capital, which was $74.27.

49	| 2024 PROXY STATEMENT

Chief Financial Officer
François Morin Executive Vice President, Chief Financial Officer and Treasurer
Strategic Goals
Mr. Morin’s strategic goals were based on our financial strength ratings, strategic initiatives, updating of financials systems, finance operations and processes and succession planning. Mr. Morin worked successfully at managing investor, rating agency and auditor relations to keep our financial strength ratings strong. He also led capital management decisions across the group resulting in 21.6% growth in net written premium and after-tax operating income growth of 74.2% from 2022. The Compensation and Human Capital Committee evaluated Mr. Morin’s role in strategic initiatives, including corporate structuring designed to enhance Company capital and provide financial flexibility for the future. In addition, Mr. Morin led the successful implementation of Phase 1 of the multi-year finance transformation to implement a single Enterprise Resource Planning (“ERP”) solution across the group. Mr. Morin also continued to identify the next generation of leaders through the SLT and succession planning process and encouraged team building for the various corporate functions by helping to lead a first-ever Corporate Collaboration Conference for 160-plus employees across the corporate functions. Mr. Morin also joined the Company’s mentorship program and mentors a number of individuals across different teams.
Compensation Decisions
■ Base Salary	Mr. Morin’s base salary was increased to $750,000 from $675,000 in January 2023 following our annual benchmarking review, company growth and continued high performance. For 2024 compensation decisions, Mr. Morin’s base salary was increased to $800,000 from $750,000 following our annual benchmarking review, effective January 1, 2024.
■ Short-Term Cash Incentive	The Compensation and Human Capital Committee reviewed Mr. Morin’s performance against his strategic goals, which resulted in a payout factor of 210% on the portion of his bonus that was based on strategic performance.
	2023 STI Metric			Payout Factor	x Weighting	= Adjusted Weighting	x Target Bonus	= Bonus Payout (Max 2x)
	Financial Performance—Group			200%	70%	140%	$1,050,000	$1,470,000
	Strategic Performance			210%	30%	63%		630,000
	TOTAL				100%	203%		$2,100,000
	Effective January 1, 2023, Mr. Morin’s Short-Term Cash Incentive target was increased to 140% of base salary from 135% of base salary following our annual benchmarking review. For 2024 compensation decisions, Mr. Morin’s Short-Term Cash Incentive target was increased to 150% of base salary from 140% of base salary following our annual benchmarking review, effective January 1, 2024.
■ Long-Term Incentive
On February 24, 2023, the Compensation and Human Capital Committee approved the annual award summarized in the table below. The amount includes a 15% increase to the grant target in recognition of the Company’s outstanding performance in 2022. The performance shares are reflected at target since performance will be measured over the forward-looking three-year period, which will ultimately determine the number of shares earned.

		Performance Shares		Stock Options		Time-Based Restricted Shares
	Grant Date	Number of Shares	Value[1]	Number of Options	Value[1]	Number of Shares	Value[1]	Total
	Feb. 24, 2023	13,716	$948,736	18,375	$431,298	4,988	$345,020	$1,725,054

■ 2021 Perfor-mance Share Cycle Vesting
The starting TBVPS for the 2021 grants was $28.63. At the end of 2023, TBVPS grew to $44.99, a 16.26% annualized increase over the performance period, resulting in a payout percentage of 200%, based on TBVPS growth. Based on Arch Capital’s TSR over the three-year performance period of 122.9%, which placed it in the 100th percentile of our Performance Peer Group, the resulting TSR multiplier was 125.0%, and the overall payout factor was calculated at 200.0%, which was the maximum payout.

	2021 Grant (Target)	Approved Payout Factor		Total Vested	Adjustment to Target Shares Awarded		Value of Adjustment to Target Shares at 12/31/2023[2]
	20,729	200.0%		41,458	20,729		$1,539,543

[1] The total long-term incentive value provided in the summary above for performance share awards differs from the grant date fair value reported in the “2023 Summary Compensation” and “2023 Grants of Plan-Based Awards” Tables. The values in the summary above were based on the closing price of our shares on the grant date and the target number of shares. The values in the “2023 Summary Compensation” and “2023 Grants of Plan-Based Awards” Tables were computed at the grant date in accordance with ASC Topic 718. Stock options are valued on the grant date based on the Black-Scholes option pricing methodology (refer to “Elements of Compensation Program—Long-Term Incentive Plan”) and restricted shares are valued based on the closing price of our common shares on the grant date.
[2] The Value of Adjustment to Target Shares is calculated utilizing the December 31, 2023 closing stock price of Arch Capital, which was $74.27.

2024 PROXY STATEMENT |	50

President and Chief Underwriting Officer
Nicolas Papadopoulo President and Chief Underwriting Officer, Arch Capital and CEO, Arch Worldwide Insurance Group
Strategic Goals
Mr. Papadopoulo’s strategic goals included growth strategies, strategic initiatives, leadership development, and D&I initiatives. Mr. Papadopoulo continues to build alignment and common strategies around future growth for all of Arch’s segments, i.e., Insurance, Reinsurance and Mortgage. Under Mr. Papadopoulo’s leadership, Insurance group net written premiums grew 16.7% from 2022. The Compensation and Human Capital Committee also evaluated Mr. Papadopoulo’s role in strategic initiatives, including sponsoring the expansion of the Shared Service Operating Model and prioritization of next steps for the companywide transformation agenda after the successful implementation of the HR Talent Acquisition and IT End User Support pilots. Mr. Papadopoulo also focused on further expanding the use of strategic analytics and digital partnership successes to continue to drive innovation and increase profitability, and he continued to support the development of leaders and the framework specific to the next generation of successors. Mr. Papadopoulo also promoted the Company’s D&I initiatives across business units, including segment specific D&I goals and continues to serve as Executive Sponsor of the Women and Allies Employee Network.

Compensation Decisions
■ Base Salary	Mr. Papadopoulo’s base salary was increased to $850,000 from $800,000 in January 2023 following our annual benchmarking review, company growth and continued high performance. For 2024 compensation decisions, Mr. Papadopoulo’s base salary was increased to $900,000 from $850,000 following our annual benchmarking review, effective January 1, 2024.
■ Short-Term Cash Incentive	The Compensation and Human Capital Committee reviewed Mr. Papadopoulo’s performance against his strategic goals, which resulted in a payout factor of 225% on the portion of his bonus that was based on strategic performance.
	2023 STI Metric			Payout Factor	x Weighting	= Adjusted Weighting	x Target Bonus	= Bonus Payout (Max 2x)
	Financial Performance—Group			200%	50%	100%	$1,402,500	$1,402,500
	Financial Performance—Segment			164%	20%	32.8%		460,020
	Strategic Performance			225%	30%	67.5%		942,480
	TOTAL				100%	200.3%		$2,805,000
	Effective January 1, 2023, Mr. Papadopoulo’s Short-Term Cash Incentive target was increased to 165% of base salary from 150% of base salary following our annual benchmarking review. For 2024 compensation decisions, Mr. Papadopoulo’s Short-Term Cash Incentive target was increased to 185% of base salary from 165% of base salary following our annual benchmarking review, effective January 1, 2024.
■ Long-Term Incentive
On February 24, 2023, the Compensation and Human Capital Committee approved the annual award summarized in the table below. The amount includes a 15% increase to the grant target in recognition of the Company’s outstanding performance in 2022. The performance shares are reflected at target since performance will be measured over the forward-looking three-year period, which will ultimately determine the number of shares earned.

		Performance Shares		Stock Options		Time-Based Restricted Shares
	Grant Date	Number of Shares	Value[1]	Number of Options	Value[1]	Number of Shares	Value[1]	Total
	Feb. 24, 2023	23,337	$1,614,220	31,264	$733,829	8,486	$586,977	$2,935,026

■ 2021 Perfor-mance Share Cycle Vesting
The starting TBVPS for the 2021 grants was $28.63. At the end of 2023, TBVPS grew to $44.99, a 16.26% annualized increase over the performance period, resulting in a payout percentage of 200%, based on TBVPS growth. Based on Arch Capital’s TSR over the three-year performance period of 122.9%, which placed it in the 100th percentile of our Performance Peer Group, the resulting TSR multiplier was 125.0%, and the overall payout factor was calculated at 200.0%, which was the maximum payout.

	2021 Grant (Target)	Approved Payout Factor		Total Vested	Adjustment to Target Shares Awarded		Value of Adjustment to Target Shares at 12/31/2023[2]
	36,851	200.0%		73,702	36,851		$2,736,924

[1] The total long-term incentive value provided in the summary above for performance share awards differs from the grant date fair value reported in the “2023 Summary Compensation” and “2023 Grants of Plan-Based Awards” Tables. The values in the summary above were based on the closing price of our shares on the grant date and the target number of shares. The values in the “2023 Summary Compensation” and “2023 Grants of Plan-Based Awards” Tables were computed at the grant date in accordance with ASC Topic 718. Stock options are valued on the grant date based on the Black-Scholes option pricing methodology (refer to “Elements of Compensation Program—Long-Term Incentive Plan”) and restricted shares are valued based on the closing price of our common shares on the grant date.
[2] The Value of Adjustment to Target Shares is calculated utilizing the December 31, 2023 closing stock price of Arch Capital, which was $74.27.

51	| 2024 PROXY STATEMENT

Reinsurance Unit Executive
Maamoun Rajeh Chairman and Chief Executive Officer, Arch Worldwide Reinsurance Group
Strategic Goals
Mr. Rajeh’s strategic goals were based on reinsurance growth and profitability, strategic initiatives, leadership development, D&I and inclusion initiatives and enhancing the reinsurance group’s brand and reputation in the market. Under Mr. Rajeh’s direction of the Reinsurance group, they generated $9.1 billion in gross premium written, 31% more than in 2022, including a bottom line profit of $1.1 billion, a record for the group. The Compensation and Human Capital Committee also evaluated Mr. Rajeh’s role in strategic initiatives, including leading the development of a distribution strategy in the face of increased broker bargaining power and underwriting commoditization. Mr. Rajeh focused on leadership development, which continues to yield strong internal candidates for key roles, including two newly promoted Chief Underwriting Officers (“CUOs”) and for the first time, the reinsurance group has two women in CUO roles. Mr. Rajeh increased his media engagement activities to promote the group’s message, which continues to establish the Company as a thought leader and trendsetter in the industry.

Compensation Decisions
■ Base Salary	Mr. Rajeh’s base salary was increased to $780,000 from $725,000 in January 2023 following our annual benchmarking review, company growth and continued high performance. For 2024 compensation decisions, Mr. Rajeh’s base salary was increased to $850,000 from $780,000 following our annual benchmarking review, effective January 1, 2024.
■ Short-Term Cash Incentive	The Compensation and Human Capital Committee reviewed Mr. Rajeh’s performance against his strategic goals, which resulted in a payout factor of 200% on the portion of his bonus that was based on strategic performance.
	2023 STI Metric			Payout Factor	x Weighting	= Adjusted Weighting	x Target Bonus	= Bonus Payout (Max 2x)
	Financial Performance—Group			200%	20%	40%	$1,092,000	$436,800
	Financial Performance—Segment[1]			181.6%	50%	90.8%		991,500
	Strategic Performance			200%	30%	60%		655,200
	TOTAL				100%	190.8%		$2,083,500

[1] The payout factor was reduced for amounts calculated under the reinsurance segment’s formula approach under the short-term cash incentive plan attributable to performance for prior underwriting years, for which Mr. Rajeh has previously received payment.

	Effective January 1, 2023, Mr. Rajeh’s Short-Term Cash Incentive target was increased to 140% of base salary from 135% of base salary following our annual benchmarking review. For 2024 compensation decisions, Mr. Rajeh’s Short-Term Cash Incentive target was increased to 165% of base salary from 140% of base salary following our annual benchmarking review, effective January 1, 2024.
■ Long-Term Incentive
On February 24, 2023, the Compensation and Human Capital Committee approved the annual award summarized in the table below. The amount includes a 15% increase to the grant target in recognition of the Company’s outstanding performance in 2022. The performance shares are reflected at target since performance will be measured over the forward-looking three-year period, which will ultimately determine the number of shares earned.

		Performance Shares		Stock Options		Time-Based Restricted Shares
	Grant Date	Number of Shares	Value[1]	Number of Options	Value[1]	Number of Shares	Value[1]	Total
	Feb. 24, 2023	14,273	$987,263	19,121	$448,808	5,190	$358,992	$1,795,063

■ 2021 Perfor-mance Share Cycle Vesting
The starting TBVPS for the 2021 grants was $28.63. At the end of 2023, TBVPS grew to $44.99, a 16.26% annualized increase over the performance period, resulting in a payout percentage of 200%, based on TBVPS growth. Based on Arch Capital’s TSR over the three-year performance period of 122.9%, which placed it in the 100th percentile of our Performance Peer Group, the resulting TSR multiplier was 125.0%, and the overall payout factor was calculated at 200.0%, which was the maximum payout.

	2021 Grant (Target)	Approved Payout Factor		Total Vested	Adjustment to Target Shares Awarded		Value of Adjustment to Target Shares at 12/31/2023[2]
	22,264	200.0%		44,528	22,264		$1,653,547

[1] The total long-term incentive value provided in the summary above for performance share awards differs from the grant date fair value reported in the “2023 Summary Compensation” and “2023 Grants of Plan-Based Awards” Tables. The values in the summary above were based on the closing price of our shares on the grant date and the target number of shares. The values in the “2023 Summary Compensation” and “2023 Grants of Plan-Based Awards” Tables were computed at the grant date in accordance with ASC Topic 718. Stock options are valued on the grant date based on the Black-Scholes option pricing methodology (refer to “Elements of Compensation Program—Long-Term Incentive Plan”) and restricted shares are valued based on the closing price of our common shares on the grant date.
[2] The Value of Adjustment to Target Shares is calculated utilizing the December 31, 2023 closing stock price of Arch Capital, which was $74.27.

2024 PROXY STATEMENT |	52

Mortgage Unit Executive
David E. Gansberg Chief Executive Officer, Global Mortgage Group
Strategic Goals
Mr. Gansberg’s strategic goals were based on growth and diversification, strategic initiatives, leadership development, and D&I initiatives. Under Mr. Gansberg’s leadership, the Mortgage group earned $1.1 billion of underwriting income in a challenging year due to industry-wide reductions in mortgage originations. Also, the group generated significant financial benefit from calling several outstanding notes that no longer provided capital benefit. The Compensation and Human Capital Committee also evaluated Mr. Gansberg’s oversight of strategic initiatives including international growth in Australia and growth in gross written premium of 80% over 2022 from European Significant Risk Transfer transactions. Under Mr. Gansberg’s guidance, the group continues to enhance analytics by building better real-time analytics on housing industry and economic trends and competitor pricing. The group is diversifying business beyond primary mortgage insurance by operationalizing second lien insurance business and restarting the whole loan acquisition business. Mr. Gansberg continues to support the development and coaching of his leadership team and under his direction, the Mortgage group was named one of the Best Places To Work for the fifth consecutive year by Triad Business Journal.

Compensation Decisions
■ Base Salary	Mr. Gansberg’s base salary was increased to $780,000 from $725,000 in January 2023 following our annual benchmarking review, company growth and continued high performance. For 2024 compensation decisions, Mr. Gansberg’s base salary was increased to $850,000 from $780,000 following our annual benchmarking review, effective January 1, 2024.
■ Short-Term Cash Incentive	The Compensation and Human Capital Committee reviewed Mr. Gansberg’s performance against his strategic goals, which resulted in a payout factor of 200% on the portion of his bonus that was based on strategic performance.
	2023 STI Metric			Payout Factor	x Weighting	= Adjusted Weighting	x Target Bonus	= Bonus Payout (Max 2x)
	Financial Performance—Group			200%	20%	40%	$1,092,000	$436,800
	Financial Performance—Segment[1]			179.2%	50%	90%		978,481
	Strategic Performance			200%	30%	60%		655,200
	TOTAL				100%	190%		$2,070,481

[1] The payout factor was reduced for amounts calculated under the mortgage segment’s formula approach under the short-term cash incentive plan attributable to performance for prior underwriting years in recognition of the fact that an additional bonus amount of $97,219 was paid to Mr. Gansberg in March 2024 for those prior underwriting years due to his continued participation in the Mortgage segment’s separate formulaic bonus plan for those prior years.

	Effective January 1, 2023, Mr. Gansberg’s Short-Term Cash Incentive target was increased to 140% of base salary from 135% of base salary following our annual benchmarking review. For 2024 compensation decisions, Mr. Gansberg’s Short-Term Cash Incentive target was increased to 165% of base salary from 140% of base salary following our annual benchmarking review, effective January 1, 2024.
■ Long-Term Incentive
On February 24, 2023, the Compensation and Human Capital Committee approved the annual award summarized in the table below. The amount includes a 15% increase to the grant target in recognition of the Company’s outstanding performance in 2022. The performance shares are reflected at target since performance will be measured over the forward-looking three-year period, which will ultimately determine the number of shares earned.

		Performance Shares		Stock Options		Time-Based Restricted Shares
	Grant Date	Number of Shares	Value[1]	Number of Options	Value[1]	Number of Shares	Value[1]	Total
	Feb. 24, 2023	14,273	$987,263	19,121	$448,808	5,190	$358,992	$1,795,063

■ 2021 Perfor-mance Share Cycle Vesting
The starting TBVPS for the 2021 grants was $28.63. At the end of 2023, TBVPS grew to $44.99, a 16.26% annualized increase over the performance period, resulting in a payout percentage of 200%, based on TBVPS growth. Based on Arch Capital’s TSR over the three-year performance period of 122.9%, which placed it in the 100th percentile of our Performance Peer Group, the resulting TSR multiplier was 125.0%, and the overall payout factor was calculated at 200.0%, which was the maximum payout.

	2021 Grant (Target)	Approved Payout Factor		Total Vested	Adjustment to Target Shares Awarded		Value of Adjustment to Target Shares at 12/31/2023[2]
	22,264	200.0%		44,528	22,264		$1,653,547

[1] The total long-term incentive value provided in the summary above for performance share awards differs from the grant date fair value reported in the “2023 Summary Compensation” and “2023 Grants of Plan-Based Awards” Tables. The values in the summary above were based on the closing price of our shares on the grant date and the target number of shares. The values in the “2023 Summary Compensation” and “2023 Grants of Plan-Based Awards” Tables were computed at the grant date in accordance with ASC Topic 718. Stock options are valued on the grant date based on the Black-Scholes option pricing methodology (refer to “Elements of Compensation Program—Long-Term Incentive Plan”) and restricted shares are valued based on the closing price of our common shares on the grant date.
[2] The Value of Adjustment to Target Shares is calculated utilizing the December 31, 2023 closing stock price of Arch Capital, which was $74.27.

53	| 2024 PROXY STATEMENT

2024 Long-Term Incentive Awards
In February 2024, and as will be described in more detail in the 2025 Proxy Statement, the Company made annual cycle long-term incentive grants in the form of performance shares, stock options and time-based restricted stock to the NEOs. The Compensation and Human Capital Committee sets award targets for long-term incentive compensation for our NEOs based, in part, on Compensation Peer Group analysis, extensive review of competitive benchmarking data and an evaluation of performance. As discussed in “2023 Compensation Decisions for NEOs,” the Compensation and Human Capital Committee increased the long-term incentive target for the NEOs. For the 2024 annual cycle grants, each of the NEOs received the following:

Name	2024 Target (% of Base Salary)	February 2024 Annual Cycle Grants[1]
Marc Grandisson[2]	560%	$7,280,000
François Morin[2]	230%	$1,840,000
Nicolas Papadopoulo[2]	380%	$3,420,000
Maamoun Rajeh[2]	300%	$2,550,000
David E. Gansberg[2]	300%	$2,550,000
1 Similar to the annual cycle long-term incentive awards granted in 2023 and, as described in “2023 Compensation Decisions for NEOs,” the Company granted 55% in performance shares (measured by economic value), 25% in stock options and 20% in time-based restricted shares in February 2024.
2    Messrs. Grandisson, Morin, Papadopoulo, Rajeh and Gansberg’s February 2024 grant increased as a result of their January 1, 2024 base salary and long-term incentive target change, as described in “2023 Compensation Decisions for NEOs.”

Additional Compensation Policies and Practices
Arch Capital’s compensation philosophy and related governance features are also complemented by several specific elements that are designed to align our compensation with long-term shareholder interests. These elements include the following:
Clawback Policy
The Company has a clawback policy covering all executive officers, including the CEO. This policy provides that, in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation and Human Capital Committee will review all cash and equity incentive-based compensation that was paid to current or former executive officers during the three-year period preceding the required restatement. If any such incentive-based compensation would have been lower as a result of the restated financial results, the Compensation and Human Capital Committee would seek the reimbursement of the incremental portion of the incentive-based compensation in excess of the compensation that would have been paid based on the restated financial results. This policy is to be interpreted in accordance with the applicable rules of Nasdaq (or other securities exchange on which our common shares are listed from time to time).
No Excise Tax Gross-Ups
The Company does not provide excise tax gross-up payments to any of its executives in connection with change in control payments.
No Tax Gross-Ups
The Company does not include tax gross-up provisions in employment agreements and does not provide tax gross-ups to our executive officers.
Share Ownership Guidelines
In an effort to further align the interests of the senior management team with the interests of shareholders, the Company has share ownership guidelines that require these executives to maintain designated levels of ownership of the common shares of Arch Capital. Specifically, these guidelines require common share ownership levels as follows: (1) CEO of Arch Capital—six times base salary; and (2) NEOs and other executives who file reports under Section 16 of the Exchange Act—four times base salary. Each executive has five years to comply with the guidelines. Unvested restricted shares and shares subject to unvested restricted share units which, in either case, vest solely based on time and continued employment will be counted toward the target ownership level. Unvested performance restricted shares and shares subject to unvested performance restricted share units will be counted toward the target ownership level to the extent, if any, that the performance targets would have been achieved based on performance through the last completed calendar year of the applicable performance period (as determined by the Company). Shares subject to stock options, SARs and unvested performance awards (except as set forth above in the case of unvested performance restricted shares and shares subject to unvested performance restricted share units) do not count toward the requirement.
As of December 31, 2023, all our NEOs had satisfied their ownership requirements.

2024 PROXY STATEMENT |	54

See also “Director Compensation—Matters Relating to Director Share Ownership” for a description of share ownership guidelines that require our non-employee directors to maintain designated levels of ownership of common shares of Arch Capital.
Share Holding Requirements for Executives
To ensure each of our senior executives meets our share ownership guidelines, the Company requires that each senior executive retain 50% of the net profit shares received from Company equity awards until the executive meets target ownership levels. Net profit shares are the shares remaining after payment of the exercise price of an option and taxes owed on exercise of options or SARs, vesting of restricted stock or vesting and payout under restricted stock units and performance shares. See also “Director Compensation—Matters Relating to Director Share Ownership” for a description of share retention guidelines that require our non-employee directors to maintain designated levels of ownership of common shares of Arch Capital.
No Hedging Permitted
As part of our Code of Business Conduct, our officers, directors and other employees are not permitted to engage in hedging activities with respect to Arch Capital’s common shares or any other publicly-traded equity or debt securities issued by Arch Capital or any of its subsidiaries. Specifically, they may not engage in short sales, purchase or sale of financial instruments or derivatives, including puts and calls, that hedge or offset any change in the market value of such securities. In addition, our officers, directors and other employees may not otherwise engage in transactions that are designed to, or have, the same effect.
Limits on Pledging
Our Code of Business Conduct discourages the pledging of our common shares as collateral for loans and includes limitations.
▪In no event may any executive officer or director of the Company pledge an amount of common shares in respect of a loan that exceeds the lesser of 30% of the common shares beneficially owned by the individual (as reported or would be reported in our Proxy Statement) or 0.5% of the then outstanding common shares of Arch Capital; and
▪any securities pledged would not count toward satisfying any required ownership level of securities under relevant share retention guidelines.
Double-Trigger Change in Control Provision
The equity-based compensation award agreements for the NEOs provide that, in the event the officer’s employment is terminated by the Company other than for cause, or by the officer for good reason, within two years following the consummation of a change in control in which the awards are assumed by the acquirer, unvested awards would immediately vest, and the options and SARs would have a remaining term of 90 days from termination.
Options and SARs
Our plans do not permit granting of stock options or SARs at an exercise price below the closing price on the grant date and also do not allow for repricing or reducing the exercise price of a stock option or SAR. We also do not allow out-of-the-money options or SARs to be exchanged for cash or other property.
Procedures Regarding Share-Based Compensation
The Compensation and Human Capital Committee, or a subcommittee comprised of at least two of its members, approves all grants of share-based compensation to the NEOs and other executives who file reports under Section 16 of the Exchange Act, and these awards have generally also been ratified by the full Board.
The grant date for annual grants of share-based compensation is determined on the dates of regularly scheduled meetings of the full Board to provide assurance that grant timing is not being manipulated for employee gain. Generally, awards are granted to the NEOs as part of the annual process, which encompassed 939 employees worldwide for awards granted in 2023. We may grant a small percentage of awards at other times throughout the year on the date of regularly scheduled meetings of the Compensation and Human Capital Committee or the full Board in connection with hiring or the promotion of an executive or special retention circumstances. In the case of new hires, the awards have grant dates corresponding to the employment start date for the new hire.
Retirement and Benefit Plans
Our NEOs participate in retirement and benefit plans provided to other employees. The benefit plans include medical coverage and life and disability insurance. Our health and welfare plans help ensure that the Company has a productive and focused workforce through reliable and competitive healthcare and other benefits. Defined contribution retirement plans are provided for all employees according to local market practice. Retirement plans help employees save and prepare for retirement. In addition, the Company maintains an Executive Supplemental Non-Qualified Savings and Retirement Plan

55	| 2024 PROXY STATEMENT

covering our U.S.-based senior executives which is described under “2023 Non-Qualified Deferred Compensation.” Our NEOs who are Bermuda-based are not permitted to participate in the non-qualified defined contribution retirement plan due to applicable United States income tax rules. In lieu of pension and matching contributions through the non-qualified plan, we have provided comparable benefits in the form of current cash payments, which are included in the “2023 Summary Compensation Table” in the “All Other Compensation” column.
Other Personal Benefits
The Company provides our NEOs who are based in Bermuda with perquisites and other benefits that the Company and Compensation and Human Capital Committee believe are reasonable and consistent with market practice in Bermuda to better enable the Company to attract and retain key employees. Such amounts have been included in the “2023 Summary Compensation Table” in the “All Other Compensation” column and discussed in Footnote 5 of the “2023 Summary Compensation Table.”

Tax Considerations
Section 162(m)
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits the deductible amount of annual compensation paid to a “covered employee” (i.e., the chief executive officer, chief financial officer and certain other current or former executive officers) to no more than $1,000,000 each. Since Arch Capital will not generally be subject to United States income tax, any limitation on deductibility will not directly apply to it. However, any applicable limitation would apply to a United States subsidiary of Arch Capital if it employs a covered employee. The Compensation and Human Capital Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to our success. Consequently, the Compensation and Human Capital Committee recognizes that the loss of a tax deduction could be necessary or advisable in some circumstances due to the restrictions of Section 162(m).

Report of the Compensation and Human Capital Committee on the Compensation Discussion and Analysis
The Compensation and Human Capital Committee reviewed and discussed the “Compensation Discussion and Analysis” section included in this Proxy Statement with management. Based on such review and discussion, the Compensation and Human Capital Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in the 2023 Annual Report and this Proxy Statement for filing with the SEC.

COMPENSATION AND HUMAN CAPITAL COMMITTEE Moira Kilcoyne (Chair) (as of December 31, 2023) Eric W. Doppstadt Francis Ebong Louis J. Paglia Brian S. Posner (as of December 31, 2023) Eugene S. Sunshine

2024 PROXY STATEMENT |	56

Executive Compensation Tables
The following tables, narrative and footnotes discuss the compensation of the (i) CEO, (ii) CFO and (iii) the three other most highly compensated executive officers during 2023. These individuals are referred to as the NEOs.

2023 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Annual Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)		Total ($)
Marc Grandisson	2023	1,225,000	—		4,972,757	1,578,304	4,900,000		426,191		13,102,252
Chief Executive Officer and Class III Director, Arch Capital	2022	1,225,000	—		4,285,510	1,378,188	4,745,700		467,241		12,101,639
	2021	1,000,000	—		3,482,784	1,125,018	3,300,000		428,211		9,336,013
François Morin	2023	750,000	—		1,358,907	431,298	2,100,000	(6)	316,372		4,956,577
Executive Vice President, Chief Financial Officer and Treasurer, Arch Capital	2022	675,000	—		1,049,474	337,509	1,822,500	(6)	326,227		4,210,710
	2021	675,000	—		1,044,861	337,504	1,822,500	(6)	298,034		4,177,899
Nicolas Papadopoulo	2023	850,000	—		2,312,048	733,829	2,805,000		441,658	(7)	7,142,535
President and Chief Underwriting Officer, Arch Capital and CEO, Arch Worldwide Insurance Group	2022	800,000	—		1,865,812	600,026	2,256,500		433,889	(7)	5,956,227
	2021	800,000	—		1,857,478	600,008	2,192,600		450,812	(7)	5,900,898
Maamoun Rajeh	2023	780,000			1,414,052	448,808	2,083,500	(9)	546,343		5,272,703
Chairman and Chief Executive Officer, Arch Worldwide Reinsurance Group	2022	725,000			1,127,234	362,510	1,431,400		547,379		4,193,523
	2021	725,000	3,600,451	(8)	1,122,227	362,506	1,548,400		560,148		7,918,732
David E. Gansberg	2023	780,000	97,219	(10)	1,414,052	448,808	2,070,481		198,934	(7)	5,009,494
Chief Executive Officer, Global Mortgage Group, Arch Capital	2022	725,000	266,321	(10)	1,127,234	362,510	1,608,079		184,139	(7)	4,273,283
	2021	725,000	398,000	(10)	1,122,227	362,506	1,513,200		110,671	(7)	4,231,604
(1)The amount in the “Salary” column represents the base salary earned by each of the NEOs in the applicable year.
(2)The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of stock awards determined pursuant to ASC Topic 718, using the assumptions set forth in the notes accompanying our financial statements. See note 22, “Share-Based Compensation,” on pages 164-167 of the notes accompanying our consolidated financial statements included in our 2023 Annual Report. The amounts for 2023 include the grant date fair value of the annual performance shares based upon the probable outcome of the performance conditions as of the grant date. Performance shares, which pay in shares of Arch Capital will vest based upon growth in TBVPS over a three-year period. In addition, the performance shares are subject to a TSR modifier. The relative TSR modifier will reduce or increase the amount of shares earned by 25% if TSR over the three-year performance period relative to our Performance Peer Group falls outside of a defined range. See “Elements of Compensation Program—2023 Long-Term Incentive Plan” for more information about the relative TSR modifier. Assuming the highest level of performance is achieved for the 2023 award, the grant date fair value of the performance shares would be Mr. Grandisson—$7,420,533; Mr. Morin—$2,027,773; Mr. Papadopoulo—$3,450,142;
Mr. Rajeh—$2,110,120; and Mr. Gansberg—$2,110,120.
(3)The amounts reported in the “Option Awards” column represent the aggregate grant date fair value of awards computed in accordance with ASC Topic 718. We have computed the estimated grant date fair values of share-based compensation related to stock options using the Black-Scholes option valuation model (refer to “Elements of Compensation Program—Long-Term Incentive Plan”) having applied the assumptions set forth in the notes accompanying our financial statements. See note 22, “Share-Based Compensation,” on pages 164-167 of the notes accompanying our consolidated financial statements included in our 2023 Annual Report.
(4)The amounts reported in the “Non-Equity Incentive Plan Compensation” column for 2023 reflect the amounts earned by each NEO under the annual performance incentive plan for 2023.

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(5)The table below describes the incremental cost to the Company of other benefits provided to our NEOs, which are included in the “All Other Compensation” column. The table below provides the details of all other compensation required by SEC rules to be separately quantified for 2023.

Name	Housing Allowance (Bermuda)($)	Retirement Plans ($)(a)	Social Insurance ($)(b)	Other ($)(c)
Marc Grandisson	224,778	149,775	1,868	—
François Morin	85,745	100,740	1,868	75,000
Nicolas Papadopoulo	222,548	95,400	1,868	—
Maamoun Rajeh	209,396	105,090	1,868	140,000
David E. Gansberg	—	84,840	—	67,778
(a)Represents contributions to our defined contribution plans and also includes a payment of an amount equal to the pension and matching contributions set forth in the non-qualified deferred compensation plan which, due to applicable tax laws, was made outside the plan.
(b)Represents employer payment of employee portion of Bermuda social insurance.
(c)The amounts for Messrs. Morin and Rajeh represent an expatriate expense allowance for employees situated in Bermuda. The amount for Mr. Gansberg represents tuition reimbursement.
In addition, the “All Other Compensation” column also includes the following other benefits, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits.

	Marc Grandisson	François Morin	Nicolas Papadopoulo	Maamoun Rajeh	David E. Gansberg
Automobile Allowance	Y		Y	Y
Cell Allowance					Y
Club Dues	Y	Y	Y	Y
Family Travel	Y	Y	Y	Y
Life Insurance and LTD	Y	Y	Y	Y
Fees for Children Schooling				Y
Tax Preparation Services	Y	Y	Y	Y

(6)Mr. Morin elected to receive 20% of his 2023 approved short-term incentive payment in the form of stock options under elections provided by the Company for Bermuda-based employees. Pursuant to that election, on February 27, 2024 Mr. Morin was awarded 13,672 stock options with a Black-Scholes value equal to $420,000. Such stock options awarded are fully vested and will expire 10 years from the date of grant. Mr. Morin also elected to receive 10% of his 2022 approved short-term incentive payment in the form of stock options under elections provided by the Company for Bermuda-based employees. Pursuant to that election, on February 24, 2023, Mr. Morin was awarded 7,765 stock options with a Black-Scholes value equal to $180,250. Such stock options awarded are fully vested and will expire 10 years from the date of grant. Mr. Morin also elected to receive 25% of his 2021 approved short-term incentive payment in the form of stock options under elections provided by the Company for Bermuda-based employees. Pursuant to that election, on February 25, 2022, Mr. Morin was awarded 34,698 stock options with a Black-Scholes value equal to $455,622. Such stock options awarded are fully vested and will expire 10 years from the date of grant.
(7)For 2023, includes $43,081 for Mr. Papadopoulo and $45,291 for Mr. Gansberg received from a company in which Arch has invested for serving on the board of directors of that company at the request of Arch. Such amounts were paid in Euros and converted to U.S. dollars using the 2023 year-end exchange rate of 1.10465. For the 2022 year, amounts include $41,263 Mr. Papadopoulo and $43,757 Mr. Gansberg received for aforementioned 2022 director fees. Such amounts were paid in Euros and converted to U.S. dollars using the 2022 year-end exchange rate of 1.06725. For the 2021 year, amounts include $40,939 Mr. Papadopoulo and $31,179 Mr. Gansberg received for aforementioned 2021 director fees. Such amounts were paid in Euros and converted to U.S. dollars using the 2021 year-end exchange rate of 1.13720.
(8)Mr. Rajeh participated under the formula approach of our Bermuda Incentive Compensation Plan (“Formula Approach”) for underwriting years through 2017, which provides for payments over a development period of up to 10 years. The 2021 bonus payment for Mr. Rajeh represents payment in full under the Formula Approach for all prior underwriting years, as determined by the Compensation and Human Capital Committee. No additional payments will be payable to Mr. Rajeh under the Formula Approach.
(9)Mr. Rajeh elected to receive 20% of his 2023 approved short-term incentive payment in the form of stock options under elections provided by the Company for Bermuda-based employees. Pursuant to that election, on February 27, 2024, Mr. Rajeh was awarded 13,565 stock options with a Black-Scholes value equal to $416,700. Such stock options awarded are fully vested and will expire 10 years from the date of grant.
(10)The 2021, 2022 and 2023 bonus payments for Mr. Gansberg represent payments under the Formula Approach for prior underwriting years.

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2023	Grants of Plan-Based Awards
The following table provides information concerning grants of share-based awards made to our NEOs in fiscal year 2023:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards ($)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date (1)	Threshold	Target	Maximum	Threshold	Target	Maximum
Marc Grandisson	2/24/2023				25,097	50,193	100,386			73.92	3,710,267
	2/24/2023							18,252		69.17	1,262,491
	2/24/2023								67,242	69.17	1,578,304
	NA	490,000	2,450,000	4,900,000
François Morin (7)	2/24/2023				6,858	13,716	27,432			73.92	1,013,887
	2/24/2023							4,988		69.17	345,020
	2/24/2023								18,375	69.17	431,298
	NA	210,000	1,050,000	2,100,000
Nicolas Papadopoulo	2/24/2023				11,669	23,337	46,674			73.92	1,725,071
	2/24/2023							8,486		69.17	586,977
	2/24/2023								31,264	69.17	733,829
	NA	280,500	1,402,500	2,805,000
Maamoun Rajeh (7)	2/24/2023				7,137	14,273	28,546			73.92	1,055,060
	2/24/2023							5,190		69.17	358,992
	2/24/2023								19,121	69.17	448,808
	NA	218,400	1,092,000	2,184,000
David E. Gansberg	2/24/2023				7,137	14,273	28,546			73.92	1,055,060
	2/24/2023							5,190		69.17	358,992
	2/24/2023								19,121	69.17	448,808
	NA	218,400	1,092,000	2,184,000
(1)All share-based grants indicated above were awarded either under the 2022 Long-Term Incentive and Share Award Plan or the 2015 Long-Term Incentive and Share Award Plan.
(2)The amounts represent the possible payouts under our annual incentive compensation plan. The amount reported in the “Target” column represents the annual target incentive bonus opportunity for each executive. The amounts reported in the “Threshold” and “Maximum” columns in the table represent the amounts determined pursuant to the annual incentive compensation plan. Actual payments under these awards were determined in February 2024, were paid in March 2024, and are included in the “Non-Equity Incentive Plan Compensation” column of the “2023 Summary Compensation Table.”
(3)The awards represent performance shares granted in February 2023. The amounts reported in the “Threshold,” “Target” and “Maximum” columns represent the number of performance shares awarded subject to performance vesting conditions. The performance period for the awards is from January 1, 2023 to December 31, 2025. The awards are subject to an additional time vesting period through March 4, 2026 and a relative TSR modifier. Refer to “Elements of Compensation Program—2023 Long-Term Incentive Awards.” The grant date fair value is included in the “Stock Awards” column of the “2023 Summary Compensation Table.”
(4)The awards represent restricted shares granted in February 2023. The restricted shares will vest ratably over a three-year period.
(5)The awards represent stock options granted in February 2023. All of the stock options reported in the table have a maximum term of 10 years from the grant date and vest ratably over a three-year period. The exercise price of stock options is the closing price of our common shares on the respective grant date.

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(6)The amounts shown in this column represent the grant date fair value of the underlying award computed in accordance with accounting guidance governing share-based compensation arrangements as discussed in note 22, “Share-Based Compensation,” on pages 164-167 of the notes accompanying our consolidated financial statements included in our 2023 Annual Report. The grant date fair value of the performance share awards was based upon the probable outcome of the performance conditions as of the grant date.
(7)Messrs. Morin and Rajeh both elected to receive 20% of their approved cash bonus for 2023 in the form of stock options under an election provided by the Company for Bermuda-based employees. On February 27, 2024, Mr. Morin was awarded 13,672 stock options with a Black-Scholes value equal to $420,000 and Mr. Rajeh was awarded 13,565 stock options with a Black-Scholes value equal to $416,700. The stock options are all fully vested and will expire 10 years from the date of grant. The Black-Scholes value of these stock options is reflected in the “2023 Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column for 2023, but the options had an intrinsic value of zero on the grant date.

Outstanding Equity Awards at 2023 Fiscal Year-End
The following table provides information concerning unexercised options and stock that has not vested for each NEO outstanding as of December 31, 2023:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Marc Grandisson	43,890	—	20.84	5/13/2025	180,255	13,387,539	227,936	16,928,807
	34,830	—	23.90	5/13/2026
	69,600	—	32.09	5/8/2027
	616,284	—	26.79	4/9/2028
	133,821	—	26.55	5/11/2028
	142,225	—	32.67	2/28/2029
	138,046	—	42.42	2/27/2030
	81,543	40,711	35.82	2/26/2031
	35,055	69,901	47.54	2/25/2032
	—	67,242	69.17	2/24/2033
François Morin	6,000	—	19.09	5/13/2024	52,740	3,917,000	58,668	4,357,272
	4,599	—	19.43	12/4/2024
	11,460	—	20.84	5/13/2025
	12,630	—	23.90	5/13/2026
	11,010	—	32.09	5/8/2027
	31,224	—	26.55	5/11/2028
	27,534	—	29.13	7/24/2028
	39,507	—	32.67	2/28/2029
	38,346	—	42.42	2/27/2030
	38,309	—	42.42	2/27/2030
	24,462	12,214	35.82	2/26/2031
	8,584	17,119	47.54	2/25/2032
	34,698	—	47.54	2/25/2032
	7,765	—	69.17	2/24/2033
	—	18,375	69.17	2/24/2033

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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Nicolas Papadopoulo	9,213	—	20.84	5/13/2025	93,376	6,935,036	102,206	7,590,840
	21,930	—	23.90	5/13/2026
	22,050	—	32.09	5/8/2027
	150,000	—	32.13	9/19/2027
	44,607	—	26.55	5/11/2028
	47,408	—	32.67	2/28/2029
	46,015	—	42.42	2/27/2030
	43,489	21,713	35.82	2/26/2031
	15,262	30,433	47.54	2/25/2032
	—	31,264	69.17	2/24/2033
Maamoun Rajeh	15,930	—	32.09	5/8/2027	56,477	4,194,547	62,096	4,611,870
	31,500	—	32.13	9/19/2027
	38,661	—	26.55	5/11/2028
	41,087	—	32.67	2/28/2029
	39,880	—	42.42	2/27/2030
	63,308	—	35.82	2/26/2031
	26,275	13,118	35.82	2/26/2031
	9,220	18,387	47.54	2/25/2032
	—	19,121	69.17	2/24/2033
David E. Gansberg	10,770	—	23.90	5/13/2026	56,477	4,194,547	62,096	4,611,870
	15,090	—	32.09	5/8/2027
	15,822	—	26.55	5/11/2028
	15,929	—	32.67	2/28/2029
	8,972	—	41.43	10/1/2029
	39,880	—	42.42	2/27/2030
	26,275	13,118	35.82	2/26/2031
	9,220	18,387	47.54	2/25/2032
	—	19,121	69.17	2/24/2033
(1)Each of the above stock options and SARs, as applicable, vest in three equal annual installments commencing on the first anniversary of the grant date, except for the awards granted on October 1, 2019, to Mr. Gansberg, under which one-third of such award vested on each of the first anniversary of the grant date, February 28, 2021, and February 28, 2022, the 38,309 award to Mr. Morin on February 27, 2020, as part of his 2019 bonus that he elected to receive in options, which vested on the grant date, the 34,698 award to Mr. Morin on February 25, 2022, as part of his 2021 bonus that he elected to receive in options, which vested on grant date, the 7,765 award to Mr. Morin on February 24, 2023, as part of his 2022 bonus that he elected to receive in options, which vested on the grant date and the 63,308 award to Mr. Rajeh on February 26, 2021, as part of his 2020 bonus that he elected to receive in options, which vested on the grant date. All of the options and SARs will expire 10 years from the grant date, subject to the terms of the award agreements.

(2)The above includes restricted share or unit awards which vest in three equal annual installments commencing on the first anniversary of the grant date. The above also includes 2021 performance shares earned for the performance period ended on December 31, 2023, that vested on March 4, 2024, as discussed in “2023 Compensation Decisions for NEOs—2021 Performance Shares Plan Payout.”
(3)Market value of the restricted share or unit awards and the 2021 performance shares earned is based on the closing price of our common shares on December 31, 2023, which was $74.27.
(4)Reflects performance shares at the maximum performance that were granted in 2022 and 2023, which have a performance period of January 1, 2022 through December 31, 2024 and January 1, 2023 through December 31, 2025, respectively.

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2023 Option Exercises and Stock Vested

The following table provides information concerning each exercise of stock options and each vesting of stock during fiscal year 2023 for the NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
Marc Grandisson	—	—	67,286	4,541,536
François Morin	10,680	524,805	18,621	1,256,728
Nicolas Papadopoulo	—	—	24,892	1,684,234
Maamoun Rajeh	35,940	1,936,337	19,516	1,317,384
David E. Gansberg	13,560	882,824	19,516	1,317,384
(1)Includes the 2020 Performance Shares that cliff-vested in 2023 with a performance factor of 75.6%.

2023 Non-Qualified Deferred Compensation

The Company maintains tax-qualified and non-qualified defined contribution plans but does not maintain any defined benefit retirement or pension plans. The following table provides information with respect to our defined contribution plans that provide for the deferral of compensation on a basis that is not tax-qualified:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Marc Grandisson	—	—	—	—	—
François Morin	—	—	—	—	—
Nicolas Papadopoulo	—	—	—	—	—
Maamoun Rajeh	—	—	—	—	—
David E. Gansberg	37,613	45,000	418,377	—	1,504,864

(1)The amount deferred for Mr. Gansberg was also reported in the “2023 Summary Compensation Table” in the “Salary” column for 2023.
(2)The contribution by the Company was also reported in the “2023 Summary Compensation Table” for fiscal year 2023 in the “All Other Compensation” column.
(3)Includes the following amount which we also included in the “2023 Summary Compensation Table” for fiscal year 2023 and prior years for
Mr. Gansberg—$82,613.

2024 PROXY STATEMENT |	62

The Company maintains an Executive Supplemental Non-Qualified Savings and Retirement Plan. Under this plan, participants may defer eligible base salary in excess of the compensation limit imposed by the Internal Revenue Code (“Excess Compensation”) (for 2023, base salary in excess of $330,000) and, with respect to the eligible NEOs, the Company provides matching contributions on these deferrals in amounts equal to 100% of the first 3% of salary contributed to the plan and 50% of the next 3% of salary contributed to the plan. The Company also makes pension-like contributions on behalf of the eligible NEOs in an amount equal to 10% of Excess Compensation. In addition, the eligible NEOs may defer up to 100% of annual bonus paid each year and these bonus deferral contributions are not eligible for matching contributions by the Company. Until distribution, the contributions and any earnings are held in an irrevocable trust known as a “rabbi trust” by an independent trustee, and the trust assets remain subject to the Company’s creditors in the event of insolvency or bankruptcy. The participants may elect to have their contributions under the plan deemed to be invested among certain permissible mutual fund options. The plan provides that, as soon as practicable following retirement, death or other termination of employment, but subject to any delay required by the Internal Revenue Code, all benefits under the plan will be distributed either in a single lump sum in cash or, if elected, in installments over a period not to exceed 10 years.
Section 457A of the Internal Revenue Code generally prohibits U.S. taxpayers from deferring U.S. income tax on compensation attributable to services performed for certain Bermuda-based employers. As a result, certain employees of Arch Capital and Arch Re Bermuda, including Messrs. Grandisson, Morin, Papadopoulo and Rajeh are not permitted to participate in the Executive Supplemental Non-Qualified Savings and Retirement Plan. In lieu of pension and matching contributions that would otherwise be provided to these executives through the non-qualified plan, we have provided comparable benefits to them in the form of current cash payments, subject to tax. Such cash payments have been included in the “2023 Summary Compensation Table” in the “All Other Compensation” column for fiscal years 2023, 2022 and 2021.

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Termination Scenarios—Potential Payments

The following table provides quantitative disclosures of the estimated payments and benefits that each NEO would have been entitled to receive in the event an NEO separated from service with the Company under the various circumstances presented and such termination was effective as of December 31, 2023. Please refer to the descriptions of our employment agreements and share-based award agreements, which outline these potential payments and benefits (see “Employment Arrangements”).

Name	Without Good Reason ($)(1)(2)	For Cause ($)	Death ($)(3)	Disability ($)(4)	Without Cause or For Good Reason (as applicable) ($)	Without Cause or For Good Reason (as applicable) following a Change in Control ($)
Marc Grandisson
Cash Severance (5)	—	—	6,350,000	—	8,575,000	8,575,000
Accelerated Vesting of Share-Based Awards (6)	—	—	20,496,982	20,496,982	—	20,496,982
Health & Welfare (7)	—	—	34,843	34,843	34,843	34,843
Total	—	—	26,881,825	20,531,825	8,609,843	29,106,825
François Morin
Cash Severance (8)	—	—	—	—	2,325,000	2,325,000
Accelerated Vesting of Share-Based Awards (6)	—	—	5,577,025	5,577,025	—	5,577,025
Health & Welfare (7)	—	—	34,282	34,282	34,282	34,282
Total	—	—	5,611,307	5,611,307	2,359,282	7,936,307
Nicolas Papadopoulo
Cash Severance (8)	—	—	—	—	2,953,750	2,953,750
Accelerated Vesting of Share-Based Awards (6)	—	—	9,801,317	9,801,317	—	9,801,317
Health & Welfare (7)	—	—	34,843	34,843	34,843	34,843
Total	—	—	9,836,160	9,836,160	2,988,593	12,789,910
Maamoun Rajeh
Cash Severance (8)	—	—	—	—	2,418,000	2,418,000
Accelerated Vesting of Share-Based Awards (6)	—	—	5,940,323	5,940,323	—	5,940,323
Health & Welfare (7)	—	—	35,581	35,581	35,581	35,581
Total	—	—	5,975,904	5,975,904	2,453,581	8,393,904
David E. Gansberg
Cash Severance (9)	—	—	—	—	2,964,000	2,964,000
Accelerated Vesting of Share-Based Awards (6)	—	—	5,940,323	5,940,323	4,397,289	5,940,323
Health & Welfare (7)	—	—	31,832	31,832	31,832	31,832
Total	—	—	5,972,155	5,972,155	7,393,121	8,936,155

(1)In the case of resignation by giving six months’ advance notice without good reason by Messrs. Grandisson, Morin, Papadopoulo or Rajeh, the Company may elect to place them on “garden leave” during all or part of the notice period. In this event, each of these individuals will (a) continue to receive base salary and benefits through the garden leave period of up to six months and (b) receive, following the end of the garden leave period, a cash lump sum payment equal to one half of the sum of (i) the “bonus amount” (which is the greater of the annual target bonus or the average of the annual bonuses received for the preceding three years) and (ii) a pro-rated portion of the “bonus amount” through the date of notice (in the case of Mr. Grandisson, through the date of termination, less any period of garden leave). If the Company does not elect to place them on garden leave and these individuals continue to work during the six-month notice period, they will be entitled to receive the amounts set forth in the preceding sentence pursuant to their respective employment agreement. See “Employment Arrangements.” For a termination date of December 31, 2023, the total of these cash amounts accruing from the notice date would have been $3.3 million for Mr. Grandisson, $1.6 million for Mr. Morin, $1.9 million for Mr. Papadopoulo and $2.5 million for Mr. Rajeh. In addition, if the Company elects to extend their noncompetition period for six months after the end of the notice or garden leave period, Messrs. Grandisson, Morin, Papadopoulo and Rajeh will (a) continue to receive base salary and medical benefits through the extended noncompetition period and (b) receive, during the extended noncompetition period, payments in the aggregate equal to one half of the sum of (i) the “bonus amount” and (ii) a pro-rated portion of the “bonus amount” through the date of notice of termination. For a termination date of December 31, 2023, and a six month extension of the noncompetition period, the total of these cash amounts would

2024 PROXY STATEMENT |	64

have been $3.3 million for Mr. Grandisson, $1.6 million for Mr. Morin, $1.9 million for Mr. Papadopoulo and $2.5 million for Mr. Rajeh.
(2)Since Messrs. Grandisson, Morin and Papadopoulo are of retirement age (as defined in our plans), any unvested restricted shares/units and unvested stock options/SARs will continue to vest according to the vesting schedule and, in the case of stock options/SARs, the options/SARs will continue to have the full exercise period of 10 years from the date of grant, so long as they do not engage in a competitive activity (as defined in the applicable award agreements). In the event Messrs. Grandisson, Morin and Papadopoulo engage in a competitive activity following retirement, unvested awards will be forfeited and the exercise periods for vested options/SARs would be reduced.
(3)Under Mr. Grandisson’s employment agreement, in the event of his death, his estate would receive an amount equal to two times the sum of his annual base salary and his target annual bonus. Such amount would be paid in a lump sum and offset by the amount of any proceeds received by his estate from life insurance provided by the Company. The amount set forth above reflects an offset of $1.0 million for life insurance coverage currently provided by the Company.
(4)Upon termination on December 31, 2023 due to disability, Mr. Gansberg would have been entitled to payments under the Formula Approach attributable to underwriting years in which he participated prior to the year of termination on the same basis as if he remained employed based on the ongoing recalculated results for such underwriting years over their applicable 10-year development periods, provided he did not engage in competition with the Company. As of December 31, 2023, such amounts for Mr. Gansberg are estimated to be up to approximately $171,252 in the aggregate. Any such payments would be made at the same times they are regularly made to active employees for such underwriting years.
Under Mr. Grandisson’s employment agreement, in the event his employment terminates due to his permanent disability, he would be entitled to payment of an amount equal to 40% of his base salary through the date he reaches age 65, offset by proceeds scheduled to be received from any disability insurance coverages provided by the Company. The disability insurance coverage currently provided by the Company exceeds the amount otherwise payable by the Company.
(5)Under Mr. Grandisson’s employment agreement, in the event his employment is terminated by the Company without cause or by him for good reason, he would be entitled to (a) base salary for the number of months equal to the excess of 24 months over the number of months, if any, he is on garden leave (during which he would continue to receive base salary), (b) two times his target annual bonus and (c) a pro-rated portion of his target annual bonus based on the period through the date of termination, less any period he is on garden leave.
The amounts above assume a termination date of December 31, 2023, a notice of termination date of June 30, 2023, and a six- month garden leave period between the notice and termination dates. The amounts include base salary payable during the garden leave period.

(6)Represents the intrinsic value (i.e., the value based upon the Company’s closing share price on December 31, 2023, or in the case of stock options/SARs, the excess of the closing price over the exercise price) of accelerated vesting of certain unvested share-based awards as of December 31, 2023, under the various circumstances presented.
In the case of termination by the Company without cause or by Mr. Gansberg for good reason, so long as such termination does not occur within two years after a change in control, unvested equity awards that were granted after the date of his employment agreement and held by him for at least one year would vest upon termination, in the case of unvested time-vesting awards, in full, and in the case of unvested performance awards, based upon the lesser of (x) target performance, or (y) the actual level of achievement of all relevant performance goals (measured as of the latest date immediately preceding termination for which performance can be determined).
(7)Represents the employer cost relating to the continuation of health insurance coverage under the terms described in each executive’s employment agreement for the various circumstances presented.
(8)In the case of termination by the Company without cause or by Messrs. Morin, Papadopoulo or Rajeh for good reason, each will be entitled to receive 12 months of base salary from the date of notice of termination and an amount equal to the sum of the (a) the annual target bonus plus (b) a pro-rated portion of the annual target bonus through the date of notice, one half of which amount shall be paid in a single lump sum on the date that is 60 days following the date of termination and the remaining half will be payable in equal monthly installments over six months following the date of termination.
(9)In the case of termination by the Company without cause or by Mr. Gansberg for good reason, he will be entitled to an amount equal to the sum of his annual base salary, his target annual bonus and a pro-rated portion of his target annual bonus for the year of termination. The payments will be made in 12 equal monthly installments following the date of termination.
Mr. Gansberg participated under the Formula Approach of our Incentive Compensation Plan for underwriting years through 2018. In the event of termination without cause, termination for good reason or the death of the executive, with an effective termination date of December 31, 2023, Mr. Gansberg would have been entitled to payments under the Formula Approach attributable to underwriting years in which he participated prior to the year of termination on the same basis as if he remained employed, based on the ongoing recalculated results for such underwriting years over their applicable 10-year development periods. As of December 31, 2023, such amounts for Mr. Gansberg are estimated to be up to approximately $171,252 in the aggregate. Any such payments would be made at the same times they are regularly made to active employees for such underwriting years.

65	| 2024 PROXY STATEMENT

Pay For Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to the Company’s principal executive officer (“PEO”) (also referred to as CEO) and non-principal executive officer NEOs (“Non-PEO NEOs”) and certain financial performance of the Company. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information on the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation—Compensation Discussion and Analysis.”
Pay Versus Performance

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:
					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net Income (thousands)(7)	Operating ROE(8)
2023	13,102,252	21,589,156	5,595,327	8,510,086	173.16	168.05	4,403,000	21.6%
2022	12,101,639	20,596,816	4,658,436	7,460,450	146.37	151.65	1,436,197	14.8%
2021	9,336,013	16,348,981	5,557,283	7,443,067	103.64	127.58	2,093,405	11.5%
2020	8,779,832	2,801,587	3,881,973	2,994,739	84.10	106.96	1,363,909	4.8%

(1)The dollar amounts reported represent the amount of total compensation reported for Mr. Grandisson, our Chief Executive Officer, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Compensation—Executive Compensation Tables—Summary Compensation Table.”
(2)The dollar amounts reported represent the amount of compensation actually paid to Mr. Grandisson, computed as required by Item 402(v) of Regulation S-K. That computation does not reflect the actual amount of compensation earned by or paid to Mr. Grandisson during the applicable year. Refer to the “PEO Summary Compensation Total to Compensation Actually Paid Reconciliation” table below.
(3)The dollar amounts reported represent the average of the amounts reported for the Company’s NEOs as a group, excluding Mr. Grandisson, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Compensation—Executive Compensation Tables—Summary Compensation Table.” The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: François Morin, Nicolas Papadopoulo, Maamoun Rajeh and David E. Gansberg.

(4)The dollar amounts reported represent the average amount of compensation actually paid to the Company’s NEOs as a group, excluding Mr. Grandisson, computed as required by Item 402(v) of Regulation S-K. That computation does not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. Refer to the “Average of Non-PEO NEO Summary Compensation Total to Compensation Actually Paid Reconciliation” table below.
(5)Represents the Company’s cumulative TSR assuming reinvestment of dividends for the measurement period beginning at market close on December 31, 2019, through the end of the applicable year.
(6)Represents the cumulative TSR assuming reinvestment of dividends of the S&P 500 P&C Index for the measurement period beginning at the market close on December 31, 2019, through the end of the applicable year.
(7)The dollar amounts reported represent the amount of Net Income reflected in the Company’s audited financial statements for the applicable year.
(8)Represents the Operating ROE as described in “Annex B—Non-GAAP Financial Measures” for the applicable year.

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PEO Summary Compensation Total to Compensation Actually Paid Reconciliation:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits(c)	Pension Benefit Adjustments(c)	Compensation Actually Paid to PEO
2023	13,102,252	(6,551,061)	15,037,965	—	—	21,589,156
(a)The reported value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)Refer to the “PEO Equity Award Adjustments” table below.
(c)Arch does not provide Pension Benefits to its CEO.

PEO Equity Award Adjustments:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year(a)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years(a)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years and Vested in the Year(a)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	7,052,239	7,006,817	—	978,909	—	—	15,037,965
(a)The valuation assumptions differ from those disclosed as of the grant date of equity awards due to the fluctuation in the stock price and the corresponding Black-Scholes and Monte Carlo value simulations valued as of the corresponding dates in accordance with Item 402(v) of Regulation S-K. In calculating the Black-Scholes value of the option awards, the expected life input, based on the original expected life established at grant date, as used for financial reporting purposes, was adjusted downward in proportion to the degree to which the options were in-the-money relative to their exercise price and upward in proportion to the degree to which the options were out-of-the-money relative to their exercise price, as applicable.

Average of Non-PEO NEO Summary Compensation Total to Compensation Actually Paid Reconciliation:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards(a)	Average Equity Award Adjustments(b)	Average Reported Change in the Actuarial Present Value of Pension Benefits(c)	Average Pension Benefit Adjustments(c)	Average Compensation Actually Paid to Non-PEO NEOs
2023	5,595,327	(2,140,451)	5,055,210	—	—	8,510,086
(a)The average reported value of equity awards represents the average of total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)Refer to the “Average of Non-PEO NEO Equity Award Adjustments” table below.
(c)Arch does not provide Pension Benefits to its Non-PEO NEOs.

Average of Non-PEO NEO Equity Award Adjustments:

Year	Average Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year(a)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years(a)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years and Vested in the Year(a)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2023	2,304,202	2,477,790	—	273,218	—	—	5,055,210
(a)The average valuation assumptions differ from those disclosed as of the grant date of equity awards due to the fluctuation in the stock price and the corresponding Black-Scholes and Monte Carlo value simulations valued as of the corresponding dates in accordance with Item 402(v) of Regulation S-K. In calculating the Black-Scholes value of the option awards, the expected life input, based on the original expected life established at grant date, as used for financial reporting purposes, was adjusted downward in proportion to the degree to which the options were in-the-money relative to their exercise price and upward in proportion to the degree to which the options were out-of-the-money relative to their exercise price, as applicable.

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Most Important Measures to Determine Fiscal Year 2023 Compensation Actually Paid
The three items listed below represent the most important metrics used to link compensation actually paid for our NEOs for Fiscal Year 2023 to the Company’s performance, as further described in “Compensation—Compensation Discussion and Analysis,” in the section titled “Elements of Compensation Program” sub-sections called “Short-Term Annual Cash Incentive” and “Long-Term Incentive Plan.”
▪Operating ROE
▪Growth in TBVPS
▪Relative TSR (the Company’s TSR as compared to a performance peer group established by the Compensation and Human Capital Committee)
Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
Compensation Actually Paid and Company Cumulative TSR
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Grandisson and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Grandisson) strongly aligns with the Company’s cumulative TSR over the four years presented in the table. The alignment is because a significant portion of the compensation actually paid to Mr. Grandisson and to the other NEOs is comprised of equity awards. As described in more detail in the section “Compensation—Compensation Discussion and Analysis,” the Company targets that approximately 65% of the value of total compensation awarded for Mr. Grandisson and 53% of the value awarded for the other NEOs be comprised of equity awards, including restricted shares, performance-based restricted shares and stock options.

Compensation Actually Paid vs. Cumulative TSR

($M)
$25
20
15
10
5
$84.10
$103.64
$146.37
$173.16
2020
2021
2022
2023
PEO
Average for Non-PEO NEOs
TSR

Compensation Actually Paid and Net Income
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Grandisson and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Grandisson) is generally aligned with the Company’s Net Income for 2020, 2021 and 2023. Although Net Income decreased in 2022, compensation actually paid increased largely due to the fact that a significant portion of compensation paid to Mr. Grandisson and the Company’s NEOs as a group (excluding Mr. Grandisson) is comprised of equity awards, with TSR increasing by 18.3% for the year, as described above. For 2022, the decrease in Net Income was driven by significant volatility in the capital markets and elevated catastrophic activity. The Company does not utilize Net Income as a performance measure in the overall executive compensation program.

Compensation Actually Paid vs. Net Income

($M)
$25
20
15
10
5
$1.36B
$2.09B
$1.44B
$4.40B
2020
2021
2022
2023
PEO
Average for Non-PEO NEOs
Net Income

2024 PROXY STATEMENT |	68

Compensation Actually Paid and Operating ROE
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Grandisson and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Grandisson) strongly aligns with the Company’s growth in Operating ROE for the four years presented in the table. Compensation actually paid increased largely due to the fact that a significant portion of compensation paid to Mr. Grandisson and the Company’s NEOs as a group (excluding Mr. Grandisson) is comprised of equity awards, with TSR increasing by 18.3% for the year.
While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Operating ROE is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. The Company utilizes Operating ROE when setting goals in the Company’s short-term incentive compensation programs. Additionally, growth in Operating ROE is reflected in TBVPS, which is utilized in setting goals for the performance-based restricted shares that are awarded to the Company’s NEOs.

Compensation Actually Paid vs. Operating ROE

($M)
$25
20
15
10
5
4.8%
11.5%
14.8%
21.6%
2020
2021
2022
2023
PEO
Average for Non-PEO NEOs
Operating ROE

Cumulative TSR of the Company and the Peer Group
As demonstrated by the following graph, the Company’s cumulative TSR over the four-year period presented in the table was approximately 73%, while the cumulative TSR of the peer group presented for this purpose, the S&P 500 P&C Index, was approximately 68% over the four years presented in the table. For more information regarding the Company’s performance and the companies that the Compensation and Human Capital Committee considers when determining compensation, refer to “Compensation—Compensation Discussion and Analysis.”

Total Shareholder Return

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Pay Ratio
In accordance with Item 402(u) of Regulation S-K, we determined the ratio of the annual total compensation of our CEO relative to the median of the annual total compensation of our employees. We identified the median employee from among our global employee population (excluding the CEO) as of December 31, 2023. Our global employee population included all of our full-time and part-time employees who were employed on December 31, 2023.
CEO Pay Ratio — 86 to 1
We determined each employee’s consistently applied compensation measure, which was equal to the sum of the following pay components:
▪2023 base salary;
▪bonuses paid during 2023;
▪variable incentive compensation paid during 2023; and
▪the fair value of all equity grants made during 2023.
We annualized the 2023 base salary for full-time employees who were not employed by us for all of 2023. Amounts paid in currencies other than U.S. dollars were converted into U.S. dollars based on the applicable exchange rate at December 31, 2023.
Based on each employee’s consistently applied compensation measure, we were able to identify the median employee who was a full-time, permanent employee based in the United States.
After identifying the median employee, we calculated the median employee’s annual total compensation for 2023 using the same requirements applied to calculate our CEO annual total compensation as set forth in the “2023 Summary Compensation Table,” and then added the estimated value of the median employee’s health plan benefits.
Based on the foregoing, the annual total compensation calculated for the median employee for 2023 was $147,294. For purposes of the pay ratio rule, the annual total compensation calculated for our CEO for 2023, was $12,676,061, as set forth in the “2023 Summary Compensation Table,” plus $34,843, the estimated value of our CEO’s health plan benefits, or $12,710,904.
Accordingly, for 2023, our CEO to median employee pay ratio was 86 to 1 .
Employment Arrangements
Set forth below is a summary of the material terms of the employment arrangements with each of the NEOs.
Marc Grandisson
Mr. Grandisson’s employment agreement provides for annual base salary and eligibility to participate in an annual bonus plan with a target annual bonus and other terms set by the Board. Mr. Grandisson’s current annual base salary is $1,300,000, and his target annual bonus is 200% of his annual base salary. Mr. Grandisson is entitled to participate in employee benefit programs and other fringe benefits customarily provided to similarly situated senior executives residing in Bermuda, which include housing expenses and automobile allowance.
Mr. Grandisson’s employment period under the employment agreement will end on the first to occur of: (a) the six-month anniversary of our providing notice of termination without cause to him; (b) immediately upon our providing notice of termination for cause to him; (c) the six-month anniversary of Mr. Grandisson providing notice of termination specifying his resignation with or without good reason (as defined in the employment agreement); (d) the fifth day following our providing notice of termination to him as a result of his permanent disability; and (e) the date of his death. The first of such dates is referred to as the “date of termination.”
The agreement provides that if the employment of Mr. Grandisson is terminated by us without cause or by him for good reason, he will be entitled to receive his annual base salary through the date of termination. He will also receive (i) an amount equal to his base salary for the excess of 24 months over the period, if any, of his “garden leave” (as described below), payable over six months following termination, (ii) an amount equal to the sum of (x) two times his target annual bonus plus (y) a pro-rated portion of his target annual bonus based on the number of days elapsed in the calendar year through the date of termination (less any period he is on “garden leave”), one half of which sum will be paid on the date that is 60 days following the date of termination and the remaining half of which will be paid over six months following the date of termination. Mr. Grandisson will also receive employee benefits through the date of termination, and his health insurance coverage benefits will continue for up to 18 months after the date of termination. Mr. Grandisson will be entitled to the amounts described above (other than base salary and employee benefits through the date of termination) only if he has delivered a general release of claims and he does not breach the restrictive covenants set forth in the agreement.

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If Mr. Grandisson’s employment is terminated as a result of his resignation other than for good reason, he will continue to receive base salary and employee benefits through the date of termination, and we will make a cash lump sum payment to him equal to one half of the sum of (I) his “bonus amount” (which is the greater of (i) his target annual bonus for the year during which notice of termination is given, or (ii) the average of his actual annual bonus for the three years immediately preceding the year during which notice of termination is given) and (II) a pro-rated portion of the bonus amount based on the number of days elapsed in the calendar year through the date of termination (less any period he is on “garden leave”), which payment will be made 60 days following termination.
If Mr. Grandisson’s employment is terminated by us for cause, he will receive base salary and employee benefits through the date of termination. In the case of termination due to his death, his beneficiaries or estate will receive a lump sum payment equal to two times the sum of his base salary and target annual bonus, offset by proceeds of life insurance coverages provided by us. In the case of termination due to his permanent disability, he will receive an amount per annum equal to 40% of his annual base salary until he reaches age 65, offset by proceeds scheduled to be received by him from any disability insurance provided by us, and any payments scheduled to be made after the first anniversary of termination will be made on such first anniversary. In the case of termination due to his permanent disability or death, he and/or his dependents will also receive health insurance coverage benefits for a period of up to 12 months after the date of termination.
Following any notice of termination, whether by us or Mr. Grandisson, and until the date of termination, we may direct, in our sole and exclusive discretion, that Mr. Grandisson perform no duties and exercise no powers or authorities in connection with his employment. However, following any such direction, Mr. Grandisson will continue to have a duty of loyalty to us as an employee through the date of termination. This is referred to as a “garden leave” period.
Mr. Grandisson has agreed that, during the employment period and for the period of one year after the date of termination, he will not compete with us. However, if Mr. Grandisson’s termination of employment occurs as a result of his resignation other than for good reason, the noncompetition period will continue beyond the date of termination only if (i) we pay Mr. Grandisson, for each day during which the noncompetition period so continues, an amount equal to 1/365 of the sum of (A) his annual base salary, plus (B) the bonus amount (as defined above) and (C) a pro-rated portion of his bonus amount based on the number of days elapsed in the calendar year through the date notice of termination is given; and (ii) he continues to receive his health insurance coverage for a period up to the end of the noncompetition period. Our obligation to make such payments and provide such benefits is contingent on Mr. Grandisson’s delivery of a general release of claims and his compliance with the restrictive covenants. Mr. Grandisson has also agreed not to solicit our employees or customers for a period of one year following termination. The lengths of the noncompetition and nonsolicitation periods will be reduced by any period that Mr. Grandisson is on garden leave, as described above.
François Morin, Nicolas Papadopoulo and Maamoun Rajeh
The following summarizes our employment agreements with Messrs. Morin, Papadopoulo and Rajeh (collectively referred to as the “Executives”).
Each of the employment agreements provides for annual base salary and eligibility to participate in an annual bonus plan with a target annual bonus and other terms set by the Board. Mr. Morin’s current annual base salary is $800,000, and his target annual bonus is 150% of his annual base salary. Mr. Papadopoulo’s current annual base salary is $900,000, and his target annual bonus is 185% of his annual base salary. Mr. Rajeh’s current annual base salary is $850,000, and his target annual bonus is 165% of his annual base salary. The Executives are also entitled to participate in employee benefits programs and other fringe benefits customarily provided to similarly situated senior executives residing in Bermuda, which includes housing expenses and automobile allowance.
The employment period under each of the employment agreements will end on the first to occur of: (a) the six- month anniversary of our providing notice of termination without cause; (b) immediately upon our providing notice of termination for cause; (c) the six-month anniversary of the Executive providing notice of termination specifying his resignation with or without good reason (as defined in the employment agreement); (d) the fifth day following our providing notice of termination as a result of the Executive’s permanent disability and (e) the date of the Executive’s death. The first of such dates is referred to as the “date of termination.”
The agreements provide that if the employment of the Executive is terminated by us without cause or by him for good reason, he will be entitled to receive an amount equal to his annual base salary through the six month anniversary of the date of termination. In that event, the

71	| 2024 PROXY STATEMENT

Executive will also receive an amount equal to the sum of (i) his target annual bonus plus (ii) a pro-rated portion of his target annual bonus based on the number of days elapsed in the calendar year through the date notice of termination is given, one half of which will be paid on the date that is 60 days following the date of termination and the remaining half of which will be paid over six months following the date of termination. The Executive will also receive employee benefits through the date of termination, and his health insurance coverage benefits will continue for up to six months after the date of termination. The Executive will be entitled to the amounts described above (other than base salary and employee benefits through the date of termination) only if he has delivered a general release of claims and he does not breach the restrictive covenants set forth in the agreement.
If the Executive’s employment is terminated as a result of his resignation other than for good reason, he will continue to receive base salary and employee benefits through the date of termination, and we will make a cash lump sum payment to him equal to one half of the sum of (I) his “bonus amount” (which is the greater of (i) his target annual bonus for the year during which notice of termination is given or (ii) the average of his actual annual bonus for the three years immediately preceding the year during which notice of termination is given), and (II) a pro-rated portion of the bonus amount based on the number of days elapsed in the calendar year through the date notice of termination is given, which payment will be made 60 days following termination.
If the Executive’s employment is terminated by us for cause, as a result of his permanent disability or upon his death, the Executive (or his beneficiaries or estate, in the case of death) will continue to receive base salary and employee benefits through the date of termination. In the case of termination due to his permanent disability or death, he and/or his dependents will also receive health insurance coverage benefits for a period of up to 12 months after the date of termination.
Following any notice of termination, whether by us or the Executive, and until the date of termination, we may direct, in our sole and exclusive discretion, that the Executive perform no duties and exercise no powers or authorities in connection with his employment. However, following any such direction, the Executive will continue to have a duty of loyalty to us as an employee through the date of termination. This is referred to as a “garden leave” period.
Each Executive has agreed that, during the employment period and for the period of one year after the date of termination, he will not compete with us. However, if the
Executive‘s termination of employment occurs as a result of his resignation other than for good reason, the noncompetition period will continue beyond the date of termination only if (i) we pay the Executive, for each day during which the noncompetition period so continues, an amount equal to 1/365 of the sum of (A) his annual base salary, plus (B) the bonus amount (as defined above) and (C) a pro-rated portion of his bonus amount based on the number of days elapsed in the calendar year through the date notice of termination is given and (ii) he continues to receive his health insurance coverage for a period up to the end of the noncompetition period. Our obligation to make such payments and provide such benefits is contingent on the Executive’s delivery of a general release of claims and his compliance with the restrictive covenants. Each Executive has also agreed not to solicit our employees or customers for a period of one year following termination. The lengths of the noncompetition and nonsolicitation periods will be reduced by any period that the Executive is on garden leave, as described above.
David E. Gansberg
Mr. Gansberg’s employment agreement, dated as of March 1, 2019, provides for an annual base salary and eligibility to participate in an annual bonus plan with a target annual bonus and other terms set by the Board. Mr. Gansberg’s current annual base salary is $850,000, and his target annual bonus is 165% of his annual base salary. He is also entitled to participate in employee benefits programs and other fringe benefits customarily provided to similarly situated senior executives.
Mr. Gansberg will also be entitled to participate in the Company’s share-based award plans, as determined by our Board.
The employment period, as automatically extended, will end on March 1, 2025, and is subject to further automatic extension for successive one-year periods following the end of the term until either we or Mr. Gansberg provide at least 90 days prior notice of non-extension. The employment period may also be terminated prior to the end of the term (as it may be extended) by Mr. Gansberg for “good reason” (as defined in the agreement), by us for any reason or due to Mr. Gansberg’s death or permanent disability.
The agreement provides that if the employment of Mr. Gansberg is terminated by us without cause (including due to our providing notice of non-extension) or by him for good reason, he will be entitled to the following: (A) an amount equal to the sum of his annual base salary, his target annual bonus and a pro-rated portion of his target annual bonus for the year of termination, (B) payments under the Company’s Incentive Compensation Plan in

2024 PROXY STATEMENT |	72

accordance with the terms of the plan and (C) unvested equity awards that have been granted after the date of the agreement and held by Mr. Gansberg for at least one year will vest upon termination, (in the case of unvested performance awards, based upon the lesser of (x) target performance, or (y) the actual level of achievement of all relevant performance goals (measured as of the latest date immediately preceding termination for which performance can be determined) (except that the vesting of any such awards shall be governed by the applicable award agreements in the event such termination of employment occurs within two years after a change in control or after attainment of retirement age)). Mr. Gansberg will be entitled to such benefits only if he has fully complied with his restrictive covenants and he has entered into a general release of claims in favor of the Company. The payments referred to in clause (A) above will be made in 12 equal monthly installments following the date of termination. Mr. Gansberg’s health insurance coverage benefits will also continue for up to 12 months after the date of such termination.

Mr. Gansberg has agreed that, during the employment period and for the period of one year after the date of termination, he will not compete with us. However, if Mr. Gansberg‘s termination of employment occurs as a result of his resignation other than for good reason or pursuant to his provision of notice of non-extension, the noncompetition period will continue beyond the date of termination only if (i) we pay him, for each day during which the noncompetition period so continues, an amount equal to 1/365 of the sum of (A) his annual base salary, (B) the bonus amount (which is the greater of (I) his target annual bonus for the year of termination, or (II) the average of his actual annual bonus for the immediately preceding three years) and (C) a pro-rated portion of his bonus amount for the year of termination; and (ii) he continues to receive his health insurance coverage for a period up to the end of the noncompetition period. Our obligation to make such payments and provide such benefits is contingent on his delivery of a general release of claims and his compliance with the restrictive covenants. Mr. Gansberg has also agreed not to solicit our employees or customers for a period of one year following termination.

73	| 2024 PROXY STATEMENT

AUDIT MATTERS
Report of the Audit Committee of the Board
The Audit Committee assists the Board in monitoring (1) the integrity of our financial statements, (2) the qualifications and independence of the independent registered public accounting firm, (3) the performance of our internal audit function and independent registered public accounting firm and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee is involved in the selection of the audit engagement partner, and also oversees the Board’s responsibilities relating to the operational (including IT, business continuity and data security) risk affairs of the Company.
It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that Arch Capital’s financial statements are in all material respects complete and accurate and in accordance with U.S. generally accepted accounting principles (“GAAP”). The financial statements are the responsibility of the Company’s management. The Company’s independent public registered accounting firm is responsible for expressing an opinion on these financial statements based on their audit. It is also not the responsibility of the Audit Committee to assure compliance with laws and regulations or with any codes or standards of conduct or related policies adopted by Arch Capital from time to time which seek to ensure that the business of Arch Capital is conducted in an ethical and legal manner.
The Audit Committee has reviewed and discussed the consolidated financial statements of Arch Capital and its subsidiaries set forth in Item 8 of our 2023 Annual Report, management’s annual assessment of the effectiveness of Arch Capital’s internal control over financial reporting and PricewaterhouseCoopers LLP’s opinion on the effectiveness of internal control over financial reporting, with management of Arch Capital and PricewaterhouseCoopers LLP, independent registered public accounting firm for Arch Capital.
The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP their independence.
Based on the review and discussions with management of Arch Capital and PricewaterhouseCoopers LLP referred to above, and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee has recommended to the Board that Arch Capital publish the consolidated financial statements of Arch Capital and its subsidiaries for the year ended December 31, 2023, in our 2023 Annual Report.

AUDIT COMMITTEE Eileen Mallesch (Chair) Francis Ebong Laurie S. Goodman Moira Kilcoyne Eugene S. Sunshine

2024 PROXY STATEMENT |	74

Principal Auditor Fees and Services
The following table summarizes professional services rendered to the Company and its majority-owned subsidiaries by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2023, and 2022.

	Year Ended December 31,
	2023	2022	Description
Audit Fees	$11,306,885	$10,353,246	Includes fees for the integrated audit of our annual financial statements and internal control over financial reporting, review of our financial statements included in our quarterly reports on Form 10-Q and statutory audits for our insurance subsidiaries. Audit fees for the year ended December 31, 2023 increased when compared to prior year primarily due to changes in local regulations resulting in increased reporting requirements in 2023.
Audit Related Fees	612,259	168,988	Includes fees for assurance and related services that are traditionally performed by independent accountants, including employee benefit plan audits, due diligence related to M&A, regulatory and compliance attestations and agreed-upon procedures not required by regulation. Audit related fees for the year ended December 31, 2023 increased when compared to prior year primarily due to proactive assurance services related to a new system implementation and AUP procedures performed for BMIR.
Tax Fees	1,224,008	302,977	Fees for tax services consists primarily of fees for tax compliance, tax advice and tax planning. Tax fees for the year ended December 31, 2023 increased when compared to prior year primarily due to services provided for various tax consulting projects.
All Other Fees	47,037	31,151	Fees for services that are not included in the above categories consisted primarily of software licenses and professional services rendered in connection with various consulting.
Total	$13,190,189	$10,856,362

The Audit Committee has considered whether the provision of these services is compatible with maintaining PricewaterhouseCoopers LLP’s independence. The Audit Committee approves all audit and permissible non-audit services performed for us by PricewaterhouseCoopers LLP, our independent registered public accounting firm. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees compared to the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee delegates pre-approval authority to the Chair of the Audit Committee or, in the event of the Chair’s unavailability, to one or more of its independent members. To the extent applicable, the member to whom such authority is delegated reports, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

75	| 2024 PROXY STATEMENT

ITEM 3—APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has the sole authority to appoint the independent registered public accounting firm. As required by Bermuda law, the shareholders are required to appoint the Audit Committee’s selection of the independent auditors. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1995. The Audit Committee of the Board and the Board believe that the retention of PricewaterhouseCoopers LLP to serve as independent registered public accounting firm for the fiscal year ending December 31, 2024, is in the best interests of the Company and its shareholders. The Audit Committee of the Board proposes and recommends that the shareholders appoint the firm of PricewaterhouseCoopers LLP to serve as independent registered public accounting firm of Arch Capital for the year ending December 31, 2024. Unless otherwise directed by the shareholders, proxies will be voted for the appointment of PricewaterhouseCoopers LLP to audit our consolidated financial statements for the year ending December 31, 2024. A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.
Required Vote
The affirmative vote of a majority of the voting power of all of our issued and outstanding common shares represented by shareholders present in person or by proxy at the Annual Meeting will be required for the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024.
Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

2024 PROXY STATEMENT |	76

SUBSIDIARY DIRECTORS
Under our bye-law 75, the boards of directors of any of our subsidiaries that are incorporated in Bermuda, the Cayman Islands and any other subsidiary designated by our Board, must consist of persons who have been elected by our shareholders as designated company directors (“Designated Company Directors”).
ITEM 4—ELECTION OF SUBSIDIARY DIRECTORS
Nominees
The persons named below have been nominated to serve as Designated Company Directors of our non-U.S. subsidiaries indicated below. Unless authority to vote for a nominee is withheld, the enclosed proxy will be voted for the nominee, except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that the nominee is unable or declines to serve.

Arch Capital Holdings Ltd.	Arch Investment Management Ltd.
François Morin; Chiara Nannini	François Morin; Christine Todd

Arch Credit Risk Services (Bermuda) Ltd.	Arch Global Services Holdings Ltd.
Brian Chen; Seamus Fearon; Alan Tiernan	Chris Hovey; François Morin

Arch Investment Property Holdings Ltd.	Alternative Re Holdings Limited, Alternative Re Limited
François Morin; David J. Mulholland	François Morin; Chiara Nannini

Arch Reinsurance Ltd.	Arch Underwriters Ltd.
Crystal Doughty; Matthew Dragonetti; Jerome Halgan; Maamoun Rajeh; William Soares	Crystal Doughty; Matthew Dragonetti; Jerome Halgan; Maamoun Rajeh

Arch Investment Holdings I Ltd., Arch Investment Holdings II Ltd., Arch Investment Holdings III Ltd., Arch Investment Holdings IV Ltd.	Other Non-U.S. Subsidiaries, as Required or Designated Under Bye-Law 75 (except as otherwise indicated herein)
François Morin; David J. Mulholland; Christine Todd	François Morin; Maamoun Rajeh
Brian Chen, 35, is Senior Vice President of Credit Risk Transfer and Services at Arch Re Bermuda. Mr. Chen joined Arch in 2020 and leads Arch’s participation in GSE CRT reinsurance deals as well as its underwriting services platform to other reinsurers. Prior to joining Arch, Mr. Chen worked in various capital markets roles at Fannie Mae from 2011 to 2014 and from 2018 to 2020. Between 2014 and 2018, Mr. Chen worked in sell-side equity research at Autonomous Research covering mortgage and insurers, servicers and mortgage tech. Mr. Chen holds a B.S. in Financial Mathematics from the University of Virginia and is a CFA® Charterholder.
Crystal Doughty, 39, is Chief Underwriting Officer, Property of Arch Re Bermuda, a position she has held since August 2023. Prior to such position, Ms. Doughty was Senior Underwriter and Third-Party Capital Portfolio Manager with Arch Re Bermuda. Prior to joining Arch Re Bermuda in January 2021, she held various roles at Markel, starting in 2006, including Senior Vice President Underwriting Retro, Property International and North American Reinsurance, Senior Vice President of the sidecar, New Point and Assistant Vice President Reserving
Actuary for all lines of business including but not limited to Casualty and Specialty, Marine and Property. She holds an Honours B.Sc. in Actuarial Science and Statistics from University of Toronto and is an Associate of the Casualty Actuarial Society.
Matthew Dragonetti, 54, is President and Head of Property for Arch Re Bermuda, a position he has held since November 2017. From 2012 to 2017, Mr. Dragonetti was the Head of Worldwide Property. He joined Arch Re Bermuda in November 2001 as a Senior Underwriter for U.S. Treaty Property, ultimately becoming Head of U.S. Property in 2005. Before joining Arch Re Bermuda, he served as Vice President at Odyssey Re and prior to that, he was a Vice President of Property Treaty for Terra Nova (Bermuda) Holdings Ltd. from 1998 to 2000. He started his reinsurance career at F&G Re as an Assistant Vice President international property from 1995 to 1998. Mr. Dragonetti has a B.S. in Economics from Pennsylvania State University and an M.B.A. from Northeastern University.

77	| 2024 PROXY STATEMENT

Seamus Fearon, 43, serves as CEO, International Mortgage Group of Arch Capital. Mr. Fearon joined Arch Capital in September 2012 and previously served as the Chief Actuary of the Global Mortgage Group. Prior to joining Arch, Mr. Fearon was Associate Director and Actuary for KPMG Dublin from 2008 to 2012. From 2003 to 2008, he was Pricing Actuary for Aviva General Insurance Ltd. Mr. Fearon is a Fellow of the Institute and Faculty of Actuaries and holds a B.Sc. in Actuarial Mathematics from Dublin City University. He also completed the Program for Leadership Development from Harvard Business School.
Jerome Halgan, 50, was appointed Chief Executive Officer of Arch Re Bermuda in January 2018. Mr. Halgan joined Arch in 2009 as Senior Underwriter with Arch Re Bermuda before being promoted to Chief Underwriting Officer in June 2012. He then took on the role of President of Arch Re (U.S.) in August 2014, a position he held until January 2016, when he was named Chairman, President and Chief Executive Officer of Arch Re (U.S.) before assuming his current role. Prior to Arch, Mr. Halgan worked with the Berkshire Hathaway Reinsurance Group as a Vice President from 2001 to 2009 and with Sorema N.A. Reinsurance Group from 1996 to 2001 with responsibilities within property underwriting and business analysis. Mr. Halgan holds an M.B.A. from the Stern School of Business and an engineering degree from the École Supérieure d’Électricité in France.
Chris Hovey, 57, is Chief Operations Officer of Arch Capital Services LLC. From July 2018 to January 2020, Mr. Hovey served as Executive Vice President and Chief Information Officer at Arch Capital Services LLC. Prior to that, he held the role of Chief Operating Officer of Arch Mortgage Insurance Company. Before joining Arch, Mr. Hovey acted as Chief Operating Officer for PMI since 2011. He also served as Senior Vice President of servicing operations and loss management for PMI, which he originally joined in 2002. Mr. Hovey holds a B.A. from San Francisco State University and an M.B.A. from Saint Mary’s College in Moraga, California.
François Morin, 56, is Executive Vice President, Chief Financial Officer and Treasurer of Arch Capital, a position he has held since May 2018. Prior to such position, Mr. Morin served as Senior Vice President, Chief Risk Officer and Chief Actuary of Arch Capital, a position he held since May 2015. He joined Arch Capital in October 2011 as Chief Actuary and Deputy Chief Risk Officer. From January 1990 through September 2011, Mr. Morin served in various roles for Towers Watson & Co. and its predecessor firm, Towers Perrin Forster & Crosby, including its actuarial division, Tillinghast. He holds a B.Sc. in Actuarial Science from Université Laval in Canada. He is a Fellow of the Casualty Actuarial Society, a Chartered
Financial Analyst, a Chartered Enterprise Risk Analyst and a Member of the American Academy of Actuaries.
David J. Mulholland, 57, has served as Senior Vice President and Chief PM, Onshore Portfolios at AIM since March 2022. Prior to March 2022, he served as Senior Vice President & Chief Administrative Officer at AIM from November 2011. Prior to that, he served as Vice President at AIM, which he joined in January 2006. Prior to that time, he spent 11 years at STW Fixed Income Management where he held the title of Principal and Portfolio Manager. From 1990 to 1994, he worked as a money market and foreign exchange trader in the treasury department of the Bank of Butterfield in Bermuda. Mr. Mulholland holds a B.S. with a concentration in finance from Boston University.
Chiara Nannini, 44, has practiced law at Conyers since 2008, where she has been a director since 2017. Ms. Nannini obtained a B.A. in Politics and Italian from the University of Virginia in 2003 and received her law degree from the London School of Economics and Political Science in 2006. Since joining Conyers, Ms. Nannini was based in Conyers’ São Paulo, Brazil office from 2010 to 2013.
Maamoun Rajeh, 53, has served as Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group since October 2017. From July 2014 to September 2017, he was Chairman and Chief Executive Officer of Arch Re Bermuda. He joined Arch Re Bermuda in 2001 as an underwriter, ultimately becoming Chief Underwriting Officer in November 2005. Most recently, he was President and Chief Executive Officer of Arch Re Europe from October 2012 to July 2014. From 1999 to 2001, Mr. Rajeh served as Assistant Vice President at HartRe, a subsidiary of The Hartford Financial Services Group, Inc. Mr. Rajeh also served in several business analysis positions at the United States Fidelity and Guarantee Company between 1992 and 1996 and as an underwriter at F&G Re from 1996 to 1999. He has a B.S. from The Wharton School of Business of the University of Pennsylvania and he is a Chartered Property Casualty Underwriter.

2024 PROXY STATEMENT |	78

William Soares, 44, is Chief Underwriting Officer, Casualty and Specialty of Arch Re Bermuda, a position he has held since August 2023. Prior to such position, Mr. Soares served as Head of Specialty and Head of Customized Products. He joined Arch Re Bermuda in 2006 as a Casualty Underwriter. Prior to joining Arch Re Bermuda, he was an Assurance Manager in the reinsurance department for Ernst & Young in Bermuda. He graduated in 2002 with a B.A. in Economics from Harvard University. Mr. Soares is a CFA® Charterholder who holds the Chartered Property Casualty Underwriter and Associate in Reinsurance designations.
Alan Tiernan, 38, serves as Global Chief Actuary and International Chief Operating Officer for the Mortgage Group of Arch Capital. Mr. Tiernan joined Arch Capital in October 2014 as an Actuary in the Group Actuarial and Risk team before becoming Chief Actuary of the Global Mortgage Group of Arch Capital in April 2020. Prior to joining Arch, Mr. Tiernan held various actuarial pricing roles with Zurich Insurance plc in Dublin from 2013-2014 and with Aviva General Insurance Ltd. in Dublin from 2008-2012. Mr. Tiernan holds a Bachelor’s Degree in Actuarial and Financial Studies from University College Dublin and is a Fellow of the Institute and Faculty of Actuaries in the U.K., the Casualty Actuarial Society in the U.S. and the Society of Actuaries in Ireland.

Christine Todd, 57, is Senior Vice President, Chief Investment Officer of Arch Capital and President of AIM. She joined Arch in June 2021 and has responsibility for setting the firm’s investment strategy and managing the day-to-day operations of the investment portfolio. Prior to joining Arch, Ms. Todd was Head of Fixed Income, U.S., for Amundi US from February 2019 to May 2021. She has also held executive roles at Neighborly Investments, Standish Mellon Asset Management Company LLC and Gannett, Welsh & Kotler. She is a Chartered Financial Analyst and holds a B.A. from Georgetown University and an M.B.A. from Boston University.
Required Vote
The affirmative vote of a majority of the voting power of all of our issued and outstanding common shares represented by shareholders present in person or by proxy at the Annual Meeting will be required for the election of Designated Company Directors.
Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

79	| 2024 PROXY STATEMENT

ANNEX A—GENERAL INFORMATION

Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 9, 2024: For the convenience of our shareholders, this Proxy Statement and the 2023 Annual Report for the Annual Meeting to be held on May 9, 2024 are available at proxyvote.com.
Notice and Access
We are furnishing proxy materials to our shareholders primarily via the internet under the SEC’s “Notice and Access” rules. On or about March 28, 2024, we expect to mail to our shareholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our Proxy Statement and 2023 Annual Report. The Notice of Internet Availability also will instruct you on how to access and submit your proxy through the internet, by phone or with your mobile device.
We are providing internet distribution of our proxy materials to expedite receipt by shareholders, reduce costs and conserve paper. However, if you would like to receive printed proxy materials, please follow the instructions on the Notice of Internet Availability.

Electronic Access to Proxy Materials
This Proxy Statement and our 2023 Annual Report are available at proxyvote.com or at the Company’s website, archgroup.com. If you received paper copies of this year’s Proxy Statement and Annual Report or our Notice of Internet Availability by mail, you can elect to receive an e-mail message in the future that will provide a link to those documents on the internet. By opting to access your proxy materials via the internet, you will:
▪ gain faster access to your proxy materials;
▪ help reduce production and mailing costs;
▪ reduce the amount of mail you receive; and
▪ save paper.
If you have already enrolled in the electronic access service, you will continue to receive your proxy materials by e-mail, unless and until you change your delivery preference.
Registered and Beneficial Shareholders may enroll in the electronic proxy and annual report access service for future annual general meetings by registering at proxyvote.com. If you vote via the internet, simply follow the prompts that link you to that website.

Shareholders Entitled to Vote and Voting Standard
Our Board set March 13, 2024 as the record date for the Annual Meeting. This means that shareholders as of the close of business on that date are entitled to receive this Notice of the Annual Meeting and vote at the Annual Meeting and any and all postponements or adjournments of the Annual Meeting.
On the record date, there were 375,145,392 common shares issued and outstanding and entitled to vote, subject to our bye-laws (described below). At that date, there were an estimated 2,605 holders of record and approximately 377,591 beneficial holders of our common shares. Each holder of record of shares on the record date is entitled to cast one vote per share, subject to the limitations described below. Only holders of the Company’s common shares may vote at the Annual Meeting. The Company’s issued and outstanding preferred shares have no voting rights (except in very limited circumstances, which do not currently apply).
How to Vote
You are encouraged to vote in advance of the Annual Meeting, even if you are planning to attend.
You can use any of the following methods listed to vote. Make sure you have your proxy card, Notice or Voting Instruction Form in hand and follow the instructions.

2024 PROXY STATEMENT |	A-1

Registered Shareholders
Shareholders who hold their shares directly with our stock registrar, American Stock Transfer & Trust Company, can vote any one of several ways:
Via the Internet: Visit proxyvote.com and follow the instructions on the website.
If you vote via the internet or by phone, your voting instructions may be transmitted until 11:59 p.m. Eastern Daylight Time on May 8, 2024.
By Phone: Call 1-800-690-6903 and follow the voice prompts.
By Mail: Sign, date and return the proxy card.

By QR Code: Scan the QR Code on your proxy card, Notice or Voting Instruction Form to vote with your mobile device.
Attending the Meeting: Attend the Annual Meeting, or send a personal representative with an appropriate proxy, to vote by ballot at the meeting (see below “Annual Meeting Attendance”).
Beneficial Shareholders
Shareholders who hold their shares beneficially through an institutional holder of record such as a bank or broker (sometimes referred to as holding shares “in street name”), will receive voting instructions from that holder of record. If you wish to vote at the Annual Meeting, you must obtain a legal proxy from the holder of record of your shares and present it at the meeting.

Quorum; Votes Required for Approval
The presence of two or more persons representing, in person or by proxy, including proxies properly submitted by mail, telephone or internet, at least a majority of the voting power of our shares issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained. The affirmative vote of a majority of the voting power of the shares represented by shareholders present in person or by proxy at the Annual Meeting will be required for approval of each of the proposals, except for Item 1 as described below and Item 2 which is advisory and does not have a required vote.
With respect to Item 1, in any uncontested election of directors, the affirmative vote of a majority of the votes cast will be required to elect each director. In the event of a director election in which the number of director nominees exceeds the number of directors to be elected, the directors will be elected by a plurality of the votes cast for such directors. Our Corporate Governance Guidelines provide that in an uncontested election, any nominee for director who fails to receive a majority of the votes cast in such election will be obligated to tender his or her resignation to the Board. The Nominating and Governance Committee or other Committee designated by our Board will consider any such resignation and make a recommendation to the Board whether to accept or reject the resignation. The Board would then be required to accept or reject the resignation within 90 days following certification of the election results, taking into account all relevant facts and circumstances, and would publicly disclose its reasons if the resignation is not accepted.
An automated system administered by our distribution and tabulation agent will tabulate votes cast by proxy at the Annual Meeting, and our inspector will tabulate votes cast during the Annual Meeting. Abstentions and broker non-votes (i.e., shares held by a broker which are represented at the meeting but with respect to which such broker does not have discretionary authority to vote on a particular proposal) will be counted for purposes of determining whether or not a quorum exists. Abstentions will not be considered in determining the number of votes necessary for approval of Item 1 and will be considered in determining the number of votes necessary for approval of Items 3 and 4.
Several of our officers and directors will be present at the Annual Meeting and available to respond to questions. Our independent auditors are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

A-2	| 2024 PROXY STATEMENT

Effect of Your Proxy
Your proxy authorizes another person to vote your shares on your behalf at the Annual Meeting.
If your valid proxy is received by internet, telephone or mail before the deadline, the persons designated as proxies will vote your shares per your directions. We have designated two of our officers as proxies for the 2024 Annual Meeting—Marc Grandisson and François Morin.
Should any other matter not referred to in this Proxy Statement properly come before the meeting, the designated proxies will vote in their discretion. If any director nominee should refuse or be unable to serve, an event that is not anticipated, your shares will be voted for the person designated by the Board to replace such nominee or, alternatively, the Board may reduce the number of directors on the Board.

Effect of Not Casting Your Vote
Registered Shareholders
When a valid proxy is received, but specific choices are not indicated, the designated proxies will vote as recommended by the Board.
Beneficial Shareholders
It is critical that you cast your vote if you want it to count in the election of directors and most other items on the agenda. Under applicable regulations, if you hold your shares beneficially and do not instruct your bank, broker or other holder of record on how to vote your shares, the holder of record will only have discretion to vote your uninstructed shares on the appointment of our independent registered public accounting firm (Item 3). The holder of record will not have discretion to vote your uninstructed shares on the election of two Class II Directors (Item 1), the advisory vote to approve NEO compensation (Item 2), or the election of certain individuals as Designated Company Directors of certain of our non-U.S. subsidiaries, as required by our bye-laws (Item 4), resulting in “broker non-votes” on those items.

Revoking Your Proxy or Changing Your Vote
You may change your vote at any time before the proxy is exercised.
Registered Shareholders
If you voted by mail, you may revoke your proxy at any time before it is exercised by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the meeting or by giving written notice to the Secretary. If you voted via the internet or by phone, you may change your vote with a timely and valid later internet or telephone vote, or by voting by ballot at the meeting.
Attendance at the meeting will not have the effect of revoking a proxy unless (1) you give proper written notice of revocation to the Secretary before the proxy is exercised, or (2) you vote by ballot at the meeting.
Beneficial Shareholders
Follow the specific directions provided by your bank, broker or other holder of record to change or revoke any voting instructions you have already provided. Alternatively, you may vote your shares by ballot at the meeting if you obtain a legal proxy from your holder of record and present it at the meeting.

2024 PROXY STATEMENT |	A-3

Annual Meeting Attendance
If you were a shareholder as of the record date, March 13, 2024, you are invited to attend our Annual Meeting.
Where: virtualshareholdermeeting.com/ACGL2024
To log in to the Annual Meeting as a shareholder, a control number will be required. For registered shareholders, the control number can be found on your proxy card, Voting Instruction Form or Notice to shareholders.
Submitting Questions in Advance:
Any questions for the Annual Meeting must be submitted in advance at shareholderinfo@archgroup.com by 11:59 p.m. Eastern Daylight Time on May 6, 2024.
Date:
Thursday, May 9, 2024
Time:
12:00 p.m. local Bermuda time (11:00 a.m. Eastern Daylight Time)

Limitation on Voting Under Our Bye-laws
Under our bye-laws, if the votes conferred by shares of the Company, directly or indirectly or constructively owned (within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended (the “Code”)), by any U.S. person (as defined in Section 7701(a)(30) of the Code) would otherwise represent more than 9.9% of the voting power of all shares entitled to vote generally at an election of directors, the votes conferred by such shares or such U.S. person will be reduced, subject to certain exceptions, by whatever amount is necessary so that after any such reduction the votes conferred by the shares of such person will constitute 9.9% of the total voting power of all shares entitled to vote generally at an election of directors. There may be circumstances in which the votes conferred on a U.S. person are reduced to less than 9.9% as a result of the operation of our bye-laws because of shares that may be attributed to that person under the
Code. Notwithstanding the provisions of our bye-laws described above, after having applied such provisions as best as they consider reasonably practicable, the Board may make such final adjustments to the aggregate number of votes conferred by the shares of any U.S. person that they consider fair and reasonable in all the circumstances to ensure that such votes represent 9.9% of the aggregate voting power of the votes conferred by all shares of Arch Capital entitled to vote generally at an election of directors.
In order to implement our bye-laws, we will assume that all shareholders are U.S. persons unless we receive assurances satisfactory to us that they are not U.S. persons.

Proxy Solicitation
Proxies are being solicited by and on behalf of the Board. In addition to the use of the mail, proxies may be solicited by personal interview, phone, telegram and facsimile, in each case by our directors, officers and employees.
The Company is paying the entire costs of the solicitation. We have retained MacKenzie Partners, Inc. to aid in the solicitation of proxies and verify records related to the solicitation for a fee of approximately $13,500 plus expenses. We will reimburse brokerage houses, nominees, fiduciaries and other custodians for their costs in forwarding proxy materials. We may request by phone, facsimile, mail, electronic mail or other means the return of the proxy cards. Please contact MacKenzie Partners at 1-800-322-2885 with any questions you may have regarding our proposals.

A-4	| 2024 PROXY STATEMENT

Corporate Governance Materials
Shareholders can see our Board Committee Charters, Code of Business Conduct, Corporate Governance Guidelines and other corporate governance materials at archgroup.com. Copies of these documents, as well as additional copies of this Proxy Statement, are available to shareholders, without charge, upon request to:
Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08, Bermuda
Attention: Secretary
E-Mail: shareholderinfo@archgroup.com

Reduce Duplicate Mailings
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, registered shareholders, who have the same address and last name and who receive either Notices or paper copies of the proxy materials in the mail, will receive only one copy of our proxy materials, or a single envelope containing the Notices for all shareholders at that address. This consolidated method of delivery will continue unless one or more of these shareholders notifies us that they would like to receive individual copies of proxy materials. This procedure reduces our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards or Notices that include each shareholder’s unique control number for voting the shares held in each account.
Registered Shareholders who wish to discontinue householding and receive separate copies of proxy materials may notify Broadridge by calling 1-866-540-7095, or send a written request to the Company’s Secretary at the address of our principal office.
Beneficial Shareholders may request information about householding from your bank, broker or other holder of record.

Shareholder Proposals for the 2025 Annual General Meeting
To be included in our Proxy Statement and form of proxy relating to the 2025 annual general meeting of shareholders, all proposals of security holders intended to be presented at the 2025 annual general meeting must be received by the Company not later than November 28, 2024, and must comply with Rule 14a-8 of the Exchange Act.
For any proposal that is not submitted for inclusion in next year’s Proxy Statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual general meeting, our bye-laws provide that any shareholder desiring to make a proposal or nominate a director at an annual general meeting must provide written notice of such proposal or nomination to the Secretary of the Company at least 50 days prior to the date of the annual general meeting at which such proposal or nomination is proposed to be voted upon (or, if less than 55 days’ notice of an annual general meeting is given, shareholder proposals and nominations must be delivered no later than the close of business of the seventh day following the day notice was mailed). The date of our 2025 annual general meeting is expected to be held no earlier than May 6, 2025, and no later than May 8, 2025. As a result, any shareholder desiring to make a proposal or nominate a director at the 2025 annual general meeting must provide written notice of such proposal or nomination no later than March 17 through March 19, 2025, as applicable in order to comply with our bye-laws (except see below regarding nominations pursuant to the universal proxy rules). Any such proposal or nomination

2024 PROXY STATEMENT |	A-5

must include the information required under our bye-laws with respect to each proposal or nomination and the shareholder making such proposal or nomination.
In addition, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 annual general meeting generally must provide written notice no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting date. As a result, any shareholder desiring to nominate a director at the 2025 annual general meeting must provide written notice of such nomination no later than March 10, 2025. Such notice also must set forth the information required by Rule 14a-19 under the Exchange Act in addition to the information required under our bye-laws.
A shareholder proponent must be a shareholder of the Company who was a shareholder of record both at the time of giving of notice and at the time of the annual general meeting and who is entitled to vote at the annual general meeting.
Proposals and other items of business should be directed to the attention of:
Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08, Bermuda
Attention: Secretary
E-Mail: shareholderinfo@archgroup.com

Contacting Our Board, Individual Directors and Committees
You can contact any of our directors by writing to them care of:
Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08, Bermuda
Attention: Secretary
E-Mail: shareholderinfo@archgroup.com
Employees and others who wish to contact the Board or any member of the Audit Committee to report any complaint or concern with respect to accounting, internal accounting controls or auditing matters, may do so anonymously by using the above address.

Registered and Principal Executive Offices

Our registered office is located at:	Our principal executive offices are located at:
Clarendon House 2 Church Street Hamilton HM 11, Bermuda Phone: (441) 295-1422	Waterloo House, Ground Floor 100 Pitts Bay Road Pembroke HM 08, Bermuda Phone: (441) 278-9250

A-6	| 2024 PROXY STATEMENT

ANNEX B—NON-GAAP FINANCIAL MEASURES
In presenting our results for purposes of compensation determinations, we include and discuss certain non-GAAP financial measures as defined in Regulation G. We believe that these non-GAAP financial measures, which may be defined differently by other companies, are important for an understanding of our overall results of operations and financial condition. However, they should not be viewed as a substitute for measures determined in accordance with GAAP.
After-tax operating income available to Arch common shareholders which is defined as net income available to Arch common shareholders, excluding net realized gains or losses (which includes changes in the allowance for credit losses on financial assets and net impairment losses recognized in earnings), equity in net income or loss of investment funds accounted for using the equity method, net foreign exchange gains or losses, transaction costs and other, income taxes (which for the 2023 fourth quarter includes a one-time deferred income tax benefit related to the enactment of Bermuda’s new corporate income tax), loss on redemption of preferred shares, and the use of annualized operating return on average common equity. The table below presents the reconciliation of net income available to Arch common shareholders to after-tax operating income available to Arch common shareholders.
Annualized operating return on average common equity represents after-tax operating income available to Arch common shareholders divided by average common shareholders’ equity during the period. Management uses Operating ROE as a key measure of the return generated to our common shareholders.
The following table summarizes our consolidated financial data, including a reconciliation of net income available to Arch common shareholders to after-tax operating income available to Arch common shareholders. Each line item reflects the impact of our percentage ownership of Somers’ common equity through June 30, 2021. In July 2021, the Company announced the completion of the previously disclosed acquisition of Somers by Greysbridge Holdings Ltd., (“Greysbridge”). Based on the governing documents of Greysbridge, the Company has concluded that, while it will retain significant influence over Somers, Somers no longer constitutes a variable interest entity. Effective July 1, 2021, Arch no longer consolidates the results of Somers in its consolidated financial statements and footnotes.

	Year Ended
	December 31,
(in millions)	2023	2022	2021	2020	2019	2018	2017	2016	2015	2014
Net income available to Arch common shareholders (a)	$4,403	$1,436	$2,093	$1,364	$1,595	$714	$567	$665	$516	$812
Net realized (gains) losses	165	663	(307)	(815)	(350)	301	(142)	(47)	129	(100)
Equity in net (income) of investment funds accounted for using the equity method	(278)	(115)	(366)	(147)	(124)	(46)	(142)	(48)	(25)	(20)
Net foreign exchange losses (gains)	62	(102)	(43)	81	11	(60)	114	(32)	(63)	(83)
Transaction costs and other	6	—	1	10	14	12	22	42	—	—
Loss on redemption of preferred shares	—	—	15	—	—	3	7	—	—	—
Income tax expense (benefit)	(1,157)	(42)	42	64	16	(15)	22	(2)	9	7
After-tax operating income available to Arch common shareholders (b)	$3,201	$1,840	$1,435	$557	$1,163	$909	$447	$577	$565	$617

Beginning common shareholders’ equity	$12,080	$12,716	$12,326	$10,717	$8,660	$8,324	$7,481	$5,842	$5,767	$5,284
Ending common shareholders’ equity	17,523	12,080	12,716	12,326	10,717	8,660	8,324	7,481	5,842	5,767
Average common shareholders’ equity (c)	$14,802	$12,398	$12,521	$11,522	$9,689	$8,492	$7,903	$6,114	$5,804	$5,525

Annualized return on average common equity (a)/(c)	29.7%	11.6%	16.7%	11.8%	16.5%	8.4%	7.2%	10.9%	8.9%	14.7%
Annualized operating return on average common equity (b)/(c)	21.6%	14.8%	11.5%	4.8%	12.0%	10.7%	5.7%	9.4%	9.7%	11.2%

2024 PROXY STATEMENT |	B-1

Tangible book value per common share represents common shareholders’ equity available to Arch less goodwill and intangible assets (excluding amounts attributable to non-controlling interests). We believe that tangible book value per common share is useful to investors because it provides a more accurate measure of the realizable value of shareholder returns by excluding the impact of goodwill and intangible assets.
Underwriting income represents the pre-tax profitability of our underwriting operations and includes net premiums earned plus other underwriting income, less losses and loss adjustment expenses, acquisition expenses and other operating expenses. Other operating expenses include those operating expenses that are incremental and/or directly attributable to or individual underwriting operations. Underwriting income or loss does not incorporate items included in the corporate segment. While these measures are presented in note 4, “Segment Information,” on pages 114-120 to the consolidated financial statements in our 2023 Annual Report, they are considered non-GAAP financial measures when presented elsewhere on a consolidated basis.
The following table provides a reconciliation of book value per common share to tangible book value per common share:

	Year Ended
	December 31
(in millions, except per share amounts)	2023	2022	2021	2020	2019	2001
Total shareholders’ equity available to Arch	$18,353	$12,910	$13,546	$13,106	$11,497	$1,020
Less preferred shareholders’ equity	830	830	830	780	780	—
Common shareholders’ equity available to Arch (a)	$17,523	$12,080	$12,716	$12,326	$10,717	$1,020
Less: goodwill and intangible assets	730	802	942	682	731	26
Common shareholders’ equity available to Arch less goodwill and intangible assets (b)	$16,793	$11,278	$11,774	$11,644	$9,986	$994

Common shares and common share equivalents outstanding, net of treasury shares (c)	373.3	370.3	378.9	406.7	405.6	502.2

Book value per common share (a)/(c)	$46.94	$32.62	$33.56	$30.31	$26.42	$2.03
Tangible book value per common share (b)/(c)	$44.99	$30.45	$31.07	$28.63	$24.62	$1.98

B-2	| 2024 PROXY STATEMENT

Arch

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 8, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **virtualshareholdermeeting.com/ACGL2024**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 8, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V33532-P06138

The Board of Directors recommends you vote FOR the following proposal:

1. To elect the nominees listed as Class II Directors of the Company for a term of three years and until their respective successors are duly elected and qualified or their earlier resignation or removal.

	For	Against	Abstain
1a. Laurie S. Goodman	☐	☐	☐
1b. John M. Pasquesi	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Advisory vote to approve named executive officer compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
3. To appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

4. To elect the nominees listed as Designated Company Directors so that they may be elected directors of certain of our non-U.S. subsidiaries.

	For	Against	Abstain
4a. Brian Chen	☐	☐	☐
4b. Crystal Doughty	☐	☐	☐
4c. Matthew Dragonetti	☐	☐	☐
4d. Seamus Fearon	☐	☐	☐
4e. Jerome Halgan	☐	☐	☐
4f. Chris Hovey	☐	☐	☐
4g. François Morin	☐	☐	☐
4h. David J. Mulholland	☐	☐	☐
4i. Chiara Nannini	☐	☐	☐
4j. Maamoun Rajeh	☐	☐	☐
4k. William Soares	☐	☐	☐
4l. Alan Tiernan	☐	☐	☐
4m. Christine Todd	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature [PLEASE SIGN WITHIN BOX] Date

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

ARCH CAPITAL GROUP LTD.

May 9, 2024

Please mark, sign and date this proxy card on the reverse side and return promptly in the enclosed envelope.

V33533-P06138

ARCH CAPITAL GROUP LTD.

PROXY CARD FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS ON MAY 9, 2024

This proxy is solicited by the board of directors of Arch Capital Group Ltd. (the "Company").

The undersigned hereby appoints Marc Grandisson and François Morin as proxies, each with full power of substitution, to represent the undersigned and to vote all common shares of the Company held of record by the undersigned on March 13, 2024, or which the undersigned would otherwise be entitled to vote at the Annual General Meeting to be held on May 9, 2024, and any adjournment thereof, upon all matters that may properly come before the Annual General Meeting. **All shares eligible to be voted by the undersigned will be voted by the proxies named above in the manner specified on the reverse side of this card, and such proxies are authorized to vote in their discretion on such other matters as may properly come before the Annual General Meeting.**

The undersigned hereby acknowledges receipt of the Notice and Proxy Statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and hereby revokes all previously granted proxies.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

Continued and to be signed on reverse side